UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423

Notice of 2026

Regular Meeting of Shareholders

Time 9:00 a.m., Central Time Friday, June 12, 2026
Place Online at www.virtualshareholdermeeting.com/BBY2026
Internet Submit pre-meeting questions online by visiting www.proxyvote.com and attend the Regular Meeting of Shareholders online at www.virtualshareholdermeeting.com/BBY2026
Record Date You may vote if you were a shareholder of Best Buy Co., Inc. as of the close of business on Monday, April 13, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2026:
This Notice of 2026 Regular Meeting of Shareholders and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, are available at www.proxyvote.com.
Richfield, Minnesota April 30, 2026

Items of Business
Management Proposals
1.
To elect the thirteen director nominees listed herein to serve on our Board of Directors for a term of one year.
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027.
3.
To conduct a non-binding advisory vote to approve our named executive officer compensation.
Shareholder Proposals
4-5.
To vote on two shareholder proposals, if properly presented at the meeting.
Other Business
6.
To transact such other business as may properly come before the meeting.

Proxy Voting Your vote is important. You may vote via proxy as a shareholder of record:

By visiting www.proxyvote.com on the internet

By calling (within the U.S. or Canada) toll-free at 1-800-690-6903

By signing and returning your proxy card if you have received paper materials

For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Regardless of whether you expect to attend the meeting, please vote your shares in one of the ways outlined above.
By Order of the Board of Directors

Todd G. Hartman Secretary

Help Us Make a Difference by

Eliminating Paper Proxy Mailings to Your Home or Business.
As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet. On or about April 30, 2026, we mailed or otherwise made available to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the internet. Certain shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the internet or have been mailed paper copies of our proxy materials and proxy card.
Internet distribution of our proxy materials is designed to expedite receipt by our shareholders, lower the cost of the Regular Meeting of Shareholders and conserve precious natural resources. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive e-mail notification with instructions to access these materials via the internet unless you elect otherwise.
Attending the Regular Meeting of Shareholders
We invite you to attend the 2026 Regular Meeting of Shareholders (the “Meeting”) virtually.
There will not be a physical meeting. You will be able to attend the Meeting virtually, vote your shares electronically, and submit your questions during the Meeting by visiting: www.virtualshareholdermeeting.com/BBY2026 and following the instructions on your proxy card.
The Meeting starts at 9:00 a.m. Central Time.
You do not need to attend the Meeting online to vote if you submitted your vote via proxy in advance of the Meeting.
You can vote via telephone, the internet or by mail by following the instructions on your proxy card or voting instruction form provided by your broker, bank or other nominee.
A replay of the Meeting will be available on www.investors.bestbuy.com.

A message from David Kenny Chair of the Board

Dear Shareholders,
It’s a privilege to share with you the progress Best Buy is making to advance its strategy and help customers enrich their lives through technology.
First, I want to talk about the evolution of the Best Buy leadership team. After seven years of leading Best Buy with incomparable skill, strength and care, Corie Barry made the decision that it was the right time for her, and the company, to move on to our next chapter. Following an extensive process, considering internal and external candidates and in partnership with an external search firm, the Board of Directors proudly selected Jason Bonfig as the next CEO of Best Buy. The official transition will happen on Nov. 1, 2026, when Corie will step out of the role and down from the Board.
On behalf of the Board, I want to thank Corie for her leadership and stewardship of Best Buy, not just as our CEO since 2019 but also for the 27 years of her life she devoted to the company. She leaves Best Buy as the second longest tenured CEO in our history, having guided our company through many successes – and numerous unprecedented external challenges – with passion for our employees, a steadfast focus on creating great customer experiences and an unrelenting drive to grow the business for our shareholders.
As we embarked on the planning process of selecting the next CEO, the goal was to identify the leader who has the vision, experience, leadership and urgency to grow Best Buy beyond what it is today to become a more integrated retail, services and media-enabled technology company.
It is with the utmost confidence that we identified Jason as the right person to lead this extraordinary organization. He has a clear view of our future and the breadth of experience in merchandising, customer insights, marketing, Best Buy Marketplace and Best Buy Ads that will accelerate and grow our strategy. His innovative ideas, creative thinking, decision making and leadership beliefs will undoubtedly create an exciting future.
Looking back on fiscal year 2026, Best Buy’s leadership team and employees navigated many complex external challenges with skill, resilience and focus to create incredible experiences for our customers. Most notably, the company achieved positive comparable sales for the full fiscal year — the first full year of growth since fiscal year 2022.
In addition to comparable sales growth, great progress was made in the company’s strategy to strengthen our position as the leading omni-channel retailer for technology, while also scaling new profit streams.
We further enhanced the in-store experience by partnering with key vendors to expand investment in immersive merchandising and expert labor. We also adopted new technologies to elevate customer experiences and drive efficiencies, including faster online shipping and delivery speeds and better customer support capabilities.
The company also made considerable progress on building and scaling new profit streams. This fiscal year included the successful launch of our U.S. online Marketplace, which rapidly grew to $300 million in domestic gross merchandise value by the fourth quarter, surpassing our expectations. We also grew our Best Buy Ads business, including almost doubling the number of advertising partners compared to the prior year. We expect both initiatives to continue to grow in the year ahead and believe the investments we are making will continue to fuel additional growth opportunities in our core business.
In fiscal year 2026, Best Buy returned $1.1 billion to shareholders through share repurchases and dividends. Demonstrating our commitment to being a premium dividend payer, the company also increased its quarterly dividend to $0.96 per share. We are proud to have raised our quarterly dividend for 13 consecutive years.
Support for our employees continues to be a key focus. Our most recent employee engagement survey improved year-over-year and remains ahead of industry benchmarks, and we continue to have industry-leading retail employee retention rates.
Additionally, we were pleased to welcome two new members to our Board of Directors this past year: Meghan Frank and Dylan Jadeja. Meghan is interim co-CEO and chief financial officer of lululemon, and Dylan is the chief executive officer of Riot Games. Both have brought extensive knowledge and experience to Best Buy and have provided invaluable guidance in pursuit of our growth efforts.
As we look forward to a smooth transition from Corie to Jason, we remain confident in our strategy and in the commitment of the more than 80,000 employees who work passionately to serve our customers, partners and communities.
On behalf of the Board of Directors, I would like to extend gratitude to every employee for their tremendous contributions and support, grounded in our values and in pursuit of our purpose to enrich lives through technology.
Thank you for your continued support of this remarkable company.

David Kenny Chair of the Board

Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995
Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this proxy statement on Schedule 14A are forward-looking statements and may be identified by the use of words such as “anticipate,” “appear,” “approximate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “project” “seek,” “should,” “would,” and other words and terms of similar meaning or the negatives thereof. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recently filed Annual Report on Form 10-K for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement on Schedule 14A. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Proxy Summary
At our 2026 Regular Meeting of Shareholders, we are asking shareholders to vote on five key items. This section highlights information contained in other parts of this proxy statement. We encourage you to review the entire proxy statement for more detail on these items, as well as our Annual Report and our CEO’s Letter to Shareholders posted on our website at www.investors.bestbuy.com.
Items of Business for Vote at our Regular Meeting of Shareholders
This year, we are requesting your support for the following Items of Business:

Item Number	Item Description	Board Recommendation
Management Proposals
1	Election of Directors We have thirteen director nominees standing for election this year. More information about our nominees’ qualifications and experience can be found starting on page 26.	FOR EACH NOMINEE NAMED HEREIN
2
Ratification of Appointment of our Independent Registered Public Accounting Firm

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2027, as described on page 48.
FOR
3
Advisory Vote to Approve Named Executive Officer Compensation

We are seeking, in an advisory capacity, approval by our shareholders of our named executive officer compensation, the “Say on Pay” vote. Our Compensation Discussion & Analysis (“CD&A”), which begins on page 50, describes our executive compensation programs and decisions for fiscal 2026.
FOR
Shareholder Proposals
4
Shareholder Proposal — Report on Risks of Non-Fiduciary Executive Compensation Metrics

We are seeking your vote against the shareholder proposal requesting that our Board commission and publish a report evaluating the risks to shareholder value, corporate reputation, and legal compliance of incorporating environmental, social, and governance (ESG) and diversity, equity, and inclusion (DEI) metrics into executive compensation plans. The proposal and our opposition statement can be found starting on page 85.
AGAINST
5
Shareholder Proposal — Sustainability ROI Report

We are seeking your vote against the shareholder proposal requesting that our Board publish a report assessing the extent to which sustainability investments were authorized on the basis of net present value (NPV) and are being maintained on the basis of return on investment (ROI). The proposal and our opposition statement can be found starting on page 88.
AGAINST

2026 Proxy Statement	1

Proxy Summary __________________________________
Attending the Meeting
How will the Meeting be conducted?
The Meeting will be conducted online, in a fashion similar to an in-person meeting. Our Board members and executive officers will attend the Meeting and be available for questions. You may attend the Meeting online, vote your shares electronically and submit your questions during the Meeting by visiting our virtual shareholder forum at www.virtualshareholdermeeting.com/BBY2026 and following the instructions on your proxy card.
How can I ask questions during the Meeting?
Questions may be submitted prior to the Meeting, or you may submit questions during the Meeting through our virtual shareholder forum. We are committed to acknowledging questions we receive in the time allotted. We will allot approximately fifteen minutes for questions during the Meeting, and submitted questions must follow our Rules of Conduct in order to be addressed during the Meeting. If we are unable to answer your question during the Meeting due to time constraints, you are encouraged to contact the Best Buy Investor Relations department at investorrelations@bestbuy.com. Our Rules of Conduct are posted on the forum.
What can I do if I need technical assistance during the Meeting?
If you encounter any difficulties accessing the virtual Meeting during the check-in or Meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
If I can’t attend the Meeting, can I vote or listen to it later?
You do not need to attend the online Meeting to vote if you submitted your vote via proxy in advance of the Meeting. A replay of the Meeting, including the questions answered during the Meeting, will be available on www.investors.bestbuy.com.
Additional information about how to vote your shares and attend our Meeting can be found in the General Information section of this proxy statement.
Corporate Governance
Our longstanding approach to corporate governance is to develop and implement principles that: (1) enable the success of our strategy and business objectives; (2) are rooted in a robust ongoing dialogue with our shareholders; and (3) are inspired by best practices. Consistent with this approach, we continue to build upon a strong framework of corporate governance policies and practices, including the following:

Board Structure
Independent Chair	All Independent Committees
Annual Director Elections	No Director Related Party Transactions
Robust Annual Board Evaluation Process	Director Overboarding Policy
Majority Vote for Directors	Director Retirement Policy
Shareholder Rights	Compensation
No Cumulative Voting Rights	Pay for Performance Compensation Programs
No Poison Pill	Anti-Hedging and Anti-Pledging Policies
Proxy Access By-Laws	Clawback Policies for both Cash and all Equity Awards that Meet and Go Beyond the Requirements of the Dodd-Frank Act
No Supermajority Voting Provisions in our Articles of Incorporation (“Articles”)	Stock Ownership Guidelines applicable to Executive Officers and the Board of Directors
No Exclusive Forum/Venue or Fee-Shifting Provisions

Additional information on our Corporate Governance policies and practices can be found in the Corporate Governance at Best Buy section of this proxy statement.

2	2026 Proxy Statement

__________________________________ Proxy Summary
Corporate Responsibility & Sustainability
Our Board, with oversight by the Nominating, Corporate Governance and Public Policy Committee (the “Nominating Committee”), is integrally involved in the Company’s corporate responsibility and sustainability (“CR&S”) initiatives. We are an organization built upon values-driven leadership, and we are focused on our purpose to enrich lives through technology. We are dedicated to addressing issues that impact our people, communities and the planet. We are honored to be recognized for the progress we have made in building a better world with all of our stakeholders. Please see our annual CR&S Report, available at https://corporate.bestbuy.com/sustainability under “About Us” for more details.

Selected Recognition

MSCI Inc. Rated AAA (highest possible) by MSCI ESG Research	ISS Governance Awarded Prime status on ISS-ESG Corporate Rating
CDP Climate A List Named for the 9th consecutive year	FTSE4Good Index Included in FTSE4Good Index

Ethisphere Named to World’s Most Ethical Companies List® for the 12th time	Dow Jones Best in Class North America Index Included for the 13th year

Additional information regarding our purpose and programs relating to our CR&S efforts can be found in the Corporate Governance at Best Buy — Corporate Responsibility & Sustainability section of this proxy statement.

2026 Proxy Statement	3

Proxy Summary __________________________________
Item No. 1 — Election of Directors
The following individuals are standing for election to our Board. The Board recommends a vote FOR each of the nominees. All nominees are current members of the Board.
The Board seeks a wide range of experience and expertise from a variety of industries and professional disciplines in its directors and carefully assesses and plans for the director skill sets, qualifications and diverse perspectives required to support the Company’s long-term strategic goals. Our slate of director nominees reflects the positive results of these efforts.

Name	Age	Director Since	Committee Membership				Other Public Boards
			AC	CC	FIPC	NCGPP
Corie S. Barry CEO	51	2019					1
Lisa M. Caputo Independent	62	2009					0
Meghan C. Frank Independent	49	2025					0
A. Dylan Jadeja Independent	51	2025					0
David W. Kenny Independent	64	2013					0
David C. Kimbell Independent	59	2023					0
Mario J. Marte Independent	50	2021					1
Karen A. McLoughlin Independent	61	2015					1
Claudia F. Munce Independent	66	2016					1
Richelle P. Parham Independent	58	2018					1
Steven E. Rendle Independent	66	2021					0
Sima D. Sistani Independent	46	2023					0
Melinda D. Whittington Independent	58	2023					1

Key to Committees AC: Audit Committee CC: Compensation & Human Resources Committee FIPC: Finance & Investment Policy Committee NCGPP: Nominating, Corporate Governance & Public Policy Committee		Committee Member
Committee Chair
	F	Audit Committee Financial Expert

4	2026 Proxy Statement

__________________________________ Proxy Summary
Composition of Board Nominees (as of April 30, 2026)

Additional information about each of our nominees and director qualification and nomination process can be found in Item of Business No. 1 — Election of Directors section of this proxy statement.	Page 26

2026 Proxy Statement	5

Proxy Summary __________________________________
Item No. 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm
The Board recommends a vote FOR ratification of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending January 30, 2027.
D&T served as our independent registered public accounting firm for fiscal 2026. Our Audit Committee has selected D&T to audit our financial statements for fiscal 2027 and is submitting its selection of our independent registered public accounting firm for ratification by the shareholders in order to ascertain the view of our shareholders on this selection. The following table summarizes the aggregate fees incurred for services rendered by D&T during fiscal 2026 and fiscal 2025.

Service Type	Fiscal 2026	Fiscal 2025
Audit Fees	$4,297,000	$3,987,000
Audit-Related Fees	223,000	1,222,000
Tax Fees	41,000	152,000
Other Fees	0	0
Total Fees	$4,561,000	$5,361,000

Additional information can be found in Item of Business No. 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm section of this proxy statement.	Page 48

Item No. 3 — Advisory Vote to Approve Named Executive Officer Compensation
The Board recommends a vote FOR approval of our named executive officer (“NEO”) compensation.
Our shareholders have consistently strongly supported our executive compensation program. For the last five years, our average Say-on-Pay vote has been 92.7%. We believe this support reflects our strong pay-for-performance philosophy, our commitment to sound compensation policies and our active engagement and open dialogue with our shareholders. The Compensation and Human Resources Committee regularly takes feedback received from shareholders into consideration when making decisions regarding our executive compensation program.
Our executive compensation program contains the following elements:

Compensation Component	Key Characteristics	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.
Short-Term Incentive “STI”	Cash award paid based on achievement of various performance metrics	Create a strong financial incentive for achieving or exceeding Company performance goals.
Long-Term Incentive “LTI”	Time-based restricted shares and performance share awards	Create a strong financial incentive for increasing shareholder value, encourage ownership stake, and promote retention.

6	2026 Proxy Statement

__________________________________ Proxy Summary
Pay is tied to performance. The majority of target executive compensation is not guaranteed and is based on performance metrics designed to drive shareholder value, as summarized below for the CEO and other NEOs (excluding the CEO).

Additional information can be found in Item of Business No. 3 — Advisory Vote to Approve Named Executive Officer Compensation and the Executive and Director Compensation — Compensation Discussion and Analysis sections of this proxy statement.

2026 Proxy Statement	7

Proxy Summary __________________________________
Shareholder Proposals
Item No. 4 — Shareholder Proposal – Report on Risks of Non-Fiduciary Executive Compensation Metrics
The Board recommends a vote AGAINST the shareholder proposal requesting that our Board commission and publish a report evaluating the risks to shareholder value, corporate reputation, and legal compliance of incorporating environmental, social, and governance (ESG) and diversity, equity, and inclusion (DEI) metrics into executive compensation plans.

Additional information can be found in Item of Business No. 4 — Shareholder Proposal – Report on Risks of Non-Fiduciary Executive Compensation Metrics section of this proxy statement.	Page 85

Item No. 5 — Shareholder Proposal – Sustainability ROI Report
The Board recommends a vote AGAINST the shareholder proposal requesting that our Board publish a report assessing the extent to which sustainability investments were authorized on the basis of net present value (NPV) and are being maintained on the basis of return on investment (ROI).

Additional information can be found in Item of Business No. 5 — Shareholder Proposal – Sustainability ROI Report section of this proxy statement.	Page 88

8	2026 Proxy Statement

BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423

Proxy Statement

Regular Meeting of Shareholders — June 12, 2026
General Information
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Best Buy Co., Inc. (“Best Buy,” “we,” “us,” “our” or the “Company”) to be voted at our 2026 Regular Meeting of Shareholders (the “Meeting”) to be held virtually on Friday, June 12, 2026, at 9:00 a.m., Central Time, at www.virtualshareholdermeeting.com/BBY2026 or at any postponement or adjournment of the Meeting. On or about April 30, 2026, we mailed or made available our proxy materials, including the proxy statement, our Annual Report and form of proxy or the Notice of Internet Availability.
Background
What is the purpose of the Meeting?
At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2026 Regular Meeting of Shareholders (“Meeting Notice”) included as the cover page to this proxy statement. In addition, management will respond to questions from shareholders.
Why did I receive this proxy statement and a proxy card or the Notice of Internet Availability?
You received this proxy statement and a proxy card or the Notice of Internet Availability because you owned shares of Best Buy common stock as of April 13, 2026, the record date for the Meeting, and are entitled to vote on the Items of Business at the Meeting. This proxy statement describes the Items of Business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.
How can I attend the Meeting?
You can attend the Meeting online by logging on to www.virtualshareholdermeeting.com/BBY2026 and following the instructions provided on your proxy or notice card.
How will the Meeting be conducted?
The Meeting will be conducted online, in a fashion similar to an in-person meeting. Our Board members and executive officers will attend the Meeting and be available for questions. You will be able to attend the Meeting online, vote your shares electronically, and submit your questions during the Meeting by visiting our virtual shareholder forum at: www.virtualshareholdermeeting.com/BBY2026 and following the instructions on your proxy card.
How can I ask questions during the Meeting?
Questions may be submitted prior to the Meeting through our virtual shareholder forum at www.virtualshareholdermeeting.com/
BBY2026, or you may submit questions during the Meeting through the forum. We are committed to acknowledging questions we receive in the time allotted. We will allot approximately fifteen minutes for questions during the Meeting, and submitted questions must follow our Rules of Conduct for the Meeting in order to be addressed during the Meeting. If we are unable to answer your question during the Meeting due to time constraints, you are encouraged to contact the Best Buy Investor Relations department at investorrelations@bestbuy.com. Our Rules of Conduct are posted on the forum.
What can I do if I need technical assistance during the Meeting?
If you encounter any difficulties accessing the virtual Meeting during the check-in or Meeting time, please call the technical support number that will be posted on the virtual shareholder Meeting log-in page.

2026 Proxy Statement	9

General Information _________________________________
If I can’t attend the Meeting, can I vote or listen to it later?
You do not need to attend the online Meeting to vote if you submitted your vote via proxy in advance of the Meeting. A replay of the Meeting, including the questions answered during the Meeting, will be available on www.investors.bestbuy.com.
Who may vote?
In order to vote at the Meeting, you must have been a shareholder of record of Best Buy as of the close of business on Monday, April 13, 2026, which is the record date for the Meeting. If your shares are held in “street name” (that is, through a bank, broker or other nominee), you will receive instructions from the bank, broker or other nominee that you must follow in order for your shares to be voted as you choose.
When is the record date?
The Board has established the close of business on Monday, April 13, 2026, as the record date for the Meeting.
How many shares of Best Buy common stock are outstanding?
As of the record date, there were 210,695,187 shares of Best Buy common stock outstanding. There are no other classes of capital stock outstanding.

10	2026 Proxy Statement

_________________________________ General Information
Voting Procedures
What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote:

Item	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Abstain Vote
Management Proposals
Item 1 — The election of the thirteen director nominees listed in this proxy statement	The affirmative vote of a majority of votes cast with respect to the director.	“FOR” “AGAINST” “ABSTAIN”	FOR	No	None
Item 2 — The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Meeting.
			FOR	Yes	Against
Item 3 — The non-binding advisory vote to approve our named executive officer compensation			FOR	No	Against
Shareholder Proposals
Item 4 — Shareholder Proposal regarding Report on Risks of Non-Fiduciary Executive Compensation Metrics			AGAINST	No	Against
Item 5 — Shareholder Proposal regarding Sustainability ROI Report			AGAINST	No	Against

(1)	If you are a record holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
(2)
A broker non-vote will not count as a vote for or against a director and will have no effect on the outcome of the election of the director nominees disclosed in this proxy statement. A broker non-vote will have no effect on Items 1, 3, 4 and 5 unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Meeting is required in order to approve the item as described in the “Vote Required” column above, in which case a broker non-vote will have the same effect as a vote “Against”.

How do I vote?
If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:
•	Via the internet at www.proxyvote.com;
•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;
•	By mail, by signing and returning the enclosed proxy card if you have received paper materials; or
•	By attending the virtual Meeting, which qualifies as being present in person, and voting online at www.virtualshareholdermeeting.com/BBY2026.
If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee.
If you wish to vote by telephone or via the internet, you must do so before 11:59 p.m., Eastern Time, on Thursday, June 11, 2026. After that time, telephone and internet voting on www.proxyvote.com will not be permitted and any shareholder of record wishing to vote thereafter must vote online during the Meeting. Shareholders of record will be verified online by way of the personal identification number included on their proxy or notice card. Voting by a shareholder during the Meeting will replace any previous votes submitted by proxy.

2026 Proxy Statement	11

General Information _________________________________
We have made all proxy materials available via the internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability that we have mailed to most shareholders. We encourage you to take advantage of the option to vote your shares electronically through the internet or by telephone. Doing so will result in cost savings for the Company.
How are my voting instructions carried out?
When you vote via proxy, you appoint the Chair of the Board, David W. Kenny, and the Secretary of the Company, Todd G. Hartman (collectively, the “Proxy Agents”), as your representatives to vote at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board’s recommendations as disclosed in this proxy statement. If you submit a proxy, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.
If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.
How many votes do I have?
You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.
How many shares must be present to hold a valid Meeting?
For us to hold a valid Meeting, we must have a quorum. In order to have a quorum, a majority of the outstanding shares of our common stock that are entitled to vote need to be present or represented by proxy at the Meeting. Your shares will be counted as present at the Meeting if you:
•	Vote prior to the Meeting via the internet or by telephone;
•	Properly submit a proxy card (even if you do not provide voting instructions); or
•	Vote while attending the Meeting online.
Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for purposes of determining a quorum.
What are broker non-votes?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the New York Stock Exchange (“NYSE”) considers “routine,” such as Item 2. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as Items 1 and 3 through 5. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing non-routine matters.
What if I change my mind after I vote via proxy?
If you are a shareholder of record, you may revoke your proxy at any time before your shares are voted by:
•	Submitting a later-dated proxy prior to the Meeting (by mail, internet or telephone);
•	Voting online during the Meeting (attendance will not, by itself, revoke a proxy); or
•	Providing written notice of revocation to Best Buy’s Secretary at our principal office at any time before your shares are voted.
If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

12	2026 Proxy Statement

_________________________________ General Information
Who will count the vote?
Representatives of Broadridge will tabulate the vote and act as the inspector of elections.
Where can I find the voting results of the Meeting?
We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days after the date of the Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.
Proxy Solicitation
How are proxies solicited?
We expect to solicit proxies primarily by internet and mail, but our directors, officers, other employees and agents may also solicit proxies in person, by telephone, through electronic communication and by facsimile transmission. We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward the Notice of Internet Availability and, as applicable, the proxy materials and Annual Reports themselves to the beneficial owners of our common stock. Our directors and employees do not receive additional compensation for soliciting shareholder proxies. We have retained Georgeson LLC as our proxy solicitor for a fee estimated to be $22,000, plus reimbursement of out-of-pocket expenses.
Who will pay for the cost of soliciting proxies?
We pay all of the costs of preparing, printing and distributing our proxy materials. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the NYSE schedule of charges in connection with proxy solicitations.
How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?
You may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of our proxy materials by notifying our Investor Relations department in writing at 7601 Penn Avenue South, Richfield, MN 55423, or by telephone at 612-291-6147. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.
Can I receive the proxy materials electronically?
Yes. All shareholders may access our proxy materials electronically via the internet. We encourage our shareholders to access our proxy materials via the internet because it reduces the expenses for, and the environmental impact of, our shareholder meetings. You may opt to receive paper copies of proxy materials, including our Annual Report, proxy statement and proxy card at no cost to you, by following the instructions on your Notice of Internet Availability.
An electronic version of this proxy statement is posted on our website at www.investors.bestbuy.com.
Additional Information
Where can I find additional information about Best Buy?
Our reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about Best Buy. You can find these reports and additional information about us on our website at www.investors.bestbuy.com.

2026 Proxy Statement	13

Corporate Governance at Best Buy
Our Board is committed to developing and implementing corporate governance principles that: (1) enable the success of our strategy and business objectives; (2) are rooted in a robust ongoing dialogue with our shareholders; and (3) are inspired by best practices. Consistent with this approach, we continue to build upon a strong framework of corporate governance practices. Shareholder perspectives play an important role in that process. Some key aspects of our current Board and governance structure and practices are as follows:

Board Leadership & Composition
•	Our Board is currently led by an independent Chair. Whenever our Chair is not independent, a Lead Independent Director ensures independent oversight of management.
•	All of our director nominees, other than the CEO, are independent.
•	Our Board places an emphasis on diverse representation among its members. Eight of our thirteen director nominees are women, and five of our thirteen nominees are ethnically diverse.
•	The average tenure of our director nominees is approximately 6.2 years, with a balance of skills, new perspectives and historical knowledge.
•	All committees are comprised exclusively of independent directors.
•
Our directors are required to retire at the expiration of their term during which they reach the age of 72. Additionally, our directors must tender their resignation for consideration: (a) five years after ceasing the principal career they held when they joined our Board, (b) when their principal employment, public company board membership or other material affiliation changes, or (c) if they receive less than a majority of votes cast for his or her election.

Board Accountability
•
We conduct a robust annual Board, individual director and CEO evaluation process, and periodically engage an independent third-party to provide independent assessments of Board and director performance. An independent consultant-managed evaluation and assessment was conducted in fiscal 2026.

•	None of our directors are involved in a material related party transaction.
•	Our directors and executive officers are prohibited from hedging and pledging Company securities.
•	Our directors and executive officers are required to comply with stock ownership guidelines.
•	Our Board has adopted Corporate Governance Principles as part of its commitment to good governance practices. These principles are available on our website at www.investors.bestbuy.com.
Shareholder Rights & Engagement
•	We have never adopted a shareholder rights plan (commonly known as a “Poison Pill”).
•	We have proxy access provisions consistent with market practice (3/3/20/20).
•	We have no cumulative voting rights, and our only class of voting shares is our common stock.
•	A shareholder(s) holding 10% of the voting shares of our stock may call a special meeting (or 25% if the special meeting relates to a business combination or change in our Board composition).
•	We do not have supermajority shareholder vote requirements in our Articles.
•	We engage with shareholders to solicit feedback, address questions and concerns and provide perspective on Company policies and practices.

In this section of our proxy statement, we provide detail on specific aspects of our Corporate Governance program, policies and practices, as well as additional information on the operations and composition of our Board.
Board Leadership
During fiscal 2026, our Board was led by our independent Chair, Mr. Kenny. In March 2026, the Board appointed Mr. Kenny to continue his service as Chair for fiscal 2027 subject to his re-election by shareholders at the Meeting. At this time, the Board believes that separating the Chair and CEO roles is in the best interest of the Company. The separation allows our CEO to focus on executing our strategy and managing our business, and our Chair is able to focus on Board governance and effectiveness while providing independent Board leadership. Additional leadership roles continue to be filled by other directors, all of whom are independent and play an active role in our strategic planning, risk oversight and governance.
Under our Corporate Governance Principles, in circumstances where the Chair of the Board is not independent, the Board considers it to be useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. Our Lead Independent

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_____________________________ Corporate Governance at Best Buy
Director would be nominated by the Nominating Committee, and final selection would be subject to ratification by the vote of a majority of the independent directors on the Board. The Lead Independent Director would serve for an annual term beginning at the Board meeting following the first regular meeting of shareholders at which directors are elected.
The Board leadership duties and responsibilities are outlined below and in our Corporate Governance Principles, which are also posted online at www.investors.bestbuy.com.
Our Chair is responsible for:
•	Setting the agenda for Board meetings (in partnership with the CEO) and presiding over and leading discussion at meetings of the full Board;
•	Presiding over the Company’s regular meeting of shareholders;
•
Presiding at executive sessions of independent directors, which take place at each regular Board meeting (when there is no independent Chair, the Lead Independent Director is responsible for this duty);

•	Setting the Board meeting calendar and leading oversight activities of the Board;
•	Overseeing the Company’s strategic planning process to create alignment with the Board and management and supporting execution of the strategy;
•	Assisting the Board with its oversight of the Company’s risks;
•	Speaking on behalf of the Company to both internal and external stakeholders, as appropriate; and
•	Serving as the Board’s liaison to management.
In times when our Chair is not independent, our Lead Independent Director would perform the following duties:
•	Partners with the Chair (and CEO) to set the Board meeting agenda;
•	Presides at all Board meetings at which the Chair is not present;
•	Calls additional meetings of the independent directors, as appropriate;
•	Serves as a liaison between the independent directors and our stakeholders by being available for direct consultation and communication;
•	Provides ongoing counsel to the Chair regarding key items of business and overall Board functions; and
•	Performs any other duties requested by the Board, the independent directors or the Chair.
Board Composition
The Board seeks a wide range of experience and expertise from a variety of industries and professional disciplines in its directors. It carefully assesses the director skill sets, qualifications and diverse perspectives required to support the Company’s long-term strategic goals, and for an orderly succession and transition of directors, as evidenced by the composition changes over the past several years. We believe our Board should be composed of individuals with highly relevant skills, independence, integrity, sound judgment and proven records of accomplishments and diverse genders, ethnicities, ages and geographic locations. In addition, the Board emphasizes independent voices and adding new perspectives to its membership. Twelve of our thirteen director nominees are independent, and the average tenure of our director nominees is approximately 6.2 years. More information regarding our Director Qualification Standards and Director Nomination Process can be found within Item of Business No. 1 — Election of Directors of this proxy statement.
Director Independence
Pursuant to our Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, each member of the Compensation and Human Resources Committee (the “Compensation Committee”) must meet a standard of “enhanced independence” such that the Board must consider the source of compensation of the director and whether the director is affiliated with us or one of our subsidiaries to determine whether there are any factors that would materially affect a director’s ability to be independent, specifically in regard to their duties as a Compensation Committee member.

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Corporate Governance at Best Buy _____________________________
Our Director Independence Guidelines, consistent with the NYSE rules, generally provide that no director or director nominee may be deemed independent if the director or director nominee:
•	has in the past three years:
○
received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

○	been an employee of Best Buy;
○	had an immediate family member who was an executive officer of Best Buy;
○
personally worked on (or whose immediate family member has personally worked on) our audit as a partner or an employee of our internal or external auditors or independent registered public accounting firm; or

○	been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or
•	is currently:
○
a partner or employee of our independent registered public accounting firm, or a director whose immediate family member is a partner of such firm or is employed by such firm and personally works on our audit; or

○
an employee (or has an immediate family member who is an executive officer) of another company that has made payments to Best Buy, or received payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director who served during any part of fiscal 2026 and each director nominee is independent, with the exception of Ms. Barry, our CEO. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and on discussions with our directors.
As part of its independence analysis, the Board reviewed our relationships with companies with which our directors are affiliated. As part of that review, the Board considered our relationship with Nielsen, a company affiliated with Mr. Kenny. Mr. Kenny, a director since September 2013, served as Executive Chairman of Nielsen during fiscal 2026. Since 1999, Nielsen has provided us with data analytics services. The amounts we have paid to Nielsen were well below 2% of the annual consolidated gross revenues of Nielsen for each of the past three fiscal years. In addition, Mr. Kenny did not influence or participate in negotiating our agreements with Nielsen. The Board determined that the Company’s relationship with Nielsen was not material and did not impair Mr. Kenny’s independence.
In addition, the Board considered our relationship with Riot Games, a company affiliated with Mr. Jadeja. Mr. Jadeja, a director since November 2025, serves as Chief Executive Officer of Riot Games. The Company purchases Riot Games digital gift cards through a third-party. Negotiations for the purchase of these products were conducted following standard processes and procedures with a third-party. Mr. Jadeja did not influence or participate in the negotiations. The transactions did not exceed the independence threshold. The Board determined that the Company’s relationship with Riot Games was not material and did not impair Mr. Jadeja’s independence.
Board Meetings and Attendance
During fiscal 2026, the Board held four regular meetings and no special meetings. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and committees on which he or she served. Directors are required to attend our regular meetings of shareholders, and all eleven of our then-serving directors attended the 2025 Regular Meeting of Shareholders either in-person or virtually.
Executive Sessions of Independent Directors
Our independent directors, led by our Chair, meet in executive sessions of independent directors during each regularly scheduled Board meeting. Independent directors use these sessions as a forum for open discussion about the Company, our senior management and any other matters they deem appropriate.

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Committees of the Board
The Board has four committees: Audit, Compensation and Human Resources, Finance and Investment Policy and Nominating, Corporate Governance and Public Policy. The charters for each committee are posted on our website at www.investors.bestbuy.com. The charters are reviewed annually and include information regarding each committee’s composition, purpose and responsibilities.
The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating Committee are independent as defined under the SEC and NYSE rules. The Board has also determined that, during fiscal 2026, four of the six members of the Audit Committee qualified as audit committee financial experts under SEC rules, and that each of the members of the Audit Committee has accounting and related financial management expertise in accordance with the NYSE listing standards.
The key responsibilities, fiscal 2026 membership and number of meetings held in fiscal 2026 for each committee are set forth below:
Audit

Mario J. Marte*† Meghan C. Frank†(1) Karen A. McLoughlin† Claudia F. Munce Steven E. Rendle Melinda D. Whittington† 8 Number of Meetings held in fiscal 2026
•
Assists the Board in its oversight of:

 -
the integrity of our financial statements and financial reporting processes;

 -
our internal accounting systems and financial and operational controls;

 -
our legal compliance and ethics programs, including our legal, regulatory and risk oversight requirements, related party transactions and our Code of Ethics;

 -
the Company’s major risk exposures and related risk-management efforts including, but not limited to, those relating to finance, operations and technology (including artificial intelligence (“AI”));

 -
our cybersecurity and privacy risk management practices and disclosures related thereto;

 -
the qualifications and independence of our independent registered public accounting firm; and

 -
the performance of our internal audit function and our independent registered public accounting firm.

•
Is responsible for the preparation of a report as required by the SEC to be included in this proxy statement.

Compensation & Human Resources

David C. Kimbell* Lisa M. Caputo A. Dylan Jadeja(2) Claudia F. Munce Richelle P. Parham 4 Number of Meetings held in fiscal 2026
•
Determines executive officer compensation and executive officer and director compensation philosophies, evaluates the performance of our CEO, approves CEO and executive officer compensation and oversees preparation of a report as required by the SEC to be included in this proxy statement.

•
Reviews and recommends director compensation for Board approval.

•
Is responsible for succession planning and compensation-related risk oversight.

•
Approves and oversees the development and evaluation of equity-based and other incentive compensation and certain other employee benefit plans.

•
Oversees the development of an inclusive and diverse Company culture.

2026 Proxy Statement	17

Corporate Governance at Best Buy _____________________________
Finance & Investment Policy

Karen A. McLoughlin* A. Dylan Jadeja(2) David C. Kimbell Steven E. Rendle Sima D. Sistani Melinda D. Whittington 4 Number of Meetings held in fiscal 2026
•
Provides oversight of, and advises the Board regarding, our financial policies and financial condition to help enable us to achieve our long-range goals.

•
Oversees, evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources.

•
Is responsible for approving certain significant contractual obligations.

Nominating, Corporate Governance & Public Policy

Lisa M. Caputo* Meghan C. Frank(1) Mario J. Marte Richelle P. Parham Sima D. Sistani 4 Number of Meetings held in fiscal 2026
•
Identifies and recommends director nominees, reviews and recommends corporate governance principles to the Board, and oversees the evaluation of the performance of the Board and its committees.

•
Assists the Board with general corporate governance, including Board organization, membership, training and evaluation.

•
Oversees public policy, corporate responsibility and related environmental, social, sustainability and governance matters.

*	Chair
†	Designated as an “audit committee financial expert”
(1)	Ms. Frank joined the Audit Committee and Nominating, Corporate Governance and Public Policy Committee on September 10, 2025.
(2)	Mr. Jadeja joined the Compensation & Human Resource Committee and Finance & Investment Policy Committee on March 2, 2026.

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_____________________________ Corporate Governance at Best Buy
Board Risk Oversight
In addition to its responsibilities as set forth above, the Board and its committees take an active role in the oversight of various risks to the Company. These risk oversight responsibilities are set forth below.

A management risk committee, comprised of the CEO and her direct reports, assesses and aligns on top risks faced by the Company. The Audit Committee oversees management’s processes to identify and quantify the material risks that we face. Our Chief Compliance Officer is a direct liaison to the Audit Committee on our risk oversight processes and procedures. In connection with its risk oversight role, the Audit Committee meets privately with representatives of our independent registered public accounting firm, the Chief Risk Officer, the Chief Compliance Officer, our internal audit staff and our legal staff. Our internal audit staff, which reports directly to the Audit Committee at least quarterly, assists management in identifying, evaluating and implementing controls and procedures to address identified risks.
Corporate Responsibility and Sustainability Risk Oversight
Given the depth and breadth of risks relating to corporate responsibility and sustainability (“CR&S”) matters, including with respect to inclusion and belonging, we share responsibility for such risks across the entire Board and all of its committees, leveraging the risk oversight expertise of each Board committee based on subject matter.
The Audit Committee plays a significant role in the oversight of our CR&S risks related to compliance, including ethics, environmental goals and safety.
The Compensation Committee oversees the Company’s human capital management and inclusion and belonging-related risks through a rigorous regular review of the Company’s compensation strategies and programs. This includes overall employee wellness and engagement in these areas, employee benefit plan compliance, leadership succession planning and wage, retention and hiring programs. The Committee also works closely with the Company’s Senior Executive Vice President Corporate Affairs and Human Resources and the Company's Chief Inclusion and Belonging Officer to assess the effectiveness of such programs in alignment with the Company’s core values.
The Finance & Investment Policy Committee focuses on the risks of the Company’s CR&S-related financial investments and commitments, such as our solar energy investments. The Committee reviews the financial risks and projected outcomes to ensure such investments align with our CR&S objectives.
The Nominating Committee manages its oversight of the Company’s governance, CR&S strategy and CR&S reputational risks by way of quarterly discussions with management and regular quarterly updates of our environmental goals and progress, social responsibility programs and initiatives, and public policy positions and advocacy.

2026 Proxy Statement	19

Corporate Governance at Best Buy _____________________________
The Board oversees CR&S and other enterprise risks as part of its oversight of our business, strategy and enterprise risk management. Each committee provides an update to the full Board on matters discussed and reviewed in its meeting held prior to the Board meeting, including with respect to enterprise risks. In addition, our Board has a dedicated annual strategic planning meeting with senior management and receives quarterly strategic updates, where topics relating to CR&S matters are discussed. The Board reviews these topics and their related risks to ensure that they advance the Company’s strategy. Finally, the Board Chair, the CEO and the Chairs of each Board committee meet separately to review changes in the Company’s enterprise risk portfolio, including changes to CR&S risks, and discuss any additional Board or management action needed to help oversee and manage these risks.
Compensation Risk Assessment
In connection with their oversight of compensation-related risks, Compensation Committee members annually review the most important enterprise risks to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. As in past years, the review process in fiscal 2026 identified our existing risk management framework and the key business risks that may materially affect us, reviewed our compensation plans and identified those plans that are most likely to impact these risks or introduce new risks, and balanced these risks against existing processes and compensation program safeguards. The review process also took into account mitigating features contained within our compensation plan design, which include elements such as metric-based pay, time-matching performance periods, payment for outputs, goal diversification, stock ownership guidelines, payment caps and our clawback policies.
The Compensation Committee also considered additional controls outside of compensation plan design which contribute to risk mitigation, including the independence of our performance measurement teams and our internal control environment.
Based upon the process we employed, the Compensation Committee determined that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on the Company.
Cybersecurity and Privacy Risk Oversight
Our Board, with oversight by the Audit Committee, is integrally involved in reviewing the Company’s cybersecurity and data privacy programs. Securing customer information and honoring our privacy promises are core employee obligations, as highlighted in our Code of Ethics. Our customers entrust us with their information, and we seek to honor that trust through our cybersecurity and privacy practices.

Responsible Party	Oversight for Cybersecurity and Privacy
Board of Directors	Overall responsibility for enterprise risks.
Audit Committee	Primary oversight responsibility for cyber/information security programs, assessment of cyber threats and defenses and privacy initiatives.
Management
The Chief Risk Officer, Chief Compliance Officer, Chief Information Security Officer, Chief Privacy Officer and other senior members of the cybersecurity, compliance and privacy teams are responsible for identifying and managing risks related to these areas.

We have developed and implemented, and update on an ongoing basis, a risk-based information security program designed to identify, assess and manage material risks from cybersecurity threats. This program, led by our Chief Information Security Officer (the “CISO”), comprises administrative, technical and physical safeguards designed, under a risk-based approach, to reasonably mitigate cybersecurity risks to the confidentiality, integrity or availability of our information systems and information. The CISO and Chief Privacy Officer update the Audit Committee on our cybersecurity and privacy postures no less frequently than quarterly and periodically update the full Board. In addition, Ms. Munce, a member of the Audit Committee, is certified by the National Association of Corporate Directors in Cybersecurity Oversight.
We did not experience any material cyber incidents affecting the Company in fiscal 2026. For more information related to the Company’s cybersecurity risk management and governance, see Part 1, Item 1C, Cybersecurity, of our most recently filed Annual Report on Form 10-K.

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_____________________________ Corporate Governance at Best Buy
Board Evaluation Process
Our Nominating Committee oversees the Board’s composition, effectiveness, accountability and evaluation of the performance of the Board, its committees and individual directors. The Nominating Committee has engaged an independent third-party consultant every third fiscal year, including in fiscal 2017, fiscal 2020, fiscal 2023 and fiscal 2026, to conduct individual interviews with each director and certain senior executives and perform a comprehensive analysis of the Board’s overall effectiveness. In fiscal years when an independent consultant is not engaged, members of the Board complete a questionnaire evaluating the performance of the Board as a whole, each member’s respective committees and the performance of the Chair and Lead Independent Director (if one has been appointed). Directors are asked about roles and responsibilities, as well as more general performance-related questions. The Nominating Committee reviews the results of these questionnaires and determines whether the results warrant any action. The results and any proposed actions are then shared with the full Board for further discussion and approval of final action plans.
The Chair of our Nominating Committee and the Board Chair also review each individual director’s contributions to the Board during the past year, his or her other time commitments, and his or her performance against the director qualification standards and Board needs. The Nominating Committee also annually reviews the skills and qualifications of each Board member and the strategic goals of the Company to determine whether the skill sets of the individual directors on the Board continue to support the Company’s long-term strategic goals. This process is utilized by the Nominating Committee to assess whether a director should continue to serve on the Board and stand for re-election at the next Regular Meeting of Shareholders and to otherwise address Board composition needs.
CEO Evaluation Process
Our Compensation Committee conducts a robust annual CEO evaluation, consisting of both a performance and leadership review and a compensation analysis. The performance and leadership evaluation component includes an assessment of the Company’s performance in light of set objectives, and personal interviews with the individual Board members and the CEO’s direct reports. Our CEO prepares a self-evaluation of both her performance and Company performance. Separately, the Compensation Committee’s compensation consultant conducts extensive market research. CEO compensation market data is collected from Fortune 100 companies, our peer group, to ensure both market competitiveness and appropriateness of our CEO’s compensation relative to her peers. The Compensation Committee’s independent consultant reviews the market data and provides its recommendations to the Compensation Committee. Once all of the relevant performance and compensation data has been collected, the Compensation Committee meets in executive session to discuss the CEO performance evaluation results and CEO compensation. After reviewing all of the collected data regarding performance, the Compensation Committee makes its decision regarding CEO compensation for the forthcoming year. The Compensation Committee then provides its final assessment on CEO performance and decision regarding CEO compensation to the Board for discussion during executive session. Our CEO abstains from participating in all related discussions of the Compensation Committee and Board prior to delivery of the final assessment.
Management Development and Succession Planning
A primary responsibility of the Board is the identification and development of our executive leadership team. Our Board is actively engaged in both management development and succession planning for our CEO role. Our Compensation Committee has primary oversight responsibility of this function for other management positions. The Compensation Committee regularly reviews both the succession plan and executive development plans with the CEO and the Senior Executive Vice President, Corporate Affairs and Human Resources to ensure the Company has an internal pipeline of leaders who can smoothly assume executive management positions. A full talent review occurs with the entire Board each year with the primary focus being on CEO succession. For our recently announced upcoming CEO transition, the Board began an extensive evaluation process by identifying criteria for the next CEO. The independent directors of the Board then considered and interviewed both internal and external candidates and our Board Chair managed the full Board’s final decision process, resulting in the unanimous selection of Mr. Bonfig to succeed Ms. Barry on November 1, 2026.
Director Orientation and Continuing Education
Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs, policies, principal officers, internal auditors and our independent registered public accounting firm. The orientation also addresses Board procedures, director responsibilities, our Corporate Governance Principles and our Board committee charters. Each of our new directors participated in director orientation following their appointment.
We also offer continuing education programs and provide opportunities to attend commercial director education seminars outside of the Company to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments.

2026 Proxy Statement	21

Corporate Governance at Best Buy _____________________________
In fiscal 2026, the Board conducted its annual continuing education seminar for the full Board in September 2025 focusing on digital transformation and marketing.
Anti-Hedging and Anti-Pledging Policies
Our executive officers and Board members are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account. In addition, all employees and Board members are prohibited from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise.
Director Stock Ownership
Our stock ownership guidelines require each of our non-management directors to own 10,000 shares and to hold 50% of their granted equity until that ownership target is met. Directors are required to hold all restricted stock units granted to them during their Board tenure until their service on the Board ends. In fiscal 2026, all of our non-management directors were in compliance with the ownership guidelines. Our stock ownership guidelines for executive officers are discussed in the Executive and Director Compensation — Compensation Discussion and Analysis — Executive Compensation Elements — Executive Stock Ownership Guidelines section.
Shareholder Engagement
A key part of our corporate governance program is our annual shareholder engagement process. We regularly engage with our shareholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices. Our typical engagement follows a seasonal cycle, as outlined below.

We have taken several actions in prior years in consideration of shareholder feedback elicited during this process, including: the elimination of the supermajority shareholder vote requirements in our Articles, adoption of proxy access, declassification of our Board, the determination to hold the advisory vote on our executive compensation on an annual basis, adjustments to the director appointments on our Board committees, adoption of a policy regarding shareholder ratification of executive officer cash severance agreements and the development of our corporate social responsibility program and reporting. We also continue to facilitate direct shareholder communication with management and members of our Board and the ability to easily access and obtain information regarding our Company on our website at www.investors.bestbuy.com.
Corporate Responsibility & Sustainability
Company Purpose & Vision
As we pursue our purpose to enrich lives through technology, we are committed to creating shared long-term value and positively impacting the world, the environment and the communities in which we operate through interactions with our stakeholders, including our customers, employees, vendor partners, community partners and shareholders.
Below are a number of ways that we reflect this approach in the management of the Company’s corporate responsibility and sustainability initiatives.

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Environmental
We aspire to drive forward the circular economy, a system that aims to reduce waste and preserve resources. We focus on our highest-impact areas, including our operations, the energy we procure and the products we sell. These efforts contribute to mitigating climate risks, reducing potential risks to our business and generating long-term cost savings.
In our operations, we strive to reduce the use of natural resources. We believe the following focus areas help to reduce the use of natural resources and our impact on the environment while improving our efficiency and profitability:
•	We aim to reduce our carbon emissions by minimizing energy usage, advocating for a cleaner grid and sourcing renewable energy.
•	We monitor our water consumption across our business to identify and manage programs that lessen our dependence on water.
•	To reduce waste and maximize resource efficiency, we continue to develop a more sustainable supply chain by certifying our supply chain locations under the TRUE zero waste program.
Our focus on sustainable products centers on energy efficiency. By assorting and promoting a broad range of energy-efficient electronics and appliances, we help customers reduce their environmental impact and energy costs throughout the life of the product.
We support the circular economy by keeping consumer products in use for as long as possible through our repair and trade-in services. We put materials back into the manufacturing process when products reach the end of their lives through our electronics and appliance recycling program.
Since launching our nationwide e-waste recycling program in 2008, we have continued to expand our industry-leading efforts, and in fiscal 2026, we introduced new financial incentives, continued convenient mail-back options and enhanced home haul-away services to make recycling easier and more rewarding.
For these efforts, we are proud to be named to the CDP Climate A List for the ninth year, as well as the Dow Jones Best-in-Class North America List for 13 years.
Human Rights and Responsible Sourcing
We are committed to respecting human rights through our alignment with the United Nations Guiding Principles on Business and Human Rights.
Further, across the products and services we procure, we seek to mitigate risk, enhance our partnership with suppliers and create value for all stakeholders through our Responsible Sourcing Program. We are active members of the Responsible Business Alliance, as are many of the major brands we sell, which allows us to partner across initiatives and increase our impact. Collectively, we embrace a common Supplier Code of Conduct and audit methodology that creates business value by improving working conditions and environmental practices throughout the supply chain.
Social Impact
We are committed to helping young people build brighter futures by preparing them to enter quality tech-reliant careers of the future. We are refreshing our community commitments to focus on creating economic opportunity for young people as they chart their path from education to employment. This includes working with a community of like-minded employers moving beyond traditional hiring models, valuing skills over credentials to build a dynamic, resilient workforce. Similarly, our employee volunteer programs, like Geek Squad Academy, spark excitement and interest in technology for young learners while engaging our employees’ unique technical expertise.
Best Buy serves as a fiscal sponsor of the Best Buy Foundation™, whose Best Buy Teen Tech Center® program consists of a network of youth-centered community hubs where young people can connect with the latest technology, learn career skills and engage with supportive mentors in safe environments to ensure young people are prepared for the demands of today’s economy.
Inclusion and Belonging
We believe in a culture of belonging where everyone feels valued, can thrive and has equal opportunities at all levels in the organization. At the core of this inclusive environment are our company values, which were founded decades ago. One of our values — unleash the power of our people — emphasizes that everyone can learn, grow and be the best version of themselves. We believe that creating this environment is the right thing to do and has been key to our long-term business success.

2026 Proxy Statement	23

Corporate Governance at Best Buy _____________________________
Training and Development
We continue to invest in our employees and build a culture focused on developing our talent. Prioritizing foundational and leadership skill development helps to meet employees where they are, which creates a more adaptable and resilient workforce and enhances our competitive advantage. We believe that by investing in employee training and development, we can create a better employee environment with increased productivity, retention and innovation that ultimately improves our overall company performance and brings value to stakeholders. With the continued goal of creating learning opportunities that are tailored to the unique work of each role and a focus on solving the most important problems in our business, we expanded our variety of training experiences in fiscal 2026.
Examples of enhancements include:
•
We evolved our leadership development offerings to grow and transform Best Buy for its future. This included the LEAD Leadership Development program designed for corporate, supply chain, and retail leaders, and expanding the Leadership Essentials program to build core leadership capabilities that help employees grow and succeed in leadership roles.

•
We continued to invest in career growth and development for our employees through the Best Buy Altitude program, allowing leaders to develop their leadership skills and prepare for their next role, creating a talent bench behind high impact roles.

•
We supported strategic business teams through focused functional learning by delivering structured onboarding, building training for new processes and systems, and providing targeted leadership development to enable growth and cultural transformation.

•
We hosted a “Culture Weekend” with trained onboarding captains to train and prepare our seasonal workforce, while simultaneously helping foster a sense of belonging, connect staff and celebrate our company culture and values.

•	We enhanced our portfolio of risk, compliance and safety training and awareness initiatives to enable employees to continuously develop safe, secure and ethical behaviors to protect the company.
Employee Benefits
Our benefits aim to support employees’ overall well-being: physical, mental, financial and work-life. We believe our ability to deliver on our purpose of enriching our customers’ lives through technology depends on ensuring our employees are living happy and healthy lives — both while at work and outside of work.
In fiscal 2026, we introduced the following benefits to our employees:
•	A Recognition Program providing peer-to-peer and leader recognition called Applause, allowing employees to be recognized for behaviors based on our company values.
•	Enhanced Years of Service recognition, introducing new award options for completing 30 years of service, a lifetime employee discount after 35 years and a fully-paid sabbatical after 40 years.
•	No Cost-No Debt College Degrees program for eligible full-time and part-time employees to supplement our existing tuition assistance and discount programs.
•	New features of our Employee Assistance Program including Well-being Assessments, Well-being Coaching, and an increased number of covered counseling sessions.
Additionally, in fiscal 2026, we continued our focus on:
•	Caregiver support, including:
○	Access to RethinkCare, formerly Joshin, a support system for employees and their loved ones with a focus on disabilities and neurodivergence;
○	Personalized help in a time of great need through Wellthy, a program that helps with emergency housing, healthcare, substance abuse, complex eldercare issues and other moments of crisis;
○	Pay continuation (paid leave) and caregiver pay so employees can care for themselves and their loved ones; and
○	Parental leave for U.S. employees that provides eligible birth parents 100% pay for up to 10 weeks and eligible non-birth parents 100% pay for up to four weeks.
•
Up to $2,500 in financial assistance to employees experiencing personal hardship through the HOPE Fund – Helping Our People in Emergencies – in partnership with the Richard M. Schulze Family Foundation.

•	Mental health support, including our commitment to raise awareness by equipping employees with training to notice issues in themselves or others, and then find help.

24	2026 Proxy Statement

_____________________________ Corporate Governance at Best Buy
Public Policy
As a major corporation and corporate citizen, we believe that it is important to work with policymakers on issues impacting our business. Collaboration helps bring about change that better serves our industry and the communities where we live and work. In fiscal 2026, our public policy priorities included: cybersecurity and data privacy, artificial intelligence and technology innovation, environmental sustainability, fair competition, telehealth and care at home, immigration reform, retail crime, supply chain and infrastructure, taxation, international trade and workforce issues. More information about these priorities, as well as our annual political activity reports and related policies, can be found at https://corporate.bestbuy.com/advocacy.
Securities Trading Policy
We have adopted a Securities Trading Policy (the “Trading Policy”) that governs the purchase, sale and/or other dispositions of the Company’s securities by our directors, officers, employees and the Company itself, and that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Trading Policy was filed as Exhibit 19.1 to our most recently filed Annual Report on Form 10-K.
Communications with the Board
Anyone who wishes to contact the Board, any individual director or the independent directors as a group, is welcome to do so in writing, addressed to such person(s) in care of:
Mr. Todd G. Hartman
Executive Vice President, Chief Legal and Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Mr. Hartman will forward all written correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Mr. Hartman may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within the Company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.
Corporate Governance Website
If you would like additional information about our corporate governance practices, you may view the following documents at www.investors.bestbuy.com under “Governance—Governance Documents.”
•	Amended and Restated Articles of Incorporation
•	Amended and Restated By-laws of Best Buy Co., Inc.
•	Corporate Governance Principles
•	Audit Committee Charter
•	Compensation and Human Resources Committee Charter
•	Finance and Investment Policy Committee Charter
•	Nominating, Corporate Governance and Public Policy Committee Charter
•	Code of Ethics
•	Best Buy Co., Inc. 2020 Omnibus Incentive Plan
•	Policy for Shareholder Nomination of Candidates to Become Directors of the Company
•	Process for Communication with the Board of Directors

2026 Proxy Statement	25

Item of Business No. 1 — Election of Directors
General Information
Our By-laws provide that our Board consist of one or more directors and that the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors serving at the time that the action is taken. The number of directors on our Board is reviewed and set by our Board no less often than annually. In March 2026, the Board set the number of directors at thirteen as of the Meeting. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.
Director Nomination Process
The Nominating Committee is responsible for screening and recommending to the full Board director candidates for nomination. When the Board and its Nominating Committee determines that a director nomination or search is necessary, the process is robust, thorough and deliberate.

Mr. Jadeja, who was appointed by the Board in November 2025, and Ms. Frank, who was appointed by the Board in September 2025, were each recommended to the Nominating Committee by a third-party search firm as part of the Nominating Committee’s director search. After reviewing Mr. Jadeja’s and Ms. Frank’s qualifications, meeting with them and discussing their potential nomination, the Nominating Committee voted to recommend each of Mr. Jadeja and Ms. Frank to the Board, which approved their respective appointments.
The Nominating Committee will consider director candidates nominated by shareholders and will evaluate such candidates utilizing the same criteria used to evaluate other nominees. Shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our website. Nominations will be considered only if we are then seeking to fill an open director position.
All nominations by shareholders should be submitted as follows:
Chair, Nominating, Corporate Governance and Public Policy Committee
c/o Mr. Todd G. Hartman
Executive Vice President, Chief Legal and Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

26	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors
Advance Notice and Proxy Access By-Law Provisions
Our By-laws establish advance notice procedures with respect to shareholder proposals, the nomination of candidates for election as directors and the proposal of any business not intended to be included in our proxy statement, other than nominations made by or at the direction of the Board of Directors or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. The By-laws also specify requirements as to the form and content of a shareholder’s notice.
In addition to the director nomination provisions described above, the By-laws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who qualify as eligible shareholders under the proxy access provisions of our By-laws may nominate, and include in our proxy materials, director candidates constituting up to 20% of our Board of Directors or two directors, whichever is greater. In order for a shareholder or group of shareholders to be eligible under the proxy access provisions of our By-laws to nominate a director, such shareholder or group of shareholders must, among other criteria, be eligible to vote at the Company’s annual meeting, have owned or together with other group shareholders have owned 3% or more of the voting power of our issued and outstanding common stock continuously for at least three years and represent that those shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company and that each such person does not presently have that intent. In order to use the proxy access provisions of our By-laws, shareholders and their nominees must satisfy all the eligibility and notice requirements specified in our By-laws. A shareholder proposing to nominate a person for election to our Board of Directors through the proxy access provision generally must generally provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which our definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting. The complete proxy access provisions for director nominations are set forth in the By-laws.
Director Qualification Standards
In seeking new Board members, our objective is to identify and retain directors that can effectively develop the Company’s strategy and oversee management’s execution of that strategy. We only consider director candidates who embody the highest standards of personal and professional integrity and ethics and are committed to a culture of transparency and open communication at the Board level and throughout the Company. Successful candidates are dedicated to accountability and continuous improvement with a belief in innovation as a key business success factor. They are also actively engaged and have an innate intellectual curiosity and entrepreneurial spirit.
As part of its annual evaluation process for director nominees, the Nominating Committee considers other criteria, including the candidate’s history of achievement and superior standards, ability to think strategically, willingness to share examples based upon experience, policy-making experience, and ability to articulate a point of view, take tough positions and constructively challenge management. Directors must also be committed to actively engaging in their Board roles, with sufficient time to carry out the duties of Board and Board committee membership. Finally, one or more of our directors must possess the education or experience required to qualify as an “audit committee financial expert” pursuant to SEC rules.
Our Corporate Governance Principles describe our policy of considering director backgrounds and experience in the director identification and nomination process. When considering Board candidates, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries and professional disciplines such as finance, professional services and technology, along with a diversity of gender, ethnicity, age and geographic location. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applied to all prospective nominees. As part of its annual review of the Board’s composition and director nominees, the Nominating Committee assesses the effectiveness of its approach to director backgrounds and experience. The Board believes that varied backgrounds and qualifications of Board members ensures the mix of experience, knowledge and abilities necessary for the Board to fulfill its responsibilities and leads to a more effective oversight and decision-making process.

2026 Proxy Statement	27

Item of Business No. 1 — Election of Directors __________________________
Summary of Director Qualifications & Experience
The grid below summarizes the key qualifications and skills each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.

28	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors
Director Nominees (Ages and Committee roles as of April 30, 2026)
The biographies of each of the nominees include information regarding the person’s service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years, if any, and the key experiences, qualifications, attributes or skills that led the Nominating Committee and the Board to determine that the person should serve as a director.
There are no family relationships among the nominees or between any nominee and any director, executive officer or person chosen to become an executive officer. There are also no material proceedings to which any director, officer, affiliate of the Company, any 5% shareholder or any associate is a party adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries. There are no arrangements or understandings between any director nominee and any other person pursuant to which such nominee was or is to be selected as a director or nominee. Each director on our Board is serving a term expiring at the Meeting.
In connection with the CEO succession plans announced in April 2026, the Company announced that Ms. Barry will depart from the Board effective as of the end of the day on October 31, 2026.

2026 Proxy Statement	29

Item of Business No. 1 — Election of Directors __________________________

Chief Executive Officer Best Buy Co., Inc. Non-Independent Director Director Since: June 2019 Age: 51 Education: College of St. Benedict Committees: None Other Public Boards: Domino’s Pizza, Inc.	Corie S. Barry

Ms. Barry brings over 20 years of executive leadership experience to the Board, as well as expertise in retail operations and finance. She has held a variety of financial and operational roles since joining Best Buy in 1999. Those roles include the oversight of such areas as strategic transformation and growth, digital and technology, global finance, investor relations, enterprise risk and compliance and integration management. She has an extensive knowledge of the business and was key in leading Best Buy through its transformation.

Growth / Transformation Experience
With Best Buy’s purpose to enrich lives through technology always at the forefront, Ms. Barry helped develop the company’s successful transformation strategy and now leads the execution of its growth strategy. She helped Best Buy launch its In-Home Consultation program, rebuild its membership offerings, grow the Best Buy Ads business and launch a new Best Buy Marketplace.

Finance Expertise
As Best Buy’s Chief Financial Officer from 2016 to 2019, Ms. Barry brings strong financial acumen to the Board. She previously served as Senior Vice President of Domestic Finance. She worked at Deloitte & Touche as an auditor before joining Best Buy.

Knowledge of Best Buy and the Industry
As Best Buy’s CEO since 2019, Ms. Barry has extensive knowledge of the Company, its business partners, and the broader consumer electronics industry in which it competes.

	Experience	Qualifications

•
Chief Executive Officer, Best Buy Co., Inc. (2019-present)

•
Chief Financial Officer (2016-2019) & Strategic Transformation Officer (2018-2019), Best Buy Co., Inc.

•
Chief Strategic Growth Officer & Interim President, Services, Best Buy Co., Inc. (2015-2016)

•
Senior Vice President, Domestic Finance, Best Buy Co., Inc. (2013-2015)

•
Vice President, Chief Financial Officer & Business Development, Home Business Group, Best Buy Co., Inc. (2012-2013)

•
Vice President, Finance — Home Customer Solutions Group, Best Buy Co., Inc. (2010-2012)

Business Operations

Chief Executive Officer

Corporate Governance

CR&S

Customer Engagement / Marketing

Cybersecurity

Digital / e-Commerce

Finance

Growth / Transformation

Philanthropy / Non-Profits

Professional Services

Retail / Consumer Service

Technology

30	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors

Executive Vice President and Chief Marketing, Communications and Customer Experience Officer, The Travelers Companies, Inc.

Independent Director

Director Since:
December 2009

Age:
62

Education:
Brown University
Northwestern University

Committees:
Compensation
Nominating (Chair)

Other Public Boards:
None
Lisa M. Caputo

Ms. Caputo brings more than 30 years of private/public sector leadership experience in government affairs, communications, marketing, digital, customer experience research and corporate responsibility and sustainability to the Board. She has advised CEOs, built successful social impact strategies, and enhanced customer, employee and community engagement at global organizations. Her time working in President Bill Clinton’s administration gives her expertise in public affairs issues.

Marketing / Customer Experience / Communications
Ms. Caputo’s deep expertise has been invaluable to Best Buy’s efforts to broaden its brand, rejuvenate the customer experience and transform its marketing, digital and communications efforts to drive growth. Her perspective gained from driving innovation efforts at Travelers is helpful as Best Buy develops growth initiatives in its strategy. Ms. Caputo also spent 11 years at Citigroup, advising three CEOs on topics from marketing and communications to government affairs and community relations.

Corporate Public Affairs / Government Affairs
In addition to having held senior executive roles at Walt Disney Co. and CBS Corp., Ms. Caputo spent more than a decade in the public sector, serving as Deputy Assistant to President Bill Clinton and Press Secretary to First Lady Hillary Rodham Clinton. Her diverse public/private background lends an important voice to the Board.

Corporate Responsibility & Sustainability
Ms. Caputo has an exceptional track record throughout her career of enhancing community, customer and employee engagement, building social impact strategies and leading corporate responsibility and sustainability as well as community relations. She has been key in the development and execution of the Company’s CR&S initiatives.

Experience	Qualifications

•
Executive Vice President and Chief Marketing, Communications and Customer Experience Officer of The Travelers Companies, Inc., a property casualty insurer (2011-present)

•
Citigroup, Inc. (2000-2011)

 •
Executive Vice President, Global Marketing and Corporate Affairs

 •
Executive Vice President and Global Chief Marketing Officer

 •
Chief Marketing and Community Relations Officer, Global Consumer Group

 •
Founder, Chairman and Chief Executive Officer of Citigroup’s Women & Co., a membership service that provides financial education and services for women

Corporate Governance CR&S Customer Engagement / Marketing Digital / e-Commerce Finance Philanthropy / Non-Profits Retail / Consumer Service

2026 Proxy Statement	31

Item of Business No. 1 — Election of Directors __________________________

Interim Co-Chief Executive
Officer and Chief Financial
Officer, lululemon athletica inc.

Independent Director

Director Since:
September 2025

Age:
49

Education:
Colgate University

Committees:
Audit
Nominating

Other Public Boards:
None
Meghan C. Frank

Ms. Frank brings more than two decades of experience and expertise in retail, finance and planning to the Best Buy Board. She is currently interim Co-Chief Executive Officer and Chief Financial Officer of lululemon athletica inc., a global apparel, footwear and accessories company. Her deep leadership experience across finance, merchandise planning and retail are valuable as Best Buy continues to evolve its business.

Executive Leadership
Ms. Frank was named interim co-CEO of lululemon effective January 2026. She has served as CFO of lululemon since 2020. Prior to becoming CFO in November 2020, she served as lululemon’s interim co-CFO beginning in April 2020.

Finance Expertise
As lululemon’s CFO, Ms. Frank brings strong financial acumen to the Best Buy Board. In her role she is responsible for finance, tax, treasury, investor relations, asset protection, facilities, operations excellence and strategy functions. She previously served as Senior Vice President, Financial Planning & Analysis at lululemon and spent nearly a decade at J.Crew in financial planning and analysis leadership roles.

Retail
Ms. Frank brings more than two decades of experience and expertise in retail through her roles at lululemon and her prior roles at Ross Stores and J. Crew. Before joining lululemon she served as vice president of merchandise planning at Ross Stores.

Experience	Qualifications

•
Interim Co-Chief Executive Officer, lululemon athletica inc. (2026-present)

•
Chief Financial Officer, lululemon athletica inc. (2020-present)

•
Interim Co-Chief Financial Officer, lululemon athletica inc. (2020)

•
Senior Vice President, Financial Planning and Analysis, lululemon athletica inc. (2016-2020)

•
Vice President, Merchandise Planning, Ross Stores, Inc. (2015-2016)

•
Vice President, Financial Planning and Analysis, J.Crew (2012-2015)

•
Vice President, Corporate Planning, J. Crew (2012)

•
Senior Director, Financial Planning, J.Crew (2009-2012)
Business Operations Chief Executive Officer Customer Engagement / Marketing Digital / e-Commerce Finance Growth / Transformation Investments / Venture Capital Retail / Consumer Service

32	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors

Chief Executive Officer, Riot Games, Inc.

Independent Director

Director Since:
November 2025

Age:
51

Education:
University of Western Ontario
Harvard Business School

Committees:
Compensation
Finance & Investment Policy

Other Public Boards:
None
A. Dylan Jadeja

Mr. Jadeja brings extensive knowledge and experience across strategy, finance, operations, digital and social content and the gaming industry to the Best Buy Board. As Chief Executive Officer of Riot Games, Inc., his experience and expertise are valuable as Best Buy pursues its growth strategy.

CEO / Executive Leadership
Mr. Jadeja has served as the CEO of Riot Games, a prominent video game developer and publisher since 2023. Prior to becoming CEO, he served in several leadership roles overseeing key operational functions at Riot Games, including President and Chief Operating Officer. Mr. Jadeja joined Riot Games in 2011 as Chief Financial Officer.

Finance
As the former CFO of Riot Games, Mr. Jadeja brings strong financial acumen to the Board. As CFO, he played a central role in the 2015 equity sale of Riot Games to Tencent Holdings, Ltd. Prior to joining Riot Games, he served in a leadership role within the Consumer Retail Coverage team at Goldman Sachs.

Digital / e-Commerce
Mr. Jadeja’s experience in consumer brands, digital commerce and serving passionate communities brings critical enhancements to the Board. His insight and guidance are valuable as Best Buy continues its omnichannel evolution and enhances its digital customer experience.

Experience	Qualifications

•
Chief Executive Officer, Riot Games, Inc. (2023-present)

•
President, Riot Games, Inc. (2017-2023)

•
Chief Financial Officer & Chief Operating Officer, Riot Games, Inc. (2014-2017)

•
Chief Financial Officer, Riot Games, Inc. (2011-2014)

•
Vice President, Co-Head of West Coast Consumer Retail Coverage, Goldman Sachs (2004-2011)
Business Operations Chief Executive Officer Customer Engagement / Marketing Digital / e-Commerce Finance Growth / Transformation Investments / Venture Capital Philanthropy / Non-Profits Technology

2026 Proxy Statement	33

Item of Business No. 1 — Election of Directors __________________________

Retired Executive Chairman and
Chief Executive Officer

Independent Director

Director Since:
September 2013

Age:
64

Education:
GM Institute (Kettering University)
Harvard University

Committees:
None

Other Public Boards:
None
David W. Kenny

Mr. Kenny brings more than 25 years of Chief Executive Officer experience to the Board. He uses his expertise in data and analytics, technology, and customer engagement to help Best Buy with its transformation and growth efforts, especially around capturing online share and using data responsibly to serve customers. His experience leading The Weather Company offers Best Buy strong environmental leadership and climate change expertise.

CEO / Executive Leadership
Mr. Kenny was most recently Executive Chairman at Nielsen, a private global measurement and data analytics company. He also previously served as CEO of Nielsen, The Weather Company and Digitas Inc. In addition, Mr. Kenny has held a variety of other executive roles over his career. He has 25 years of public company board experience having served on the boards of Yahoo, Akamai, Digitas and Nielsen.

Technology
As Senior Vice President of IBM Watson, Mr. Kenny led the company’s growth initiatives around cloud and artificial intelligence services. His online leadership dates to 1997, when he founded Digitas. Mr. Kenny currently serves as an advisor to venture-backed AI companies.

Customer Engagement
As the former executive chairman of Nielsen, Mr. Kenny has a deep knowledge of consumer insights. As chairman and CEO of The Weather Company, acquired by IBM in 2016, he helped turn the organization into a media heavyweight that produced television programming, developed apps, published content and used analytics to connect businesses to consumers through weather and climate-related content.

Experience	Qualifications

•
Executive Chairman, Nielsen (2023-2026)

•
CEO, Nielsen (December 2018-2023)

•
Board director, Nielsen (December 2018-
present)

•
Senior Vice President, IBM Watson (January 2016-2018) and IBM Cloud (November 2016-2018)

•
Chairman and CEO, The Weather Company (2012-2015)

•
President of Akamai (2011-2012)

•
Managing Partner, VivaKi (2006-2010)

•
Founder and CEO, Digitas, Inc. (1997-2006)

Business Operations

Chief Executive Officer

Corporate Governance

CR&S

Customer Engagement / Marketing

Digital / e-Commerce

Finance

Growth / Transformation

Philanthropy / Non-Profits

Professional Services

Retail / Consumer Service

Technology

34	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors

Former Chief Executive Officer

Independent Director

Director Since:
July 2023

Age:
59

Education:
DePauw University
Purdue University

Committees:
Compensation (Chair)
Finance & Investment Policy

Other Public Boards:
None
David C. Kimbell

Mr. Kimbell is a seasoned executive with more than 25 years of leadership experience in retail and consumer-driven businesses. As former Chief Executive Officer of Ulta Beauty, Inc., he brings strong expertise in marketing, retail, and business transformation to the Board, which will help Best Buy evolve the future of retail.

CEO / Executive Leadership
Mr. Kimbell served as CEO of Ulta Beauty, the largest specialty beauty retailer in the U.S., from June 2021 until January 2025. Before that, he was Ulta Beauty’s Chief Merchandising and Chief Marketing Officer.

Marketing
Mr. Kimbell brings over 25 years of merchandising and marketing experience to the Best Buy Board. Prior to serving as CEO, he held several leadership positions in marketing at Ulta Beauty, as well as U.S. Cellular, Seventh Generation, PepsiCo, and The Procter & Gamble Company.

Retail
Mr. Kimbell brings a deep understanding of the retail industry through his multiple roles at Ulta Beauty. He also brings experience developing transformation strategies necessary to operate successfully in the evolving omnichannel environment.

Experience	Qualifications

•
CEO and director, Ulta Beauty (2021-2025)

•
President, Ulta Beauty (2019-2021)

•
Chief Merchandising Officer, Ulta Beauty (2015-2019)

•
Chief Marketing Officer, Ulta Beauty
(2014-2019)

•
Chief Marketing Officer & Executive Vice President, U.S. Cellular (2011-2014)

•
Chief Marketing Officer & Senior Vice President, Seventh Generation (2008-2010)

•
Vice President of Marketing, PepsiCo’s Quaker Food Division (2001-2008)

•
Brand Manager, Beauty Division, The Procter & Gamble Company (1996-2001)

Business Operations Chief Executive Officer Corporate Governance Customer Engagement / Marketing Growth / Transformation Philanthropy / Non-Profits Retail / Consumer Services

2026 Proxy Statement	35

Item of Business No. 1 — Election of Directors __________________________

Former Chief Financial Officer

Independent Director

Director Since:
January 2021

Age:
50

Education:
University of South Florida
Duke University – Fuqua Business School

Committees:
Audit (Chair)
Nominating

Other Public Boards:
FIGS, Inc.
Mario J. Marte

Mr. Marte brings more than 20 years of finance expertise, strategy, and business experience across several industries and companies to the Board. As former Chief Financial Officer of Chewy, Inc., he led the company’s financial strategy and growth plan, guiding Chewy from a startup to become the leading pure play retailer of pet products and services. This background will help guide Best Buy’s efforts to innovate and serve an evolving customer base.

Finance
Mr. Marte led the successful initial public offering of Chewy, a Fortune 500 company, in June 2019. He led all finance, accounting, corporate development, risk management, and investor relations functions for the company. Prior to becoming CFO, he oversaw financial planning & analysis and treasury in three successful private fundraisings and the sale of Chewy to BC Partners in 2017. He has over two decades of experience in finance at Chewy, Hilton Worldwide and American Airlines.

Growth, E-Commerce & Transformation
Mr. Marte has experience in growth and transformation, having established the financial planning, operations finance and treasury functions at Chewy. He also worked closely with the leadership team to reengineer the company’s financial strategy and long-term growth plan in the first six months after joining Chewy. These steps led the company to grow from $250 million in revenue to more than $11 billion in eight years while rapidly scaling to profitability and the lead position in e-Commerce for the pet category.

Global
Mr. Marte has held finance and functional roles at large, global and capital-intensive companies in travel and hospitality. He has worked internationally, based in Spain and the United Kingdom, while leading teams across several countries and regions including Asia Pacific, Latin America, North America and Europe. He has operated in a variety of cultures, and regulatory and currency regimes.

Experience	Qualifications

•
Chief Financial Officer, Chewy, Inc., (2018-2023)

•
Vice President, Finance & Treasurer, Chewy, Inc. (2015-2018)

•
Vice President, Financial Planning and Analysis, Hilton Worldwide (2011-2015)

•
Various Finance Leadership Roles (2003-2011)

Business Operations Customer Engagement / Marketing Digital / e-Commerce Finance Growth / Transformation Investments / Venture Capital Philanthropy / Non-Profits Retail / Consumer Service

36	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors

Retired Chief Financial Officer

Independent Director

Director Since:
September 2015

Age:
61

Education:
Wellesley College
Columbia University

Committees:
Audit
Finance & Investment
Policy (Chair)

Other Public Boards:
Agilon Health, Inc.
Karen A. McLoughlin

Ms. McLoughlin brings strong financial acumen to the Board from more than 20 years in various finance management roles. She was the Chief Financial Officer of Cognizant Technology Solutions, a Fortune 500 company and leading provider of information technology, business process and consulting services. She has expertise in growth, transformation, and services, providing a key perspective to Best Buy as it evolves.

Finance
Ms. McLoughlin served as CFO at Cognizant for eight years. Before that role, she spent more than 20 years in various senior finance management roles at Cognizant, Spherion and Ryder System, Inc.

Services
In her 17 years at Cognizant, Ms. McLoughlin developed a deep knowledge of the IT services sector, which is invaluable to Best Buy as we focus on our own internal IT processes and continue to emphasize our services offerings.

Global / Transformation
During Ms. McLoughlin’s tenure, Cognizant experienced tremendous growth, with revenue increasing from $368 million in 2003 to $16.7 billion in 2020.

Experience	Qualifications

•
Chief Financial Officer, Cognizant Technology Solutions Corporation (2012-2020)

•
Senior Vice President, Financial Planning and Analysis and Enterprise Transformation, Cognizant (2008-2012)

•
Vice President, Global Financial Planning and Analysis, Cognizant (2003-2008)

•
Vice President, Finance, Spherion Corp. (1997-2003)

Cybersecurity Finance Growth / Transformation Investments / Venture Capital Philanthropy / Non-Profits Professional Services Technology

2026 Proxy Statement	37

Item of Business No. 1 — Election of Directors __________________________

Venture Advisor, New Enterprise Associates

Independent Director

Director Since:
March 2016

Age:
66

Education:
Santa Clara University School of Engineering
Stanford University Graduate School of Business

Committees:
Audit
Compensation

Other Public Boards:
Arteris, Inc.
Claudia F. Munce

Ms. Munce brings more than 30 years of experience in technology, venture capital and startups to the Board. As a seasoned venture capital leader, she has developed a deep knowledge of strategic partnerships and M&A activities with a focus on emerging markets and disruptive technology. This background is helpful to Best Buy as it seeks to innovate and grow.

Venture Capital
Ms. Munce is currently a venture adviser at New Enterprise Associates, one of the world’s largest and most active venture capital firms. She also served on the organizational boards of the National Venture Capital Association and Chairwoman of the Global Corporate Venturing Leadership Society.

Technology
Ms. Munce has a highly technical engineering and computer science background, as well as business acumen and a strategic mindset. She is also a National Association of Corporate Directors (NACD) certified Cybersecurity Oversight director.

Growth / Transformation
Ms. Munce was a founding member of the IBM Venture Capital Group. While at IBM, she worked with more than 300 venture capital firms across 30 countries to advance the company’s strategic goals for developing innovations. She is an advocate for women’s leadership in the technology industry.

Experience	Qualifications

•
Venture Advisor, New Enterprise Associates (January 2016-present)

•
Lecturer in Management, Stanford University Graduate School of Business (2021-present)

•
Director, CoreLogic Board of Directors (2017-2021)

•
Managing Director, IBM Venture Capital Group, and Vice President of Corporate Strategy, IBM Corp. (2004-2015)

•
Director of Strategy, IBM Venture Capital Group (2000-2004)

•
Head of Technology Transfer and Licensing, IBM Research (1994-2000)

Business Operations Corporate Governance Cybersecurity Digital / e-Commerce Growth / Transformation Finance Investments / Venture Capital Technology

38	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors

Former President of Global e-Commerce and Business Development

Independent Director

Director Since:
March 2018

Age:
58

Education:
Drexel University

Committees:
Compensation
Nominating

Other Public Boards:
Laboratory Corporation of
America Holdings

Richelle P. Parham

Ms. Parham is a seasoned, senior-level executive with more than 25 years of experience in global strategy, marketing and business development. Her insight is valuable to the Board as it guides Best Buy’s growth strategy and efforts to serve an evolving customer base. She has extensive experience in e-Commerce, data-driven decision-making, and understanding consumer needs.

Marketing
As former Vice President and Chief Marketing Officer of eBay, Inc., Ms. Parham was tasked with transforming the company’s brand reputation. She focused on improving return on investment and new revenue streams, and she helped decrease attrition rates by building out the company’s CRM strategy and better understanding the customer experience.

Digital / E-Commerce
As former President of global e-Commerce and Business Development at UMG, Ms. Parham oversaw the global e-Commerce strategy and business development across the company’s iconic labels, publishing company, operating units, and territories. Ms. Parham takes pride in understanding the fundamental needs of digital consumers, rethinking what is possible and executing effectively at scale.

Business Operations / Strategy
Ms. Parham has worked at best-in-class corporations such as UMG, eBay, Visa and Digitas. She has a proven track record of leading high-performing teams and using strategic planning and analytical decision-making to successfully drive key business performance.

Experience	Qualifications

•
President of Global e-Commerce and Business Development, Universal Music Group (2021-2025)

•
Partner and Managing Director, WestRiver Group (2019-2021)

•
General Partner, Camden Partners Holdings, LLC (2016-2019)

•
Vice President and Chief Marketing Officer, eBay, Inc., (2010-2015)

•
Head, Global Marketing Innovation (2010) and Head, Global Marketing Services (2008-2010) of Visa, Inc.

•
Senior Vice President, Strategy and Enablement, Rapp Worldwide (2007-2008)

•
Various marketing-related leadership roles, Digitas, Inc. (1994-2007)

•
Director at Scripps Network Interactive (2012-2018) and e.l.f. Cosmetics (2018-2022)

Business Operations Customer Engagement / Marketing Digital / e-Commerce Finance Growth / Transformation Investments / Venture Capital Philanthropy / Non-Profits Retail / Consumer Service

2026 Proxy Statement	39

Item of Business No. 1 — Election of Directors __________________________

Retired Chief Executive Officer Independent Director Director Since: March 2021 Age: 66 Education: University of Washington Committees: Audit Finance & Investment Policy Other Public Boards: None	Steven E. Rendle

Mr. Rendle was a leading executive in the apparel industry, with more than 35 years of experience in the specialty outdoor and action sports apparel industries. He spent more than 20 years at VF Corp. and successfully navigated the company through a rapidly changing global retail environment and drove rapid transformation of VF’s brands toward a consumer-minded, retail-centric and hyper-digital future.

CEO Experience
From January 2017 to December 2022, Mr. Rendle served as CEO of VF Corp., one of the world’s largest apparel, footwear and accessories companies that had $10 billion in annual revenue. He previously held several leadership positions within VF Corp. and its The North Face brand.

Growth / Transformation Experience
Before retiring as CEO, Mr. Rendle led VF’s global business model transformation and the reshaping of its apparel and footwear brand portfolio to accelerate growth. Under his leadership, VF completed the divestitures and spin-offs of several brands, acquired several brands, and relocated the company’s global headquarters to Denver.

Purpose-Led Consumer Brand Strategy and Business Execution
Mr. Rendle led the vision for VF to become a purpose-led, performance-driven organization that prioritizes environmental and social responsibility throughout its global operations. This approach is deeply integrated into each of VF’s brands and their product and consumer engagement strategies, helping to create value for the company’s shareholders and stakeholders alike.

	Experience	Qualifications

•
Chairman, President and Chief Executive Officer of VF Corp. (2017-2022)

•
President & Chief Operating Officer, VF Corp. (2015-2016)

•
Senior Vice President, Americas, VF Corp. (2014-2015)

•
Group President, Outdoor & Action Sports, Americas, of VF Corp. (2011-2014)

•
President, Outdoor Americas, of VF Corp. (2009-2010)

•
Brand President, The North Face, a VF Corp. brand (2004-2010)

Business Operations

Chief Executive Officer

CR&S

Customer Engagement / Marketing

Digital / e-Commerce

Growth / Transformation

Investments / Venture Capital

Philanthropy / Non-Profits

Retail / Consumer Service

40	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors

Former Chief Executive Officer

Independent Director

Director Since:
March 2023

Age:
46

Education:
Duke University
Northwestern University

Committees:
Nominating
Finance & Investment Policy

Other Public Boards:
None
Sima D. Sistani

Ms. Sistani brings to the Board more than 20 years of leadership experience in the media and technology industries, specializing in bringing startups to life and building digital communities. As a former Chief Executive Officer, her experience and expertise are valuable as Best Buy continues its omnichannel evolution and enhances its digital customer experience.

CEO / Executive
Ms. Sistani served as the CEO of WW International, Inc., a company focused on helping people adopt healthy habits through human-centric technology and community from March 2022 to September 2024. She also previously served as CEO and Co-Founder of Houseparty, a face-to-face synchronous social network.

Digital / E-Commerce
In addition to serving as the CEO of Houseparty, Ms. Sistani was one of the co-founders. She previously led mobile growth operations at Yahoo! Inc., a technology company, from the time Yahoo! acquired Tumblr, Inc. She also served as Tumblr’s first Head of Media.

Marketing / Customer Experience
Ms. Sistani has product strategy and brand growth experience that she brought to her role as CEO of WW.

Experience	Qualifications

•
Adjunct professor, Duke University (2025-present)

•
CEO and director, WW International, Inc. (2022-2024)

•
CEO and Co-Founder of Houseparty (acquired by Epic Games in 2019), at Epic Games (2019-2022)

•
CEO and Co-Founder of Houseparty (2015-2019)

•
Head, Media, Tumblr, Inc. (2014-2015)

•
Director, Mobile Growth, Yahoo! Inc. (now Altaba Inc.) (2011-2014)

Chief Executive Officer Customer Engagement / Marketing Digital / e-Commerce Growth / Transformation Technology

2026 Proxy Statement	41

Item of Business No. 1 — Election of Directors __________________________

Board Chair, President and Chief Executive Officer, La-Z-Boy Incorporated

Independent Director

Director Since:
March 2023

Age:
58

Education:
The Ohio State University

Committees:
Audit
Finance & Investment Policy

Other Public Boards:
La-Z-Boy Incorporated
Melinda D. Whittington

Ms. Whittington brings to the Board more than 35 years of finance and leadership experience in a variety of consumer-focused industries. She is currently Board Chair, President and Chief Executive Officer of La-Z-Boy Incorporated, one of the world’s leading residential furniture manufacturers and retailers. Her varied background provides Ms. Whittington with a broad perspective as Best Buy pursues its growth strategy.

CEO / Executive Experience
Ms. Whittington has served as CEO of La-Z-Boy Incorporated since April 2021. She previously served as the company’s Chief Financial Officer.

Finance
As a former CFO of La-Z-Boy Incorporated and Allscripts Healthcare Solutions, Ms. Whittington brings strong financial acumen to the Best Buy Board. Prior to serving as CFO and later CEO, she spent more than 20 years in various financial management roles at Kraft Foods Group, Inc. (now The Kraft Heinz Company) and The Procter & Gamble Company.

Global
Ms. Whittington has held finance and functional roles at large, global and capital-intensive consumer-facing companies. She has worked internationally in Costa Rica and Belgium.

Experience	Qualifications

•
President and Chief Executive Officer, La-Z-Boy Incorporated (2021-present)

•
Board Chair, La-Z-Boy Incorporated (2024-present)

•
Chief Financial Officer, La-Z-Boy Incorporated (2018-2021)

•
Chief Financial Officer, Allscripts Healthcare Solutions (2016-2017)

•
Senior Vice President, Corporate Controller and Chief Accounting Officer, Kraft Foods Group, Inc. (now The Kraft Heinz Company) (2014-2015)

•
Various finance and leadership roles, including international assignments, at The Procter & Gamble Company (1993-2014)

Business Operations

Chief Executive Officer

Corporate Governance

Customer Engagement / Marketing

Finance

Growth / Transformation

Philanthropy / Non-Profits

Professional Services

Retail / Consumer Service

42	2026 Proxy Statement

__________________________ Item of Business No. 1 — Election of Directors
Voting Information
You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Articles prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the votes cast with respect to the director is required to elect a director.
Proxy cards that are properly executed will be voted for the election of all of the nominees unless otherwise specified.
Board Voting Recommendation
The Board recommends a vote FOR the election of Corie S. Barry, Lisa M. Caputo, Meghan C. Frank, A. Dylan Jadeja, David W. Kenny, David C. Kimbell, Mario J. Marte, Karen A. McLoughlin, Claudia F. Munce, Richelle P. Parham, Steven E. Rendle, Sima D. Sistani and Melinda D. Whittington for a term of one year. All of the nominees are current members of the Board.

2026 Proxy Statement	43

Security Ownership of Certain Beneficial Owners and Management
The following table provides information about the number of shares of our common stock beneficially owned on March 30, 2026 (unless otherwise indicated), by each of our named executive officers. The table provides similar information for each director and director nominee, all directors and executive officers as a group, and each person, or any group that we know who beneficially owns more than 5% of the outstanding shares of our common stock.

Name and Address(1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Corie Barry, Chief Executive Officer and Director	502,206(2)	*
Matt Bilunas, Senior Executive Vice President, Chief Financial Officer and Enterprise Strategy	22,448(3)	*
Jason Bonfig, Senior Executive Vice President, Customer Offering, Fulfillment and Best Buy Canada	69,218(4)	*
Todd Hartman, Executive Vice President, Chief Legal and Risk Officer and Secretary	34,943(5)	*
Kamy Scarlett, Senior Executive Vice President, Corporate Affairs and Human Resources	159,555(6)	*
Damien Harmon, Former Senior Executive Vice President, Channel and Customer Experiences and Enterprise Services	0(7)	*
Lisa M. Caputo, Director	61,948(8)	*
Meghan C. Frank, Director	982(9)	*
A. Dylan Jadeja, Director	587(10)	*
David W. Kenny, Director	51,542(10)	*
David C. Kimbell, Director	8,029(10)	*
Mario J. Marte, Director	14,735(10)	*
Karen A. McLoughlin, Director	37,788(10)	*
Claudia F. Munce, Director	35,565(10)	*
Richelle P. Parham, Director	24,254(10)	*
Steven E. Rendle, Director	14,143(10)	*
Sima D. Sistani, Director	9,037(10)	*
Melinda D. Whittington, Director	9,037(10)	*
All current directors and executive officers, as a group (18 individuals)	1,065,029(11)	0.50%
Richard M. Schulze, Founder and Chairman Emeritus 999 Vanderbilt Beach Rd, Suite 710 Naples, FL 34108	13,552,541(12)	6.43%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	23,328,119(13)	11.08%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114	14,089,734(14)	6.69%

*	Less than 1%.
(1)	The business address for all current directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota 55423.
(2)
The figure represents: (a) 316,879 outstanding shares owned by Ms. Barry; (b) 3,652 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Ms. Barry; and (c) options to purchase 181,675 shares, which Ms. Barry could exercise within 60 days of March 30, 2026. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

44	2026 Proxy Statement

____________________ Security Ownership of Certain Beneficial Owners and Management
(3)
The figure represents outstanding shares owned by Mr. Bilunas. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

(4)
The figure represents: (a) 41,007 outstanding shares owned by Mr. Bonfig; (b) 4,161 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Bonfig; and (c) options to purchase 24,050 shares, which Mr. Bonfig could exercise within 60 days of March 30, 2026. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

(5)
The figure represents: (a) 17,178 outstanding shares owned by Mr. Hartman; (b) 292 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Hartman; (c) 10,900 shares held by Mr. Hartman in a revocable trust; and (d) options to purchase 6,573 shares, which Mr. Hartman could exercise within 60 days of March 30, 2026. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

(6)
The figure represents: (a) 63,389 outstanding shares owned by Ms. Scarlett; and (b) options to purchase 96,166 shares, which Ms. Scarlett could exercise within 60 days of March 30, 2026. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

(7)
Mr. Harmon does not own any outstanding shares. The figure does not include shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

(8)
The figure represents: (a) 10,000 outstanding shares owned by Ms. Caputo and (b) 51,948 restricted stock units, which would be converted to shares if Ms. Caputo left the Board within 60 days of March 30, 2026.

(9)	The figure represents: (a) 1 outstanding share owned by Ms. Frank and (b) 981 restricted stock units, which would be converted to shares if Ms. Frank left the Board within 60 days of March 30, 2026.
(10)	The figure represents restricted stock units that would be converted to shares if the director left the Board within 60 days of March 30, 2026.
(11)
The figure represents: (a) the outstanding and attainable shares, restricted stock units and options described in the preceding footnotes (2) through (6) and (8) through (10); and (b) 9,011 outstanding shares owned by other executive officers. The figure does not include shares underlying performance share awards of the other executive officers that are subject to vesting and settlement within 60 days of March 30, 2026. As of March 30, 2026, the threshold performance objectives for any such awards are not expected to be attained.

(12)
Mr. Schulze is our Founder and Chairman Emeritus. He is not a member of our Board and is not considered an executive officer but is listed here due to his status as a beneficial owner of more than 5% of our common stock. According to information provided to the Company by Mr. Schulze, the figure represents: (a) 11,451,911 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $200 million in aggregate value of shares have been pledged by the trust as collateral to secure a line of credit; (b) 1,153,938 outstanding shares registered in the name of the Richard M Schulze Qualified Terminable Interest Property Marital Trust II for the benefit of Mr. Schulze; (c) 702,903 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his pecuniary interest therein); (d) 172,831 outstanding shares registered in the name of the Richard M. Schulze Qualified Terminable Interest Property Marital Trust I for the benefit of Mr. Schulze (Mr. Schulze has disclaimed beneficial ownership of these shares); (e) 2,061 outstanding shares held in Mr. Schulze’s individual retirement account; (f) 436 shares held by Mr. Schulze’s spouse; and (g) 68,461 outstanding shares registered in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Schulze.

(13)
Share numbers are as reported on the owner’s most recent Schedule 13G/A filed with the SEC on January 24, 2024, to report ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 20,656,807 shares and sole dispositive power over 23,328,119 shares.

(14)
Share numbers are as reported on the owner’s most recent Schedule 13G filed with the SEC on February 4, 2025, to report ownership as of December 31, 2024. State Street Corporation has shared voting power over 10,151,236 shares and shared dispositive power over 14,088,274 shares.

The table above sets forth beneficial ownership of our common stock as of March 30, 2026. On April 29, 2026, Vanguard Capital Management (100 Vanguard Blvd., Malvern, PA 19355) (“Vanguard”) filed a Schedule 13G disclosing that as of March 31, 2026, it had beneficial ownership of 14,778,078 shares of our common stock. Vanguard disclosed that as of such date, it had sole voting power over 1,993,519 shares and sole dispositive power over 14,778,078 shares.

2026 Proxy Statement	45

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who beneficially own more than 10% of our common stock file initial reports of ownership with the SEC. They must also file reports of changes in ownership with the SEC. Based solely on our review of electronic filings with the SEC of such reports, management and the Board believe our directors, and executive officers who served during any part of fiscal 2026 and shareholders who beneficially own more than 10% of our common stock complied with the Section 16(a) filing requirements during the fiscal year ended January 31, 2026, except for the following transactions, which were reported on a delayed basis: a sale by Mathew Watson that occurred on March 14, 2025 (see Mr. Watson’s Form 4, dated March 19, 2025, for additional detail), and sales of shares to cover tax withholding obligations by Matthew Bilunas, Jason Bonfig, Damien Harmon, Todd Hartman, Kathleen Scarlett and Mathew Watson that occurred on March 21, 2025 (see the Form 4 filings of each of Mr. Bilunas, Mr. Bonfig, Mr. Harmon, Mr. Hartman, Ms. Scarlett and Mr. Watson, dated March 26, 2025, for additional detail).
Certain Relationships and Related Party Transactions
Our written Related Party Transactions Policy prohibits “related party transactions” unless approved by the Audit Committee and the Board. For purposes of our policy, a “related party transaction” is a transaction or series of transactions in which (a) the Company or a subsidiary is a participant, (b) the aggregate amount involved exceeds $120,000 and (c) any director, executive officer or shareholder beneficially owning more than 5% of our common stock, or any of their respective immediate family members has a direct or indirect material interest.
A related party transaction will generally not be approved unless it provides us with a demonstrable incremental benefit and the terms are competitive with those available from unaffiliated third parties. Only Board members who do not have an interest in the transaction are permitted to vote on a related party transaction. In addition, ongoing related party transactions are reviewed by the Audit Committee and the Board to ensure that such transactions continue to provide the necessary incremental benefit to us and have competitive terms. Each of the transactions discussed below were approved (or re-approved if ongoing) by the Audit Committee and the Board in March 2026, unless otherwise noted, in accordance with our Related Party Transactions Policy. We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.
Richard M. Schulze
As of the date of this filing, Mr. Schulze owned approximately 6.4% of our common stock. On March 25, 2013, we entered into a letter agreement with Mr. Schulze pursuant to which, among other things, Mr. Schulze was given the lifetime honorary title of “Founder and Chairman Emeritus” of the Company, although he is not an executive and is no longer a member of our Board. Under this letter agreement, we agreed to compensate Mr. Schulze with an annual base salary of $150,000 through fiscal 2018 for his services as Chairman Emeritus, and to provide lifetime medical benefits for him, his spouse and his eligible dependents in accordance with our plans, practices, programs and policies in effect generally for our executives and their dependents. We also agreed to provide office space and administrative support, and to reimburse Mr. Schulze for his costs and out-of-pocket expenses incurred in the performance of his duties as Chairman Emeritus. The letter agreement’s term has been successively renewed since that time, including for fiscal 2026.
Jason Bonfig
Jason Bonfig is our Senior Executive Vice President, Customer Offering, Fulfillment and Best Buy Canada. Mr. Bonfig’s wife is employed with us as a Senior Vice President of Omnichannel Operations at our corporate headquarters in Richfield, Minnesota. Her total cash compensation in fiscal 2026 was approximately $504,506. She also received an annual long-term incentive award of 3,573 time-based restricted shares, which vest in one-third increments on each anniversary of the grant for three years, and 1,167 performance shares, which vest after three years based on achievement of performance. Her awards are consistent with awards for other employees at her level. She is eligible to receive employee benefits generally available to all employees. Her employment with us began in 1997. She is compensated at a level comparable to the compensation paid to unrelated employees in similar positions at Best Buy. On April 21, 2026, she resigned from her position and her last day with the Company is July 31, 2026.

46	2026 Proxy Statement

Audit Committee Report
The key responsibility of the Audit Committee is to assist the Board in overseeing the integrity of the Company’s financial statements and financial reporting processes. The Audit Committee’s charter, which was approved by our Board, is posted on our website at www.investors.bestbuy.com. As of January 31, 2026, the Audit Committee included six members. All Audit Committee members meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. The Board has determined that Mr. Marte, Ms. McLoughlin, Ms. Whittington and Ms. Frank are “audit committee financial experts” for purposes of SEC rules based on their relevant experience. No member of the Audit Committee serves on the audit committee of more than three public companies.
Committee Meetings
The Audit Committee met eight times during fiscal 2026. The Audit Committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The Audit Committee meetings include regular executive sessions with our independent registered public accounting firm, Deloitte & Touche LLP, our internal auditors and management. The Audit Committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.
Fiscal 2026 Audited Financial Statements
The Audit Committee, on behalf of the Board, reviewed and discussed with both management and D&T our annual audited consolidated financial statements for the fiscal year ended January 31, 2026, and our quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) (U.S.) and the SEC.
The Audit Committee reviewed and discussed with D&T its independence from us and our management. As part of that review, the Audit Committee received from D&T the written disclosures and the letter required by applicable rules of the PCAOB (U.S.) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. In addition, the Audit Committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2026. In reliance on the reviews and discussions with management and D&T, the Audit Committee believes that the services provided by D&T were compatible with, and did not impair, its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, for filing with the SEC.
AUDIT COMMITTEE
Mario J. Marte (Chair)
Meghan C. Frank
Karen A. McLoughlin
Claudia F. Munce
Steven E. Rendle
Melinda D. Whittington

2026 Proxy Statement	47

Item of Business No. 2 — Ratification of Appointment of Our Independent Registered Public Accounting Firm
THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE “AUDIT COMMITTEE REPORT”
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. As part of this oversight, the Audit Committee considers the firm’s independence, qualifications, performance, and whether the independent registered public accounting firm should be rotated, as well as the impact of such a rotation. Deloitte & Touche LLP has been retained as our independent registered public accounting firm since 2005. In compliance with Sarbanes-Oxley requirements, the Lead Audit Partner from D&T rotates off our account every five years, with oversight in selection by the Audit Committee. The last Lead Audit Partner rotation occurred in March 2026. The Audit Committee has appointed D&T as our independent registered public accounting firm for the fiscal year ending January 30, 2027. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Principal Accountant Services and Fees
The Audit Committee is responsible for the audit fee negotiations associated with the retention of our independent registered public accounting firm. For the fiscal years ended January 31, 2026, and February 1, 2025, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for services rendered by D&T during fiscal 2026 and fiscal 2025, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to the Audit Committee’s pre-approval policy as described below:

Service Type	Fiscal 2026	Fiscal 2025
Audit Fees(1)	$4,297,000	$3,987,000
Audit-Related Fees(2)	223,000	1,222,000
Tax Fees(3)	41,000	152,000
Other Fees(4)	0	0
Total Fees	$4,561,000	$5,361,000

(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended January 31, 2026, and February 1, 2025; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; statutory audit filings; the audit of the Best Buy Foundation; and consultations on accounting matters.

(2)	Consists primarily of fees related to the audits of our retirement savings plans, financial due diligence and assurance-related services.
(3)	Consists of fees related to tax consulting services.
(4)	Consists of fees related to non-financial consulting services.
It is our policy that our independent registered public accounting firm be engaged to provide primarily audit and audit-related services. However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it determines that D&T is the most efficient and effective tax service provider.
Pre-Approval Policy
Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Securities Exchange Act of 1934, as amended, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm, except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.
Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

48	2026 Proxy Statement

_________ Item of Business No. 2 — Ratification of Appointment of Our Independent Registered Public Accounting Firm
Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits, special procedures required to meet certain regulatory requirements, comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.
Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and due diligence related to mergers and acquisitions.
Tax services include tax consulting services, as well as compliance and other services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.
As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to periodically report actual fees versus the estimate throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.
Board Voting Recommendation
The members of the Audit Committee and the Board believe that the continued retention of D&T to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and our shareholders. The Board recommends that shareholders vote FOR the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending January 30, 2027.
The affirmative vote of a majority of the voting power of the shares present and entitled to vote at the Meeting is required to ratify D&T as our independent registered accounting firm.
Although ratification is not required pursuant to our By-laws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If the appointment of D&T were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm but would give consideration to an unfavorable vote. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

2026 Proxy Statement	49

Item of Business No. 3 — Advisory Vote to Approve Named Executive Officer Compensation
We are providing our shareholders with an opportunity to cast an advisory vote, a “Say on Pay,” regarding our fiscal 2026 named executive officer (“NEO”) compensation program, as described in the Executive and Director Compensation section of this proxy statement.
Information About the Advisory Vote to Approve Named Executive Officer Compensation
The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s NEOs. While the advisory vote to approve the compensation of NEOs is not binding, it provides useful information to our Board and Compensation Committee regarding our shareholders’ views of our executive compensation philosophy, policies and practices. The Compensation Committee values our shareholders’ opinions and will take the results of the vote into consideration when determining the future compensation arrangements for our NEOs. At the Company’s 2023 Regular Meeting of Shareholders, our shareholders voted to hold the non-binding shareholder vote to approve the compensation of our NEOs each year. Accordingly, the Company has held, and expects to continue to hold, such votes annually. The next such vote on frequency of these non-binding shareholder votes (“Say When on Pay”) will be held at the 2029 Regular Meeting of Shareholders.
As detailed in the Executive and Director Compensation — Compensation Discussion and Analysis section, we believe our fiscal 2026 executive compensation program reflects market appropriate practices and balances risk and reward in relation to our overall business strategy. Our executive compensation program is focused on pay-for-performance and seeks to mitigate risks related to compensation to ensure management and shareholder interests in long-term value creation are aligned.
Accordingly, we ask that our shareholders cast an advisory vote to approve the following resolution:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the NEOs for the fiscal year ended January 31, 2026, as described in the Executive and Director Compensation — Compensation Discussion and Analysis section and the compensation tables and related material disclosed in the Company’s proxy statement for its 2026 Regular Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
Board Voting Recommendation
Our Board recommends an advisory vote FOR approval of the fiscal 2026 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote is required for advisory approval of our NEO compensation.
It is intended that, unless otherwise instructed, the shares represented by proxy will be voted “FOR” the advisory vote on our NEO compensation.

50	2026 Proxy Statement

Executive and Director Compensation
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes how the Compensation Committee of the Board decided to compensate our fiscal 2026 NEOs:

Name	Principal Position
Corie Barry	Chief Executive Officer
Matt Bilunas	Senior Executive Vice President, Chief Financial Officer and Enterprise Strategy
Jason Bonfig	Senior Executive Vice President, Customer Offering, Fulfillment and Best Buy Canada
Todd Hartman	Executive Vice President, Chief Legal and Risk Officer and Secretary
Kamy Scarlett	Senior Executive Vice President, Corporate Affairs and Human Resources
Damien Harmon*	Former Senior Executive Vice President, Channel and Customer Experiences and Enterprise Services

*
The Company eliminated Mr. Harmon’s position effective July 18, 2025, and he received severance benefits in accordance with the Company’s ERISA severance plan (“Severance Plan”), which is described in more detail in the Executive Compensation Elements — Other Compensation — Severance Plan section of this CD&A.

In April 2026, we announced our CEO succession plans. Effective November 1, 2026, Mr. Bonfig will become our CEO and a director on our Board. Also on November 1, 2026, Ms. Barry will become a strategic advisor in a non-executive role for the six months following her departure as CEO to support the leadership transition, and she will step off the Board at that time.
The CD&A section of our proxy statement includes the following:

CD&A Section	What’s included?
Executive Summary
Highlights of our executive compensation program, including our shareholder engagement process and Compensation Committee consideration of “Say on Pay” votes, and a summary of our fiscal 2026 executive compensation decisions

Compensation Philosophy, Objectives & Policies	Overview of the philosophy, objectives and policies utilized by the Compensation Committee in implementing our executive compensation program
Governance	Summary of the key participants in our executive compensation process and the role each plays in the decision-making
Factors in Decision-Making	Overview of factors considered by the Compensation Committee in its decision-making process
Executive Compensation Elements	Description of each element of our NEO pay mix within our executive compensation program, including specific details regarding decisions made within each element

2026 Proxy Statement	51

Executive and Director Compensation ____________________________
Executive Summary
Our compensation program for fiscal 2026 was designed to support our multiyear strategy of deepening customer relationships, strengthening our position in retail as a leading omnichannel destination for technology, and scaling new profit streams. In fiscal 2026, we expanded our operating income rate while delivering positive comparable sales. Following are highlights of our fiscal 2026 enterprise financial results:

Comparable Sales 0.5%	Diluted EPS $5.04	Adjusted Diluted EPS $6.43*

Revenue $41.7B	Operating Income Rate 3.3%	Adjusted Operating Income Rate 4.3%*
*	For GAAP to non-GAAP reconciliations, please refer to the schedule entitled Reconciliations of Non-GAAP Financial Measures.
These fiscal 2026 results led to a payout of 84.07% of target for our short-term incentive awards, similar to the level of payout for fiscal 2025. See the Executive Compensation Elements — Short-Term Incentive section for our description of our fiscal 2026 STI plan.
The results of the performance shares awarded in fiscal 2024 that will be paid out in fiscal 2027, if earned (based on our three year total shareholder return relative to the S&P 500 Index constituents), have not been approved by the Compensation Committee as of the date of this filing. These awards are explained in further detail within the Executive Compensation Elements — Long-Term Incentive section of this proxy statement. The fiscal 2023 awards that were due to be paid in fiscal 2026 did not meet the threshold performance goal and, accordingly, such awards were not earned.
The Compensation Committee and management remain committed to a performance-driven compensation framework designed to attract, motivate, and retain high-caliber executive talent while limiting the influence of short-term external volatility. As we look ahead to fiscal 2027, our focus remains on strengthening our industry position and scaling emerging profit streams to support sustained, long-term value creation.
Prior “Say on Pay” Votes
We are pleased that 91.6% of the votes cast on the advisory “Say on Pay” proposal at the 2025 Regular Meeting of Shareholders were voted in favor of our executive compensation program. For the last seven consecutive years, our executive compensation programs have received a favorable advisory vote between 91% and 95%, indicating strong shareholder support for our overall compensation program and the manner in which we align our pay program with our evolving business strategy and the underlying financial goals.
We believe the high level of support we received from shareholders for the last several years is driven by our longstanding history and commitment to aligning pay with performance. In the fall of fiscal 2026, following our 2025 Regular Meeting of Shareholders, we reached out to our top forty shareholders, representing approximately 66% of our outstanding shares, offering to discuss any questions or concerns regarding our executive compensation and governance practices. As a result of these outreach efforts, we engaged in direct conversations with several shareholders to answer questions, provide commentary on the compensation decisions made during the year and receive feedback to be considered when making future decisions. During these conversations, shareholders also indicated broad directional support for our compensation programs. Further, as discussed in the Corporate Governance at Best Buy — Shareholder Engagement section, we regularly engage with our shareholders throughout the year regarding their various priorities, and we welcome their feedback on our practices and policies.
Compensation Changes Related to CEO Succession
As part of our recently announced CEO succession plan effective on November 1, 2026, Ms. Barry's annual salary will decrease to $1,000,000, she will remain eligible for a pro-rated payout of her short-term incentive award for the portion of fiscal 2027 in which she served as CEO and she will remain eligible for executive-level employee benefits during the transition period. Upon his appointment to CEO, Mr. Bonfig's annual base salary will increase to $1,250,000 and his annual short-term incentive award target will increase to 190% of base salary for the portion of the year he holds the position of CEO. Commencing in fiscal 2028, his long-

52	2026 Proxy Statement

____________________________ Executive and Director Compensation
term incentive award will have a target value of $10,125,000. For the balance of fiscal 2027, he will receive a true-up equity award with a target value of $1,781,250, reflecting one-fourth of this incremental annual value above his prior long-term incentive awards for fiscal 2027. The true-up award will be comprised of 50% of the value in performance shares and 50% in restricted shares, consistent with the fiscal 2027 annual awards. Consistent with the Compensation Committee's approach in setting annual compensation levels, in determining these compensation adjustments, the Compensation Committee considered the market data for our peer group to provide a perspective on external practices, and input from the Compensation Committee's independent compensation consultant.
Compensation Philosophy, Objectives and Policies
The Company’s compensation philosophy is performance-based and designed to ensure that executive compensation and shareholders’ interests are aligned. To that end, the Compensation Committee works to ensure that base salaries are market competitive in order to attract top talent but weighted similar to those of peers to ensure that the majority of direct compensation is variable, via both our short-term and long-term incentive programs that tie payouts to achievement of key performance goals and changes in shareholder value.
We achieve these objectives by using programs that are designed to align executive interests with Company goals and create a common vision of success without fostering incentives for management to take undue risk.
We utilize the following executive compensation policies and practices:
•
Pay-for-performance. The majority of executive pay is not guaranteed but instead tied to performance metrics designed to drive shareholder value. A significant amount of our long-term incentive program is performance-based, and long-term and short-term incentives comprise a majority of our total compensation opportunity.

•
Mitigate undue risk. We mitigate undue risk by, among other things, utilizing caps on incentive award payments and vesting periods on long-term incentive awards, clawback provisions and policies, restrictive covenants and multiple performance metrics. While variable compensation programs inherently encourage risk taking, the Compensation Committee annually reviews our compensation risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company and are both balanced and appropriate in the context of our overall enterprise risk profile.

•
Independent Compensation Committee and compensation consultant. The Compensation Committee is comprised solely of independent directors. The Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

•
Shareholder engagement. We routinely engage with shareholders regarding executive compensation and related issues. We provide shareholder feedback to the Compensation Committee, which considers the feedback when reviewing executive compensation programs and policies.

•
Re-pricing of stock options. Stock options may not, without the approval of our shareholders, be (i) amended to reduce their initial exercise price (except for adjustments in the case of a stock split or similar event); (ii) cancelled and replaced by stock options having a lower exercise price; or (iii) cancelled and replaced with cash or other securities.

•
Stock ownership and trading policies. We have stock ownership guidelines for all of our executive officers and Board members. As of the end of fiscal 2026, each NEO and director was in compliance with the guidelines. We prohibit all employees, including our executive officers and members of the Board, from hedging Company securities. Executive officers and Board members are also prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account.

•
Health, retirement and other benefits. NEOs are eligible to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans. We do not have an executive retirement plan that provides extra retirement benefits to the NEOs, and we have a policy regarding shareholder ratification of executive cash severance agreements. NEOs are provided with annual executive physical exams, supplemental long-term disability insurance and tax planning/preparation services consistent with those provided to other executives.

2026 Proxy Statement	53

Executive and Director Compensation ____________________________
Governance
The following table summarizes the roles of each of the key participants in the executive compensation decision-making process for our NEOs.

Key Participant
Compensation Committee
Role in Decision-Making Process
• Establishes our compensation objectives.

• Determines, approves and oversees executive compensation, including the design, competitiveness and effectiveness of our compensation programs.

• The Compensation Committee’s charter is available on our website at www.investors.bestbuy.com.

Compensation Committee’s Independent Compensation Consultant
Role in Decision-Making Process

•
Reviews the recommendations of management with the Compensation Committee to ensure that the recommendations are aligned with our objectives and are reasonable when compared to our market for executive and director talent.

•
Assists the Compensation Committee in the design of the variable incentive plans, the determination of the overall compensation mix, the selection of performance metrics and the setting of the performance goals and ranges.

• Provides analysis and crafts recommendations for the Compensation Committee in the setting of CEO compensation opportunity.

• Reviews the results of the compensation risk assessment with the Compensation Committee, including key observations and conclusions.

• Provides perspective on market practice and information about emerging trends.

•
The Compensation Committee has sole discretion and adequate funding to engage consultants in connection with compensation-related matters. Frederic W. Cook & Co., Inc. (“FW Cook”) has served as the Compensation Committee’s independent compensation consultant since 2012.

CEO
Role in Decision-Making Process

•
Creates and presents recommendations to the Compensation Committee for our other executive officers and provides her own perspective. Does not participate in conversations or decisions regarding her own compensation.

Human Resources (“HR”) and Finance
Role in Decision-Making Process

•
HR provides the Compensation Committee with market analytics in support of the CEO’s recommendations for our executive officers. As necessary, HR engages outside consultants to assist with its analytics and recommendations. Finance provides the Compensation Committee with financial analytics in support of short-term and long-term program design, target setting and evaluation of results.

Compensation Consultant Independence
The Compensation Committee reviewed the independence of FW Cook under NYSE and SEC rules. Based on its review and information provided by FW Cook regarding the provision of its services, fees, policies and procedures, presence (if any) of any conflicts of interest, ownership of Best Buy stock and other relevant factors, the Compensation Committee concluded that the work of FW Cook has not raised any conflicts of interest and deemed them to be an independent advisor to the Compensation Committee.

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____________________________ Executive and Director Compensation
Factors in Decision-Making
Market Competitive Data
For fiscal 2026, each element of compensation and the level of total direct compensation for our NEOs were considered against market benchmarks and views of individual performance. Our Compensation Committee reviewed publicly available compensation data and private surveys for our peer group of companies, Fortune 100 companies and general and retail industry survey data. We used available information and monitored actions taken by our peer group to evaluate market trends and to assess the long-term incentive program and overall competitiveness of our executive compensation levels. We did not, however, seek to establish any specific element of compensation or total direct compensation that falls within a prescribed range relative to our peer group of companies or the Fortune 100 companies.
Compensation Peer Group for Fiscal 2026
We review our peer group annually. The Compensation Committee strives to ensure that our peer group is an accurate reflection of our business model from both a scale and operational perspective, and that it represents the labor market for executive talent. For fiscal 2026, the peer group was approved after consideration of the following criteria:
•	Business model: combination of omni-channel retailers, health care services providers and technology services/solutions providers;
•	Size and scope: revenue and market cap;
•	Current peers: preference, but not obligation, toward consistency in an effort to maintain reliability from year to year in the results of our compensation analysis; and
•	Labor market considerations: companies that are included in the peer group of our peers.
The Compensation Committee considered the Company’s position relative to the peer group and made no changes to our peer group for fiscal 2026. Our peer group consisted of the following companies for fiscal 2026:

Amazon.com, Inc. (AMZN)	The Home Depot, Inc. (HD)	Nordstrom, Inc.
CarMax, Inc. (KMX)	Kohl’s Corporation (KSS)	Target Corporation (TGT)
CDW Corporation (CDW)	Lowe’s Companies Inc. (LOW)	Wal-Mart, Inc. (WMT)
CVS Health Corporation (CVS)	Macy’s, Inc. (M)	Walgreens Boots Alliance, Inc.
eBay Inc. (EBAY)	Nike, Inc. (NKE)

2026 Proxy Statement	55

Executive and Director Compensation ____________________________
Executive Compensation Elements
Overview
Our NEOs’ compensation in fiscal 2026 included the following elements (for additional details on specific awards, see the discussion below and the Compensation of Executive Officers — Summary Compensation Table section):

Compensation Component	Key Characteristics	Link to Shareholder Value	How We Determine Amount
Base Salary	Cash; reviewed annually and adjusted if appropriate.	Provide competitive, fixed compensation to attract and retain executive talent who drive superior performance.	Consider individual contributions to business outcomes, scope and responsibilities, role changes and/or market data.
Short-Term Incentive (“STI”)	Cash; variable compensation component. Performance-based award opportunity.	Incentive targets are tied to the achievement of key measures tied to our long-term strategy.	Metrics are selected based on key components of the Company’s strategic plan. Fiscal 2026 metrics were: • Enterprise Operating Income — 45% • Enterprise Revenue — 45% • Shared Success — 10%
Long-Term Incentive (“LTI”)	Performance share awards and restricted shares subject to time-based vesting requirements.	Create a strong financial incentive for increasing shareholder value, encourage ownership stake and promote retention.
Grant award levels are based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. (Actual payout of performance share awards is based on performance over the three-year performance period.)

Health, Retirement and Other Benefits
Eligibility to participate in benefit plans generally available to our full-time salaried employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans.
		Plans are part of our broad-based employee benefits programs designed to promote health, well-being and financial security for all employees.	The NEOs are eligible to participate in the same employee benefits offered to all U.S.-based officers.
Executive Benefits
Annual executive physical exam, supplemental long-term disability insurance and tax planning/preparation services. Limited personal jet use is permitted for the CEO and, with the CEO’s authorization, other Company employees, including each of our NEOs, in accordance with our Private Jet Use Policy.
		Provide competitive benefits to promote the health, well-being and financial security of our executive officers.	All NEOs are eligible to participate in these benefits, except that use of private jet services by NEOs, other than the CEO, is subject to the CEO’s authorization in accordance with our policy.

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____________________________ Executive and Director Compensation
Fiscal 2026 Pay Mix
The Compensation Committee emphasizes variable performance-based pay when setting the target pay mix for our executive officers but does not establish a set pay mix for them. The target pay mix for fiscal 2026 for our CEO and other NEOs, on average, is shown below. Actual salary levels, STI target percentage (discussed in further detail in the Short-Term Incentive section) and LTI awards (discussed in further detail in the Long-Term Incentive section) vary based on the market analysis described above. Approximately 93% of the CEO’s target pay and, on average, approximately 80% of the other NEOs’ target pay is variable based on operating performance, changes in our stock price and/or total shareholder return relative to the S&P 500 companies.

Each element in the pay mix is discussed below and shown in the Summary Compensation Table as found in the Compensation of Executive Officers section of this proxy statement.
Base Salary
In March 2025, the Compensation Committee reviewed the total compensation for each NEO. The Compensation Committee approved base salary increases for Ms. Scarlett and Messrs. Bilunas, Bonfig, Hartman and Harmon based on role, responsibilities and relevant market data.

Name	Fiscal 2026 Beginning-of-Year Annual Base Salary	Fiscal 2026 End-of-Year Annual Base Salary	Percent Change
Ms. Barry	$1,300,000	$1,300,000	0%
Mr. Bilunas	935,000	960,000	2.7%
Mr. Bonfig	800,000	850,000	6.3%
Mr. Hartman	810,000	835,000	3.1%
Ms. Scarlett	925,000	950,000	2.7%
Mr. Harmon(1)	800,000	835,000	4.4%

(1)	The Company eliminated Mr. Harmon’s position effective July 18, 2025, and he received severance benefits in accordance with the Severance Plan.

2026 Proxy Statement	57

Executive and Director Compensation ____________________________
Short-Term Incentive
Our executive compensation programs are designed to ensure that a significant percentage of total compensation is linked to Company performance. The Compensation Committee reviewed the NEOs’ target payout percentages as part of its review of their total fiscal 2026 target compensation in March 2025. The Compensation Committee generally applies a tiered approach in determining the potential target payout ranging from 100% to 200% of annual earnings. The specific target payout percentage for each NEO is determined based on external market data (including survey and proxy data from the Fortune 100 and our peer group) for equivalent roles with emphasis placed on job value and internal pay equity among the NEOs. The target payout percentage for Messrs. Bonfig, Hartman and Harmon were increased to improve internal alignment based on the scope of their roles.

Name	Fiscal 2025 Target Payout Percentage	Fiscal 2026 Target Payout Percentage(1)
Ms. Barry	200%	200%
Mr. Bilunas	150%	150%
Mr. Bonfig	125%	150%
Mr. Hartman	125%	150%
Ms. Scarlett	150%	150%
Mr. Harmon	125%	150%

(1)
The Target Payout Percentage for Messrs. Bonfig, Hartman and Harmon were increased from 125% to 150% two months into fiscal 2026. Their final STI payment amounts were pro-rated accordingly, resulting in a target payout percentage of 145%. Mr. Harmon was not eligible for a fiscal 2026 payment because his employment with the Company ended mid-year.

Fiscal 2026 STI Performance Criteria. Metrics were selected based on key components of the Company’s strategic plan. The following performance metrics determined the payouts for the fiscal 2026 STI plan:

STI Metric	Metric Weighting	Definition
Compensable Enterprise Operating Income	45%	Enterprise adjusted operating income, adjusted for differences from targeted foreign exchange rates.
Compensable Enterprise Revenue	45%
Enterprise revenue, which includes all revenue streams, including stores that recently opened or closed as well as mergers and acquisitions, adjusted for differences from targeted foreign exchange rates.

Shared Success	10%	Progress towards five priorities: grow unit share, grow media business, transform customer experience, accelerate use of technology and data, and evolve the ways we work and lead.

For fiscal 2026, the Compensation Committee elected to once again approve a plan design concentrated on financial performance metrics while maintaining a small portion that was scored based on an informed judgment of performance in five strategic areas. In March 2025, the Compensation Committee approved the performance goals for each of the financial metrics. The minimum, target and maximum goals for each metric were evaluated to ensure they would incentivize the desired level of performance for each priority. The goals are set each year considering anticipated year-over-year industry trends, product cycles and other market factors. At the time the performance goals were set for Compensable Enterprise Operating Income and Compensable Enterprise Revenue, the Company had completed another challenging year and anticipated this trend to continue. While we set our fiscal 2026 target performance goals for Compensable Enterprise Operating Income above fiscal 2025 results, we set our fiscal 2026 target performance goals for Compensable Enterprise Revenue below fiscal 2025 results, which was consistent with the guidance provided to shareholders at the start of fiscal 2026. We set the weighting for Compensable Enterprise Operating Income and Compensable Enterprise Revenue at 45% of the overall opportunity for each metric to reinforce the focus on both of those measures for fiscal 2026.
The weight of the qualitative portion of the plan was set at 10% of the overall opportunity, and focused on five specific areas: growing unit share, growing media business, transforming customer experience, accelerating use of technology and data and evolving the ways we work and lead.

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____________________________ Executive and Director Compensation
The Compensation Committee charged management with updating the Compensation Committee on actions taken and results throughout fiscal 2026 relative to progress towards the goals in each of the stated areas. At the end of fiscal 2026, management presented its summary of actions taken throughout the year and a recommendation for the Shared Success score. The Board was proud of the Company’s ability to continue to make progress towards these goals. In discussing the Shared Success score, the Compensation Committee focused on the following areas:
•
Grow Unit Share. We returned to positive comparable sales and stabilized our share position while navigating a complex and often evolving tariff environment. We successfully launched and scaled our U.S. digital marketplace, onboarding more vendors than originally expected and drastically increasing our available SKU count for our customers.

•
Grow Media Business. Best Buy Ads grew, nearly doubling the number of ad partners compared to the prior year. We were able to both make the necessary investments in our Best Buy Marketplace and Best Buy Ads initiatives and expand our enterprise operating margin through a combination of disciplined expense management and efficiency optimization efforts.

•
Transform Customer Experience. Our relationship net promoter score was up materially year-over-year and the highest it has been in 11 consecutive quarters. We delivered significant year-over-year gains across all five of our most important attributes, including helpful, empathetic, meeting tech needs like no other company can, value and ease. As we exited the year, we saw continued five star customer satisfaction gains in associate availability, product availability and store appearance. For our online customers, we reached our fastest-ever fulfillment speeds for our fourth quarter, with 70% of online purchases fulfilled within two days. We further strengthened our in-store customer experience by partnering with multiple key vendors to expand their investment in immersive merchandising areas as well as expert labor.

•
Accelerate Use of Technology and Data. We leveraged the use of new technology in many areas to elevate customer experience and drive efficiencies, including faster online shipping and delivery speeds and better customer support capabilities.

•
Evolve the Ways We Work and Lead. We remain committed to being a Best Place to Work, our most recent employee engagement survey improved year-over-year, ahead of industry benchmarks, and we continue to have industry-leading retail employee retention rates.

The following chart shows actual fiscal 2026 performance compared to the minimum, target and maximum goals for Compensable Enterprise Operating Income and Compensable Enterprise Revenue. For each metric, performance below the minimum performance threshold against the goal results in no payout, target performance results in a 1.00x payout, and maximum performance results in a 2.00x payout. In fiscal 2026, the Company met the minimum performance threshold for Compensable Enterprise Operating Income and Compensable Enterprise Revenue, and after review of the Company’s Shared Success progress, the Compensation Committee approved an above-target score on that metric.

Metric ($ in millions)	Threshold	Target	Maximum	Actual Result	Metric Score
Compensable Enterprise Operating Income(1) (45%)	$1,576	$1,854	$2,132	$1,781	0.74
Compensable Enterprise Revenue(2) (45%)	40,133	42,246	44,358	41,595	0.79
Shared Success(3) (10%)	N/A	N/A	N/A		1.50

		Fiscal 2026 Blended Score:			0.8407

(1)
Compensable Enterprise Operating Income was determined based on adjusted operating income of $1,785 million as reported in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, adjusted for differences from targeted foreign exchange rates. For further information related to the calculation of adjusted operating income, please refer to Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures, of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

(2)
Compensable Enterprise Revenue was determined based on revenue from continuing operations of $41,691 million as reported in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, adjusted for differences from targeted foreign exchange rates.

(3)	The Shared Success score was determined based on the Committee’s review of the Company’s progress towards its goals as discussed above the table.

2026 Proxy Statement	59

Executive and Director Compensation ____________________________
The following chart shows fiscal 2026 STI opportunities and payments as a dollar value and percent of annual base salary:

Name	Fiscal 2026 Annual Base Salary(1)	Target Payout Percentage(2)	Target Payout Value, Based on Annual Earnings	Fiscal 2026 STI Score	Fiscal 2026 STI Payment
Ms. Barry	$1,300,000	200%	$2,600,000	0.8407	$2,185,820
Mr. Bilunas	955,833	150%	1,433,750	0.8407	1,205,354
Mr. Bonfig	841,667	125%/150%	1,229,167	0.8407	1,033,360
Mr. Hartman	830,833	125%/150%	1,212,500	0.8407	1,019,349
Ms. Scarlett	945,833	150%	1,418,750	0.8407	1,192,743

(1)
Annual base salary is based on the NEO’s annual base salary rate on the 15th fiscal day of each month for twelve months of the fiscal year. This number may differ slightly from actual earnings listed in the Summary Compensation Table.

(2)
The Target Payout Percentage for Messrs. Bonfig and Hartman were increased from 125% to 150% two months into the fiscal year. Their final STI Payment amounts were pro-rated accordingly, resulting in a target payout percentage of 145%.

*	Mr. Harmon is not included in the table above as he was not eligible for a fiscal 2026 STI payment because his employment with the Company ended mid-year.
Long-Term Incentive
Awards of equity-based LTI compensation to our executive officers enhance the alignment of interests of our NEOs and shareholders. All LTI awards for our NEOs and directors must be approved by the Compensation Committee. In March 2025, the Compensation Committee approved LTI awards to our NEOs pursuant to our fiscal 2026 LTI program under our 2020 Omnibus Incentive Plan.
Form of Fiscal 2026 LTI Award. The fiscal 2026 LTI program featured a mix of performance share awards and time-based restricted shares. This results in a balanced portfolio of compensation rewards for NEOs with performance share awards based on relative total shareholder return (to reward relative performance) and operating income dollar growth (to reward profitable growth), and time-based restricted shares (to promote retention). In fiscal 2026, all NEOs received 50% of their annual LTI award in performance shares and 50% in time-based restricted shares.
The NEOs receive an LTI grant once per year following a regularly scheduled Compensation Committee meeting that typically occurs in the first quarter of our fiscal year. In addition, our NEOs can receive supplemental equity awards when warranted to bring their annual compensation in line with market pay or to reflect an increase in responsibilities (no such awards were granted in fiscal 2026). In fiscal 2026, the closing price of our common stock on the grant date and an accounting valuation for each type of award was used to convert the award dollar value to a number of units.
Restricted stock and performance share awards include dividend equivalents, which begin to accrue for each declared dividend following the grant but are not converted into dividends until the restricted shares underlying the grants are earned, vested or payable.
Time-Based Restricted Share Awards: The time-based restricted shares vest in equal installments of one-third on the three successive anniversaries of the grant date, provided the NEOs have been continually employed with us through those dates.
Performance Share Awards: The performance share awards are earned based on two equally weighted metrics: total shareholder return (“TSR”) relative to the S&P 500 Index constituents and enterprise operating income growth, both over a three-year period. TSR was selected as one of the metrics based on its direct link to shareholder value creation. The S&P 500 was used as a proxy for the broad variety of other investment opportunities available to investors. The relative TSR performance goals were as follows:

	Relative TSR Percentile Ranking	No. of Shares Earned (as% of Target)
Less than Threshold	Less than 25th Percentile	—%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile and above	150%

The number of performance shares earned are interpolated on a linear basis for performance between Threshold and Target and between Target and Maximum.

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The other half of the performance share awards are earned based on the compound annual growth rate of enterprise operating income over the next three fiscal years, ending at the end of fiscal 2028. The Compensation Committee chose this metric to sharpen our focus on profitable growth and to further align our performance metrics with our growth strategy. The Committee believes this metric is an effective measurement of Company performance, particularly when combined with our TSR-based awards. Although the Committee has not specifically assessed the probability of achieving any performance metric, based on the Company’s historical results and its assessment of the Company’s strategy, it believes achieving target performance under this award is challenging, yet reasonably attainable with strong management performance, while providing appropriately challenging incentives, and that achieving maximum performance would be difficult. Shares will be earned under this metric as follows:

No. of Shares Earned (as% of Target)
Less than Threshold	—%
Threshold	50%
Target	100%
Maximum	150%

Determination of Fiscal 2026 LTI Target Award Values. In March 2025, the Compensation Committee approved the executive team’s fiscal 2026 compensation, which included increased target award values for Ms. Barry and Mr. Bilunas to reflect market adjustments. LTI award amounts are determined based upon analysis of external market data with overall compensation mix and external market data for equivalent roles being key factors in the determination of the award made to each NEO. The fiscal 2026 LTI awards for each NEO are set forth below.

Name	Fiscal 2025 Target Grant Date Value	Fiscal 2026 Target Grant Date Value
Ms. Barry	$12,500,000	$13,700,000
Mr. Bilunas	3,350,000	3,500,000
Mr. Bonfig	2,000,000	2,000,000
Mr. Hartman	1,600,000	1,600,000
Ms. Scarlett	2,500,000	2,500,000
Mr. Harmon	1,750,000	1,750,000

Name	No. of Time-Based Restricted Shares	Target No. of Shares Under Performance Share Award	Annual Grant: Target Grant Date Value(1)
Ms. Barry	93,223	91,259	$13,700,000
Mr. Bilunas	23,817	23,316	3,500,000
Mr. Bonfig	13,610	13,323	2,000,000
Mr. Hartman	10,888	10,659	1,600,000
Ms. Scarlett	17,012	16,654	2,500,000
Mr. Harmon(2)	11,909	11,659	1,750,000

(1)
The amounts reflect the annual LTI target grant date dollar values approved by the Compensation Committee. This dollar value is converted into a number of restricted shares or performance share awards using an estimate or approximation of the price of a share of our common stock as of the grant date (unless otherwise noted in this table), and a Monte Carlo simulation for shares under performance share awards that have a market condition for vesting. These values differ from those portrayed in the Summary Compensation Table and Grants of Plan-Based Awards Table because there, the grant date fair value of each award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”), and here, the shares are based on an estimate of the grant date fair value determined under ASC Topic 718 as close to the grant date as possible.

(2)
Mr. Harmon’s time-based restricted shares were forfeited upon his departure on July 18, 2025. His performance share awards are eligible for prorated payouts as detailed in the Compensation of Executive Officers — Potential Payments Upon Termination or Change-of-Control section.

Performance Share Payouts. For performance share awards that were scheduled to pay out in fiscal 2026, the Compensation Committee had adopted a performance share plan with a design based on one metric and a 36-month performance period of January 30, 2022, to February 1, 2025. The performance metric was based on the Company’s TSR relative to the S&P 500 Index constituents during the performance period as determined by the appreciation of the average closing price of a given company’s

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Executive and Director Compensation ____________________________
stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following the completion of the performance period (the “FY23 TSR Awards”). Performance share awards were eligible for payout (0 to 150%) after the conclusion of the performance period if the respective performance criteria were met. Because the Company’s TSR during the performance period was at the 23rd percentile of all companies in the S&P 500, the Compensation Committee approved a payout for the FY23 TSR Awards of 0% in fiscal 2026.
Other Compensation
Health, Retirement and Other Benefits. NEOs are eligible to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans. We do not have an executive retirement plan that provides extra retirement benefits to the NEOs. NEOs are provided with a deferred compensation plan, annual executive physical exams (this benefit also applies to spouses and partners), supplemental long-term disability insurance and tax planning/preparation services consistent with those provided to other executives. A summary of these benefits is provided in the following table:

Benefit	Named Executive Officers	All Full-Time U.S.-Based Employees
Accidental Death & Dismemberment	•	•
Deferred Compensation Plan	•
Employee Discount	•	•
Employee Stock Purchase Plan	•	•
Health Insurance	•	•
— Executive Physical Exam	•
Life Insurance	•	•
Long-Term Disability	•	•
— Executive Long-Term Disability	•
Retirement Savings Plan	•	•
Severance Plan	•	•
Short-Term Disability	•	•
Tax Planning and Preparation	•

We provide the executive benefits noted above to compete for executive talent and to promote the health, well-being and financial security of our NEOs. A description of executive benefits, and the costs associated with providing them for the NEOs, are reflected in the “All Other Compensation” column of the Summary Compensation Table as found in the Compensation of Executive Officers section of this proxy statement.
Private Jet Use Policy. We lease an interest in aircraft enrolled in a fractional share program managed by a third-party provider. Use of this aircraft is governed by our Private Jet Use Policy. Under the policy, only the CEO is allowed to request private jet services for business or personal travel; however, the CEO may authorize the use of private jet services by any Company employee, including each of our NEOs. When the leased private jet is used for personal travel, the policy requires that all charges associated with the trip invoiced by the third-party provider must be paid by the employee within a reasonable time of the travel, not to exceed ninety days.
Severance Plan. We have a severance plan that complies with the applicable provisions of the Employee Retirement Income Security Act (“Severance Plan”). The purpose of the Severance Plan is to provide financial assistance to employees while they seek other employment, in exchange for a release of any claims. Although there are differences in benefits depending on the employee’s job level, the basic elements of the plan are comparable for all eligible employees. The plan generally covers all full-time and part-time U.S. employees of Best Buy Co., Inc. and Best Buy Stores, L.P. and their respective direct and indirect U.S.-domiciled subsidiaries, including the NEOs, except for those subject to a separate severance agreement or specifically excluded.
The plan covers involuntary terminations due to job elimination, reduction in force, business restructuring and other circumstances as we determine. Eligible terminated employees receive a severance payment based on their role and time with the Company, with basic employee benefits such as medical, dental and life insurance continued for an equivalent period. Ms. Scarlett and Messrs. Bilunas, Bonfig and Hartman are eligible for the following severance benefits under the plan: one month of Company-paid COBRA continuation coverage and group life insurance premiums and a lump sum cash payment equal to two years of salary, a payment of $25,000 in lieu of outplacement and other tax and financial planning assistance, a payment of 150% of the cost of 23 months of medical, dental and vision coverage (based on coverage elections in place at the time of termination) and a payment of 150% of the cost of 17 months of life insurance coverage. See Compensation of Executive Officers — Potential Payments Upon Termination or Change-of-Control for more information regarding potential payments following an involuntary termination and for the severance provisions of Ms. Barry’s

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employment agreement, which supersedes the provisions of the Severance Plan. Mr. Harmon received a lump sum payment consistent with the terms of the Severance Plan in connection with his departure in July 2025. This payment is described in more detail under Compensation of Executive Officers — Potential Payments Upon Termination or Change-of-Control.
We also have a Policy Regarding Shareholder Ratification of Executive Officer Cash Severance Agreements, which provides that the Company will not enter into any new employment agreement or severance agreement with an executive officer that provides for cash severance benefits exceeding 2.99 times the sum of the executive’s base salary plus short-term incentive target without seeking shareholder ratification of such agreement.
Executive Stock Ownership Guidelines
The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. Under the guidelines, we expect our NEOs to acquire ownership of a number of shares that have a value equal to a multiple of their annual salary based on their positions. Ms. Barry’s ownership target is six times her annual salary, and for other NEOs, the ownership target is three times their annual salary. The stock ownership expectation generally remains effective for as long as the officer holds the position.
In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:
•	Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan; and
•	100% of non-vested shares (net of taxes) subject to time-based conditions granted under our LTI program.
Unvested and unearned performance awards as well as the value of unexercised stock options are excluded from the definition of owned shares when determining ownership levels.
We require that until the ownership target is met, NEOs retain at least 50% of their overall holdings. The ownership target does not need to be met within a certain time frame, and our NEOs are considered in compliance with the guidelines as long as progress towards the ownership target is being made consistent with the expectations noted above.
In fiscal 2026, all NEOs were in compliance with the ownership guidelines. The ownership targets and ownership levels as of the end of fiscal 2026 for our NEOs are shown below.

Name	Ownership Target as of Fiscal 2026 Year-End (in shares)	Ownership as of Fiscal 2026 Year-End Using Guidelines (in shares)
Ms. Barry	119,816	391,439
Mr. Bilunas	44,240	40,921
Mr. Bonfig	39,171	55,759
Mr. Hartman	38,479	36,491
Ms. Scarlett	43,779	76,156

Clawback and Restrictive Covenant Provisions
All STI and LTI awards (both time-based and performance-based) granted to our NEOs are subject to our Clawback Policy. The triggers for potential recoupment of such awards under this policy include breach of the restrictive covenants in our long-term incentive award agreements, breach of our Code of Ethics and issuance of a financial restatement as a result of fraud or misconduct. We also include confidentiality, non-solicitation, intellectual property and, in select situations, non-disparagement provisions in our long-term incentive award agreements. We have also adopted an additional standalone clawback policy that is compliant with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14. This separate policy provides that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-based compensation that was erroneously granted, earned, or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions.
Prohibition on Hedging and Pledging Company Securities
Our Trading Policy prohibits all employees, including NEOs, and members of the Board from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise. In addition, pursuant to our Trading Policy, our executive officers and Board members are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

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Executive and Director Compensation ____________________________
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material non-public information. In the event we decide to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing. We have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation in fiscal year 2026.
Compensation and Human Resources Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and included in this proxy statement.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
David C. Kimbell (Chair)
Lisa M. Caputo
A. Dylan Jadeja
Claudia F. Munce
Richelle P. Parham
Compensation and Human Resources Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of independent directors. At no time during fiscal 2026 was any member of the Compensation Committee a current or former officer or employee of the Company or any of its subsidiaries. During fiscal 2026, no member of the Compensation Committee had a relationship that must be described pursuant to SEC disclosure rules on related party transactions. In fiscal 2026, none of our executive officers served on the board of directors or compensation committee of another company that had one or more executive officers serving on our Board or Compensation Committee.

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Compensation of Executive Officers
Summary Compensation Table
The table below summarizes the total compensation earned by each of our NEOs during fiscal 2026 and the two preceding fiscal years, if applicable. There were 53 weeks in fiscal 2024 as compared to 52 weeks in fiscal 2025 and fiscal 2026.

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Corie Barry Chief Executive Officer	2026	$1,300,000	$13,699,947	$2,185,820	$160,359	$17,346,126
	2025	1,300,000	12,500,197	2,166,840	183,263	16,150,300
	2024	1,325,000	10,999,540	1,972,101	147,240	14,443,881
Matt Bilunas Senior Executive Vice President, Chief Financial Officer and Enterprise Strategy	2026	955,192	3,500,177	1,205,354	64,807	5,725,530
	2025	928,269	3,350,126	1,161,551	93,223	5,533,169
	2024	912,596	2,999,905	1,017,339	77,309	5,007,149
Jason Bonfig Senior Executive Vice President, Customer Offering, Fulfillment and Best Buy Canada	2026	840,385	2,000,090	1,033,360	34,033	3,907,868
	2025	790,385	2,000,105	798,675	53,990	3,643,155
Todd Hartman Executive Vice President, Chief Legal and Risk Officer and Secretary	2026	830,192	1,600,118	1,019,349	87,421	3,537,080
	2025	805,192	1,600,084	839,477	159,663	3,404,416
	2024	800,096	1,499,992	744,279	68,470	3,112,837
Kamy Scarlett Senior Executive Vice President, Corporate Affairs and Human Resources	2026	945,193	2,500,096	1,192,743	82,037	4,720,069
	2025	925,000	2,500,154	1,156,342	132,191	4,713,687
	2024	939,423	2,499,908	1,047,679	94,963	4,581,973
Damien Harmon(6) Former Senior Executive Vice President, Channel and Customer Experiences and Enterprise Services	2026	378,654	1,750,200	—	1,841,239	3,970,093
	2025	790,385	1,750,042	798,675	163,614	3,502,716
	2024	757,692	1,499,992	562,555	106,970	2,927,209

(1)
These amounts reflect actual earnings during the 52-week fiscal year, which are a blend of prior annual base salary rates and the go-forward base salary rates approved by the Compensation Committee during its annual review in March of each year, as well as any off-cycle increases or reductions approved by the Compensation Committee during the year. Further, these amounts are before any deferrals under the Deferred Compensation Plan. We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and can be found, along with additional information about deferred amounts, in the Nonqualified Deferred Compensation section.

(2)
These amounts reflect the aggregate grant date fair value for stock-based awards granted to our NEOs for all fiscal years reflected; however, fiscal 2025 amounts are explained in greater detail under the heading Grants of Plan-Based Awards and in footnote (3) below. The grant date fair value reflected for any award subject to performance conditions is the value at the grant date of the probable outcome of the award. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). As permitted by ASC Topic 718, we account for any forfeitures as they occur rather than estimating future service-based forfeitures, and, accordingly, the grant date fair values reported do not assume any estimated forfeitures. The other assumptions used in calculating these amounts are set forth in Note 1, Summary of Significant Accounting Policies, and Note 8, Shareholders’ Equity, of the Notes to Consolidated Financial Statements included in Item 8, Financial Statements and Supplementary Data, of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

(3)
The fiscal 2026 amounts reflected in this column include the probable grant date fair value of: (a) one or more restricted share awards that vest on a time-based schedule (described in greater detail in the Grants of Plan-Based Awards section) and (b) one or more performance share awards that will be earned depending on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a

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Executive and Director Compensation  ____________________________
three-year period or depending on the compound annual growth rate of our enterprise operating income over a three-year period (also described in greater detail in the Grants of Plan-Based Awards section). The maximum value of the performance share awards for each NEO as of the grant date, assuming the highest level of performance, is noted in the following table:

Name	Target Performance Grant (in Shares)	Probable Grant Date Fair Value of Performance Grant (as reflected in Stock Awards Column)	Maximum Performance Grant (in Shares)	Maximum Grant Date Fair Value of Performance Grant
Ms. Barry	91,259	$6,849,921	136,889	$10,274,882
Mr. Bilunas	23,316	1,750,104	34,974	2,625,156
Mr. Bonfig	13,323	1,000,027	19,985	1,500,041
Mr. Hartman	10,659	800,068	15,989	1,200,102
Ms. Scarlett	16,654	1,250,054	24,981	1,875,081
Mr. Harmon	11,659	875,127	17,489	1,312,691

(4)
These amounts reflect STI payments made for all fiscal years shown. The fiscal 2026 STI plan is described in the section Compensation Discussion and Analysis — Executive Compensation Elements — Short-Term Incentive.

(5)	The fiscal 2026 amounts reflected in this column include All Other Compensation as described in the following table:

Name	Retirement Plan Contribution(a)	Life Insurance Premiums(b)	Other	Total
Ms. Barry	$13,000	$636	$146,723(c)	$160,359
Mr. Bilunas	14,087	636	50,084(d)	64,807
Mr. Bonfig	10,077	640	23,316(e)	34,033
Mr. Hartman	14,101	637	72,683(f)	87,421
Ms. Scarlett	14,087	636	67,314(g)	82,037
Mr. Harmon	7,298	636	1,833,305(h)	1,841,239

(a)	These amounts reflect our matching contributions to the NEOs’ Retirement Savings Plan accounts.
(b)	These amounts reflect premiums paid by us for group term life insurance coverage.
(c)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($59,268), the incremental cost of Ms. Barry’s use of the Company’s leased private jet for travel to outside board meetings ($56,314), Company-paid costs associated with the executive physical benefit, the incremental cost to the Company of digital executive protection services, and Company-paid tax preparation and planning services. The Company considers travel to outside board meetings to be business-related as part of Ms. Barry’s professional development, as determined by our Board, and therefore, Ms. Barry is not required to reimburse the Company for those flights. Nevertheless, the Company has reported the aggregate incremental cost to the Company of those flights above, based on the actual invoiced amount from the Company’s third-party provider for the variable costs incurred on each trip, such as occupied hourly fees, as well as other direct operating costs to the Company, including fuel costs, any applicable ferry fees, crew fees and travel expenses for international flights, and passenger ground transportation handling fees. The aggregate incremental cost does not include certain fixed costs that do not change based on usage, such as monthly lease and management fees that are billed regardless of usage and the aircraft lease deposit. In addition, as our jet use policy permits, family members and invited guests of Ms. Barry occasionally ride along as additional passengers on business flights, and Ms. Barry reimbursed the Company for the cost of such ride-alongs at the greater of the incremental cost, if any, to accommodate the personal passengers on the flight and the imputed income amount determined using the IRS Standard Industry Fare Level (“SIFL”) rate.

(d)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($35,610), Company-paid costs associated with the executive physical benefit and the incremental cost to the Company of digital executive protection services.

(e)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance, Company-paid costs associated with the executive physical benefit and the incremental cost to the Company of digital executive protection services.

(f)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($33,871), Company-paid costs associated with the executive physical benefit, the incremental cost to the Company of digital executive protection services, and Company-paid tax preparation and planning services.

(g)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($41,673), Company-paid costs associated with the executive physical benefit, and the incremental cost to the Company of digital executive protection services.

(h)
The amount reflects Mr. Harmon’s lump sum severance payment ($1,783,612), a tax gross-up on imputed income from COBRA continuation coverage related to Mr. Harmon’s severance ($3), Company-paid living and travel expenses during fiscal 2026 ($33,430 in total, including commercial airfare, ground transportation, rent expense, and utilities), premiums paid by us for supplemental executive long-term disability insurance, Company-paid costs associated with the executive physical benefit, and Company-paid tax preparation and planning services.

(6)	The Company eliminated Mr. Harmon’s position effective July 18, 2025, and he received a lump sum severance payment in accordance with the Severance Plan, as disclosed above in footnote 5(h).

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Grants of Plan-Based Awards
The table below summarizes the grants made to each of our NEOs during fiscal 2026 under the Best Buy Co., Inc. 2020 Omnibus Incentive Plan and the Short-Term Incentive Plan:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Barry	—	—	$—	$2,600,000	$5,200,000	—	—	—	—	$—
	3/20/2025(3)	3/6/2025	—	—	—	22,324	44,647	66,971	—	3,424,871
	3/20/2025(4)	3/6/2025	—	—	—	23,306	46,612	69,918	—	3,425,050
	3/20/2025(5)	3/6/2025	—	—	—	—	—	—	93,223	6,850,026
Mr. Bilunas	—	—	—	1,433,750	2,867,500	—	—	—	—	—
	3/20/2025(3)	3/6/2025	—	—	—	5,704	11,407	17,111	—	875,031
	3/20/2025(4)	3/6/2025	—	—	—	5,955	11,909	17,864	—	875,073
	3/20/2025(5)	3/6/2025	—	—	—	—	—	—	23,817	1,750,073
Mr. Bonfig	—	—	—	1,229,167	2,458,333	—	—	—	—	—
	3/20/2025(3)	3/6/2025	—	—	—	3,259	6,518	9,777	—	499,996
	3/20/2025(4)	3/6/2025	—	—	—	3,403	6,805	10,208	—	500,031
	3/20/2025(5)	3/6/2025	—	—	—	—	—	—	13,610	1,000,063
Mr. Hartman	—	—	—	1,212,500	2,425,000	—	—	—	—	—
	3/20/2025(3)	3/6/2025	—	—	—	2,608	5,215	7,823	—	400,043
	3/20/2025(4)	3/6/2025	—	—	—	2,722	5,444	8,166	—	400,025
	3/20/2025(5)	3/6/2025	—	—	—	—	—	—	10,888	800,050
Ms. Scarlett	—	—	—	1,418,750	2,837,500	—	—	—	—	—
	3/20/2025(3)	3/6/2025	—	—	—	4,074	8,148	12,222	—	625,033
	3/20/2025(4)	3/6/2025	—	—	—	4,253	8,506	12,759	—	625,021
	3/20/2025(5)	3/6/2025	—	—	—	—	—	—	17,012	1,250,042
Mr. Harmon(6)	—	—	—	1,210,417	2,420,833	—	—	—	—	—
	3/20/2025(3)	3/6/2025	—	—	—	2,852	5,704	8,556	—	437,554
	3/20/2025(4)	3/6/2025	—	—	—	2,978	5,955	8,933	—	437,573
	3/20/2025(5)	3/6/2025	—	—	—	—	—	—	11,909	875,073

(1)
These amounts reflect the potential target and maximum payout for each NEO under our fiscal 2026 STI, which is described in greater detail under the section Compensation Discussion and Analysis — Executive Compensation Elements — Short-Term Incentive. A threshold payout is not indicated as there was no specified minimum payment under our fiscal 2026 STI. The actual payout to each NEO for fiscal 2026 is provided in the following sections: Compensation Discussion and Analysis — Executive Compensation Elements — Short-Term Incentive and the Summary Compensation Table.

(2)
These amounts reflect the aggregate grant date fair value, measured in accordance with ASC Topic 718. As permitted by ASC Topic 718, we account for any forfeitures as they occur rather than estimating future service-based forfeitures, and, accordingly, the grant date fair values reported do not assume any estimated forfeitures. The other assumptions used in calculating these amounts are set forth in Note 1, Summary of Significant Accounting Policies, and Note 8, Shareholders’ Equity, of the Notes to Consolidated Financial Statement included in Item 8, Financial Statements and Supplementary Data, of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The value reflected for any performance-conditioned award is the value at the grant date based upon the probable outcome of the award — see footnote (3) to the Summary Compensation Table.

(3)
The amounts reflect performance share awards, as discussed under the section Compensation Discussion and Analysis — Executive Compensation Elements — Long-Term Incentive, that, if earned, will vest at or between the threshold (50% of target) and maximum (150% of target) levels depending on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on February 2, 2025, and ending on January 29, 2028. Pursuant to the award agreement, total shareholder return, with respect to any one company, is the price appreciation of the average closing price of one share of common stock as measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. The

2026 Proxy Statement	67

Executive and Director Compensation  ____________________________
NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of performance shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the performance shares on which such dividend equivalents were credited have become earned, vested and payable.
(4)
The amounts reflect performance share awards, as discussed under the section Compensation Discussion and Analysis — Executive Compensation Elements — Long-Term Incentive, that, if earned, will vest at or between the threshold (50% of target) and maximum (150% of target) levels depending on the compound annual growth rate of our enterprise operating income, over the 36-month performance period commencing on February 2, 2025, and ending on January 29, 2028. Pursuant to the award agreement, enterprise operating income means operating income from continuing operations as reported in our Annual Report on Form 10-K, adjusted to eliminate the impact of currency exchange rate fluctuations as well as certain other downward adjustments that may be approved at the discretion of the Compensation Committee to eliminate the effect of changes in GAAP, operating income from discontinued operations, and other unusual or nonrecurring gains. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of performance shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the performance shares on which such dividend equivalents were credited have become earned, vested and payable.

(5)
The amount reflects time-based restricted shares, as discussed under the section Compensation Discussion and Analysis — Executive Compensation Elements — Long-Term Incentive, which will vest in three equal installments of one-third on each of the first three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of restricted shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the restricted shares on which such dividend equivalents were credited have become earned, vested and payable.

(6)
Mr. Harmon’s fiscal 2026 STI and time-based restricted shares were forfeited upon his departure on July 18, 2025. His outstanding performance share awards are eligible for prorated payouts as detailed in the Potential Payments Upon Termination or Change-of-Control section.

68	2026 Proxy Statement

____________________________ Executive and Director Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table provides a summary of the NEO’s equity-based awards outstanding as of the end of fiscal 2026:

Name	Grant Date(1)	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ms. Barry	3/20/2025			$		98,382(3)	$6,404,668	23,560(4)	$1,533,723
	3/20/2025							24,597(5)	1,601,265
	3/20/2024					58,426(3)	3,803,533	40,877(6)	2,661,093
	3/20/2023					26,807(3)	1,745,136	36,137(7)	2,352,454
	3/20/2020	87,503		51.65	3/19/2030
	6/11/2019	62,829		65.52	6/10/2029
	3/20/2019	31,343		69.11	3/19/2029
Mr. Bilunas	3/20/2025					25,137(3)	1,636,419	6,021(4)	391,935
	3/20/2025							6,286(5)	409,154
	3/20/2024					15,660(3)	1,019,466	10,957(6)	713,268
	3/20/2023					7,307(3)	475,686	9,858(7)	641,756
Mr. Bonfig	3/20/2025					14,365(3)	935,162	3,441(4)	223,977
	3/20/2025							3,593(5)	223,839
	3/20/2024					9,352(3)	608,815	6,543(6)	425,949
	3/20/2023					3,651(3)	237,680	4,932(7)	321,041
	3/20/2019	24,050		69.11	3/19/2029
Mr. Hartman	3/20/2025					11,493(3)	748,194	2,754(4)	179,220
	3/20/2025							2,874(5)	187,065
	3/20/2024					7,482(3)	487,078	5,235(6)	340,766
	3/20/2023					3,651(3)	237,680	4,932(7)	321,041
	3/20/2020	6,573		51.65	3/19/2030
Ms. Scarlett(8)	3/20/2025					17,532(3)	1,141,333	4,300(4)	279,930
	3/20/2025							4,490(5)	292,266
	3/20/2024					11,410(3)	742,791	8,178(6)	532,355
	3/20/2023					5,952(3)	387,475	8,216(7)	534,797
	3/26/2019	96,166		70.50	3/25/2029
Mr. Harmon	3/20/2025							461(4)	30,011
	3/20/2025							481(5)	31,313
	3/20/2024							2,784(6)	181,238
	3/20/2023							4,049(7)	263,525

(1)	For a better understanding of the equity-based awards included in this table, we have provided the grant date of each award.
(2)	These amounts were determined based on the closing price of Best Buy common stock on the NYSE of $65.10 on January 30, 2026, the last trading day in fiscal 2026.

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Executive and Director Compensation  ____________________________
(3)
The amount reflects time-based restricted shares or restricted stock units, including restricted shares or restricted stock units remaining from the original grant and any restricted shares or restricted stock units accrued as dividend equivalents, if applicable (as indicated in the table below), that vest over a three-year period at the rate of one-third per year, beginning one year from the grant date, provided the NEO has been continually employed with us through those dates.

Name	Grant Date	Unvested Restricted Shares or Restricted Stock Units	Accrued Dividend Equivalent Shares or Units
Ms. Barry	3/20/2025	93,223	5,159
	3/20/2024	53,018	5,408
	3/20/2023	23,466	3,341
Mr. Bilunas	3/20/2025	23,817	1,320
	3/20/2024	14,210	1,450
	3/20/2023	6,400	907
Mr. Bonfig	3/20/2025	13,610	755
	3/20/2024	8,484	868
	3/20/2023	3,200	451
Mr. Hartman	3/20/2025	10,888	605
	3/20/2024	6,787	695
	3/20/2023	3,200	451
Ms. Scarlett(a)	3/20/2025	17,012	937
	3/20/2024	10,346	1,064
	3/20/2023	5,204	748

(a)	The number of unvested units for Ms. Scarlett is reflective of shares decremented to cover FICA taxes in December 2025.
(4)
The amount reflects an outstanding fiscal 2026 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on February 2, 2025, and ending on January 29, 2028, as determined by the price appreciation of the average closing price of one share of common stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. As of the end of fiscal 2026, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2025	22,324	1,236
Mr. Bilunas	3/20/2025	5,704	317
Mr. Bonfig	3/20/2025	3,259	182
Mr. Hartman	3/20/2025	2,608	146
Ms. Scarlett	3/20/2025	4,074	226
Mr. Harmon	3/20/2025	367	94

(5)
The amount reflects an outstanding fiscal 2026 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the compound annual growth rate of our enterprise operating income, over the 36-month performance period commencing on February 2, 2025, and ending on January 29, 2028, as defined as operating income from continuing operations as reported in our Annual Report on Form 10-K. As of the end of fiscal 2026, performance was at the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2025	23,306	1,291
Mr. Bilunas	3/20/2025	5,955	331
Mr. Bonfig	3/20/2025	3,403	190
Mr. Hartman	3/20/2025	2,722	152
Ms. Scarlett	3/20/2025	4,253	237
Mr. Harmon	3/20/2025	383	98

70	2026 Proxy Statement

____________________________ Executive and Director Compensation
(6)
The amount reflects an outstanding fiscal 2025 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on February 4, 2024, and ending on January 30, 2027, as determined by the price appreciation of the average closing price of one share of common stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. As of the end of fiscal 2026, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2024	37,093	3,784
Mr. Bilunas	3/20/2024	9,941	1,016
Mr. Bonfig	3/20/2024	5,935	608
Mr. Hartman	3/20/2024	4,748	487
Ms. Scarlett	3/20/2024	7,419	759
Mr. Harmon	3/20/2024	2,327	457

(7)
The amount reflects an outstanding fiscal 2024 performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month performance period commencing on January 29, 2023, and ending on January 31, 2026, as determined by the price appreciation of the average closing price of one share of common stock measured during the first fiscal quarter of the performance period and during the first fiscal quarter following completion of the performance period. As of the end of fiscal 2026, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance and are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2023	31,625	4,512
Mr. Bilunas	3/20/2023	8,625	1,233
Mr. Bonfig	3/20/2023	4,313	619
Mr. Hartman	3/20/2023	4,313	619
Ms. Scarlett	3/20/2023	7,188	1,028
Mr. Harmon	3/20/2023	3,452	597

(8)
Ms. Scarlett met the age and service conditions for qualified retirement, as defined in our award agreements, in June 2023. The effect of qualified retirement on all of our outstanding equity awards is discussed in the Potential Payments Upon Termination or Change-of-Control section.

2026 Proxy Statement	71

Executive and Director Compensation  ____________________________
Option Exercises and Stock Vested
The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our NEOs during fiscal 2026.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Ms. Barry	45,546(3)	$1,696,504	73,762(4)	$5,420,032
Mr. Bilunas	—	—	19,049(5)	1,399,721
Mr. Bonfig	—	—	9,775(6)	718,267
Mr. Hartman	—	—	9,829(7)	722,235
Ms. Scarlett	—	—	14,444(8)	1,061,345
Mr. Harmon	—	—	10,162(9)	746,704

(1)	Value based on market value of Best Buy common stock at the time of exercise, minus the exercise cost.
(2)	Value based on the closing market price of Best Buy common stock on the vesting date.
(3)
The amount represents stock options that auto-exercised on their respective expiration dates during fiscal 2026: on March 11, 2025, 12,293 stock options having a strike price of $40.85 auto-exercised when the market price of a share of Best Buy common stock was $74.82; and on September 30, 2025, 33,253 stock options having a strike price of $37.16 auto-exercised when the market price of a share of Best Buy common stock was $75.62.

(4)
The amount represents the vesting of restricted shares granted under our LTI program: 20,669 shares that were granted on March 20, 2022, which vested on March 20, 2025; 25,410 shares that were granted on March 20, 2023, which vested on March 20, 2025; and 27,683 shares that were granted on March 20, 2024, which vested on March 20, 2025.

(5)
The amount represents the vesting of restricted shares granted under our LTI program: 4,694 shares that were granted on March 20, 2022, which vested on March 20, 2025; 6,934 shares that were granted on March 20, 2023, which vested on March 20, 2025; and 7,421 shares that were granted on March 20, 2024, which vested on March 20, 2025.

(6)
The amount represents the vesting of restricted shares granted under our LTI program: 1,875 shares that were granted on March 20, 2022, which vested on March 20, 2025; 3,471 shares that were granted on March 20, 2023, which vested on March 20, 2025; and 4,429 shares that were granted on March 20, 2024, which vested on March 20, 2025.

(7)
The amount represents the vesting of restricted shares granted under our LTI program: 2,813 shares that were granted on March 20, 2022, which vested on March 20, 2025; 3,471 shares that were granted on March 20, 2023, which vested on March 20, 2025; and 3,545 shares that were granted on March 20, 2024, which vested on March 20, 2025.

(8)
The amount represents the vesting of restricted shares granted under our LTI program: 3,393 shares that were granted on March 20, 2022, which vested on March 20, 2025; 5,643 shares that were granted on March 20, 2023, which vested on March 20, 2025; and 5,408 shares that were granted on March 20, 2024, which vested on March 20, 2025.

(9)
The amount represents the vesting of restricted shares granted under our LTI program: 2,813 shares that were granted on March 20, 2022, which vested on March 20, 2025; 3,471 shares that were granted on March 20, 2023, which vested on March 20, 2025; and 3,878 shares that were granted on March 20, 2024, which vested on March 20, 2025.

72	2026 Proxy Statement

____________________________ Executive and Director Compensation
Nonqualified Deferred Compensation
Deferred Compensation Plan
The Best Buy Sixth Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”) is unfunded and unsecured. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. The Deferred Compensation Plan allows highly compensated employees, including the NEOs, to defer:
•	Up to 75% of base salary; and
•	Up to 100% of a cash bonus (earned and paid in the same year) and short-term incentive compensation (earned and paid in different years), as applicable.
Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. During fiscal 2026, none of the NEOs carried a balance in or made any contributions to the Deferred Compensation Plan.
The options available under the Deferred Compensation Plan and their annual rates of return as of December 31, 2025, were as follows:

Investment	Rate of Return
Fidelity VIP Balanced Service	15.15%
Vanguard VIF International	19.97%
PIMCO VIT Total Return Admin	8.89%
Vanguard VIF Small Company Growth	6.11%
PIMCO VIT High Yield Admin	8.95%
Vanguard VIF Equity Income	16.80%
Vanguard VIF Equity Index	17.70%
NVIT Government Money Market	3.96%
Franklin VIP Small Cap Value Securities	7.65%
T. Rowe Price Blue Chip Growth	18.74%

Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a specified time that begins on or after the participant’s retirement. Distributions are paid in a lump sum or in quarterly installments, depending on the participant’s election at the time of deferral. However, if a participant’s employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on their initial election and account balance.
We do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions.

2026 Proxy Statement	73

Executive and Director Compensation  ____________________________
Potential Payments Upon Termination or Change-of-Control
Upon termination of employment or in the event the Company experiences a change-of-control, our NEOs may be eligible to receive certain payments and their outstanding equity awards may be impacted. Following is a summary of the effects of various termination and change-of-control scenarios for each form of compensation, including a quantitative disclosure of the estimated payments and realizable value for each scenario assuming an effective date of January 30, 2026, the last business day of fiscal 2026, for each NEO, where applicable, with the exception of Mr. Harmon, whose employment with us ended in July 2025.
When the Company eliminated Mr. Harmon’s position and his employment ended on July 18, 2025, he was eligible for and received a lump sum severance payment under the Company’s Severance Plan, which was subject to Mr. Harmon entering into a separation agreement containing confidentiality and non-solicitation restrictive covenants, as discussed in the Restrictive Covenants section below. The severance payment, as quantified in footnote (5)(h) to the Summary Compensation Table, was equal to two years of base salary; a payment equal to 150% of the cost of 23 months of medical, dental and vision benefits; a payment equal to 17 months of basic life insurance coverage; and payment of $25,000 in lieu of providing outplacement services and other tax and financial assistance. None of Mr. Harmon’s outstanding equity awards were modified upon his departure. See the Outstanding Equity Awards at Fiscal Year-End section for additional detail regarding Mr. Harmon’s outstanding performance share awards.
Cash Compensation
Pursuant to the terms of the Company’s Severance Plan as of the end of fiscal 2026, and subject to entering into a separation agreement with us, our executive officers are generally eligible for: severance pay equal to two years of base salary; a payment equal to 150% of the cost of 23 months of medical, dental and vision benefits; a payment equal to 17 months of basic life insurance coverage; and payment of $25,000 in lieu of providing outplacement services and other tax and financial assistance upon involuntary termination due to job elimination, reduction in force, business restructuring or other circumstances as we determine at our discretion. For more detail regarding our Severance Plan, see the Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation — Severance Plan section.
All of the NEOs are entitled to participate in the Company’s Severance Plan, which provides the benefits described above in the event of involuntary termination due to job elimination, reduction in force or business restructuring. Ms. Barry’s employment agreement entitles her to receive the same benefits in the event of involuntary termination without Cause or voluntary termination with Good Reason. Additionally, upon involuntary termination without Cause or voluntary termination for Good Reason on or within 12 months following a change-of-control, Ms. Barry is instead eligible for enhanced severance pay equal to (a) two times the sum of base salary plus target bonus and (b) a pro rata annual bonus payment, dependent on actual performance under the Company’s short-term incentive plan for the fiscal year in which the termination occurs.
The following table provides, for the specified NEOs, as of the end of fiscal 2026, the potential severance amount they are eligible for under the scenarios discussed above.

Name	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Involuntary Termination — under Severance Plan(1)	Termination following Change-of-Control
Ms. Barry	$2,710,932	$2,710,932	$2,710,932	$10,096,752
Mr. Bilunas	—	—	2,030,036	—
Mr. Bonfig	—	—	1,773,271	—
Mr. Hartman	—	—	1,786,455	—
Ms. Scarlett	—	—	1,983,622	—

(1)
Pursuant to our Severance Plan, our NEOs are eligible for cash severance, as detailed above the table, if they are involuntarily terminated as a result of job elimination, reduction in force or business restructuring (or other circumstances at our discretion).

Under our STI plan, which is discussed in more detail in the Compensation Discussion and Analysis — Executive Compensation Elements — Short-Term Incentive section, our NEOs must remain employed with us through the end of the performance period in order to receive any payouts under the plan. If an NEO is terminated with Cause, they are not eligible for any STI plan payments. In fiscal 2026, all of the NEOs other than Mr. Harmon were employed with us through the end of fiscal 2026, which was the end of the fiscal 2026 STI plan. Each of their fiscal 2026 payments are discussed in the Compensation Discussion and Analysis — Executive Compensation Elements — Short-Term Incentive and Summary Compensation Table sections.

74	2026 Proxy Statement

____________________________ Executive and Director Compensation
Nonqualified Stock Options
Our award agreements dictate what happens to unvested stock options and how long vested stock options are exercisable following different types of termination events. The following chart illustrates these various treatments under each possible scenario for stock options granted to our NEOs under our long-term incentive award programs.

Event	Effect on Vested Stock Options(1)	Effect on Unvested Stock Options
Voluntary termination	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options are forfeited.
Involuntary termination for Cause	Not exercisable.	All stock options are forfeited.
Involuntary termination without Cause	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options are forfeited.
Termination(2) within 12 months of a change-of-control	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options vest 100%.
Death or disability	Generally exercisable for a one-year period.	All stock options vest 100%.
Qualified retirement(3)	Generally exercisable for three-year period.	Continue to vest according to their normal vesting terms.

(1)	Stock options may not be exercised after their expiration dates under any circumstance.
(2)	Meaning involuntary termination without Cause.
(3)
Qualified Retirement is defined in our employment and award agreements as: retirement by an employee, including our NEOs, on or after their 60th birthday, so long as they have been employed with the Company continuously for at least the five-year period immediately preceding their retirement date.

As of the end of fiscal 2026, none of the NEOs had any unvested stock options (see the Outstanding Equity Awards at Fiscal Year-End section for additional detail).
Restricted Share Awards
Pursuant to our award agreements, all unvested restricted share and restricted stock unit awards (including both time-based awards and time-based awards subject to performance conditions) held by our NEOs fully vest in the event of death or termination due to disability. Additionally, upon qualified retirement, any unvested restricted shares and restricted stock units would continue to vest according to their normal vesting schedule, subject to achievement of performance conditions (where applicable). Under all other termination scenarios, unvested restricted shares and restricted stock units are forfeited, and there are no change-of-control provisions which impact them.
The table below provides, for the specified NEOs, as of the end of fiscal 2026, the value of their unvested restricted share and restricted stock unit awards (as detailed in the Outstanding Equity Awards at Fiscal Year-End section) in the event of their death or disability. All values below were calculated using the closing price of our common stock as quoted on the NYSE on January 30, 2026, the last business day in fiscal 2026.

Name	Death or Disability
Ms. Barry	$11,953,337
Mr. Bilunas	3,131,570
Mr. Bonfig	1,781,657
Mr. Hartman	1,472,953
Ms. Scarlett(1)	2,271,599

(1)
Ms. Scarlett has met the age and service conditions for qualified retirement, therefore upon retirement her unvested restricted share and restricted stock unit awards (as reflected in the Outstanding Equity Awards at Fiscal Year-End section) would continue to vest according to their normal vesting schedules.

2026 Proxy Statement	75

Executive and Director Compensation  ____________________________
Performance Share Awards
The following chart illustrates the treatment of outstanding performance share awards under various scenarios pursuant to our award agreements.

Event	Effect on Unearned Shares
Death or disability
Deemed earned on a pro rata basis (number of days employed through termination divided by total number of days in performance period) based on the level of performance achieved as of the termination date (as determined as of the last completed fiscal quarter or fiscal year, depending on the performance metric, prior to termination).

Involuntary termination without Cause; and Qualified retirement
Deemed earned on a pro rata basis (number of days employed through termination divided by total number of days in performance period) based on the level of performance achieved as of the end of the performance period.

Change-of-control
Deemed earned based on the level of performance achieved or at target, whichever is greater, as of the date of the change-of-control (as determined as of the last completed fiscal quarter or fiscal year, depending on the performance metric). Issuance of earned shares is subject to the NEO’s continued employment through the end of the performance period.

Termination following a change-of-control due to death or disability, involuntary termination without Cause or qualified retirement
A pro rata portion (determined by number of days employed through termination divided by total number of days in performance period) of those shares deemed earned as of the date of the change-of-control.

The table below provides, for the specified NEOs, as of the end of fiscal 2026, the value of their outstanding performance share awards (as detailed in the Outstanding Equity Awards at Fiscal Year-End section), under the situations discussed above. All values below were calculated using the closing price of our common stock as quoted on the NYSE on January 30, 2026, the last business day in fiscal 2026, and assume the same vesting percentages as reflected in the Outstanding Equity Awards at Fiscal Year-End section.

Name	Death or Disability	Involuntary Termination without Cause	Qualified Retirement	Change-of-Control(1)
Ms. Barry	$5,150,828	$5,150,828	$—	$16,297,069
Mr. Bilunas	1,378,860	1,378,860	—	4,312,224
Mr. Bonfig	754,422	754,422	—	2,409,611
Mr. Hartman	667,760	667,760	—	2,056,184
Ms. Scarlett	1,076,445	1,076,445	1,076,445	3,278,696

(1)	Reflects value realizable upon a change-of-control event but assumes that the NEO will stay with the Company through the end of the performance period of each outstanding performance share award.
Restrictive Covenants
As further described in the Compensation Discussion and Analysis — Executive Compensation Elements — Clawback and Restrictive Covenant Provisions section, our executive officer separation agreements and LTI award agreements generally include confidentiality, non-compete, non-solicitation and intellectual property provisions as generally described below:
Confidentiality. Award recipients agree to maintain the confidentiality of Best Buy’s “confidential information” and to use such information for the exclusive benefit of Best Buy. This obligation has the appropriate application to the post-termination period.
Non-Compete. Award recipients have historically agreed not to engage in “competitive activity” for a period of one year following the later of termination of employment for any reason or the last scheduled award vesting date. For awards granted after July 1, 2023, our LTI award agreements no longer contain non-compete provisions.
Non-Solicitation. Award recipients agree not to solicit Company employees for employment or to provide services to the award recipient or other third parties, or induce parties with which we do business to cease such business for a period of one year following the later of termination of employment for any reason, or the last scheduled award vesting date.
Intellectual Property Assignment and Disclosure. Award recipients assign intellectual property rights in inventions and developments that relate to their employment duties or to the Company’s business, products or services, except as provided by applicable law. Award recipients have disclosure obligations regarding all such inventions and developments to the Company.

76	2026 Proxy Statement

____________________________ Executive and Director Compensation
Upon violation of a restrictive covenant, unexercised options and unvested shares related to the respective award agreement under which they were issued may be cancelled and forfeited, and likewise, the Company may require that the related issued shares (or their fair market value, as measured on the option exercise date or share vesting date) be returned to the Company. Additionally, the Company may seek injunctive or other appropriate equitable relief.
Employment Agreements
In connection with the CEO succession plan announced on April 22, 2026, we entered into an employment agreement with Mr. Bonfig and a transition letter agreement with Ms. Barry. For a description of Mr. Bonfig's employment agreement and Ms. Barry's transition letter agreement, please refer to “Executive and Director Compensation — Compensation Discussion and Analysis — Executive Summary — Compensation Changes Related to CEO Succession.” Pursuant to the agreement with Mr. Bonfig, he is entitled to participate in the Company’s Severance Plan and will be eligible for the same severance pay if he were to be involuntarily terminated without cause or were to voluntarily terminate his employment for good reason. Additionally, upon involuntary termination without cause, or voluntary termination for good reason on or within 12 months following a change-of-control Mr. Bonfig will be eligible for enhanced severance equal to (a) two times of base salary plus target bonus and (b) a pro-rata annual bonus payment depending on actual performance under the Company’s short-term incentive plan in which the termination occurs. The initial term of Mr. Bonfig’s employment agreement is three years from November 1, 2026, and the term will automatically renew for successive 12-month periods unless either the Company or Mr. Bonfig gives at least 60 days advance notice of non-renewal.
Director Compensation
Overview
Each year, the Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board’s duties and to fairly compensate directors for their service. As part of their analysis, the Compensation Committee considers the total value of the compensation as compared with director compensation at our peer group of companies, which is described in the Compensation Discussion and Analysis — Factors in Decision-Making section. In March 2025, the Compensation Committee and Board reviewed and approved the fiscal 2026 compensation for non-management directors, including the value and terms of the equity compensation component, as described in more detail below.
Cash Compensation
The fiscal 2026 cash compensation for our non-management directors consisted of the following annual retainers:

Amount	Annual
Annual retainer	$100,000
Non-executive chair retainer	65,000(1)
Annual committee chair retainer - Audit	25,000
Annual committee chair retainer - Compensation & Human Resources	20,000
Annual committee chair retainer - Nominating, Corporate Governance and Public Policy	20,000
Annual committee chair retainer - Finance and Investment Policy	20,000

(1)
The Compensation Committee and Board approved an additional $200,000 in compensation for the non-executive chair, approximately one-third of which is in the form of a cash stipend (as reflected here) and two-thirds of which is in the form of equity (as discussed below).

All annual retainers are paid in arrears in quarterly installments, and annual retainers for non-management directors who serve on the Board or as chair of the Board or a standing committee for only a portion of a fiscal year are prorated.
Equity Compensation
On June 12, 2025, the Compensation Committee approved an annual equity award for each of the then-serving non-management directors in the form of restricted stock units. The awards each had a value of $205,000, which translated into 2,946 restricted stock units. The Compensation Committee also approved an additional equity award for the non-executive chair having a value of $135,000, which translated into 1,940 restricted stock units. The restricted stock units are entitled to dividend equivalents, which are subject to the same restrictions and vesting criteria as the underlying units. All restricted stock units granted to our directors fully vest one year from the grant date and must be held until the director leaves the Board. Director equity awards are prorated through a director’s termination date if a director leaves the Board before the restricted stock units have vested, unless the director is terminated for Cause, in which case all unvested restricted stock units are forfeited.

2026 Proxy Statement	77

Executive and Director Compensation  ____________________________
The Compensation Committee also considers prorated equity awards for new directors who are appointed to the Board between each annual grant. As such, on December 4, 2025, the Compensation Committee approved a prorated equity award of 2,007 restricted stock units for a new director, Ms. Frank. Additionally, on December 13, 2025, the Compensation Committee approved a prorated equity award of 1,266 restricted stock units for a new director, Mr. Jadeja.
Director Compensation Table
The following table summarizes the compensation earned during fiscal 2026 by our non-management directors:

Name(1)	Fees Earned or Paid In Cash	Stock Awards(2)	Total
Lisa M. Caputo(3)	$120,000	$205,042	$325,042
Meghan C. Frank(4)	39,560	153,756	193,316
A. Dylan Jadeja(5)	18,407	102,521	120,928
David W. Kenny(6)	165,000	340,066	505,066
David C. Kimbell(7)	120,000	205,042	325,042
Mario J. Marte(8)	125,000	205,042	330,042
Karen L. McLoughlin(9)	120,000	205,042	325,042
Claudia F. Munce	100,000	205,042	305,042
Richelle P. Parham	100,000	205,042	305,042
Steven E. Rendle	100,000	205,042	305,042
Sima D. Sistani	100,000	205,042	305,042
Melinda D. Whittington	100,000	205,042	305,042

(1)	Ms. Barry, our only management director during fiscal 2026, did not receive any compensation for serving as director.
(2)
The amounts in this column reflect the aggregate grant date fair value for restricted stock units granted to our non-management directors during fiscal 2026, measured in accordance with ASC Topic 718, including annual awards and the prorated new director awards that are described above the table. As of January 31, 2026, our non-management directors held outstanding stock units including both unvested restricted stock units and restricted stock units that have vested, but that are subject to a holding requirement until the director leaves the Board (“deferred units”) as follows: Ms. Caputo — 3,062 unvested units and 49,012 deferred units; Ms. Frank — 2,034 unvested units; Mr. Jadeja — 1,283 unvested units; Mr. Kenny — 5,078 unvested units and 46,673 deferred units; Mr. Kimbell — 3,062 unvested units and 5,093 deferred units; Mr. Marte — 3,062 unvested units and 11,799 deferred units; Ms. McLoughlin — 3,062 unvested units and 34,852 deferred units; Ms. Munce — 3,062 unvested units and 32,629 deferred units; Ms. Parham — 3,062 unvested units and 21,318 deferred units; Mr. Rendle — 3,062 unvested units and 11,207 deferred units; Ms. Sistani — 3,062 unvested units and 6,101 deferred units; Ms. Whittington — 3,062 unvested units and 6,101 deferred units.

(3)	Ms. Caputo is chair of the Nominating Committee.
(4)	Ms. Frank was appointed to the Board on September 10, 2025.
(5)	Mr. Jadeja was appointed to the Board on November 26, 2025.
(6)	Mr. Kenny is our non-executive chair.
(7)	Mr. Kimbell is the chair of the Compensation Committee.
(8)	Mr. Marte is the chair of the Audit Committee.
(9)	Ms. McLoughlin is the chair of the Finance and Investment Policy Committee.
Director Stock Ownership Guidelines
The Compensation Committee has established stock ownership guidelines requiring our non-management directors to own, indirectly or directly, 10,000 shares. Historically, we have expected that, until the ownership target is met, directors would retain 50% of their granted equity (net of taxes). In further support of director stock ownership, we began in fiscal 2014 granting director equity subject to a holding requirement for the duration of a director’s service on the Board. In fiscal 2026, all of our non-management directors were in compliance with the ownership guidelines. Our stock ownership guidelines for executive officers are discussed in the Compensation Discussion and Analysis — Executive Compensation Elements — Executive Stock Ownership Guidelines section.
Deferred Compensation Plan
Each calendar year, we offer our directors the opportunity to defer up to 100% of their annual and committee chair retainers under the Deferred Compensation Plan which is described in the Compensation of Executive Officers — Nonqualified Deferred Compensation section. No Company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.

78	2026 Proxy Statement

____________________________ Executive and Director Compensation
Other Benefits
We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, all directors are covered under a directors’ and officers’ indemnity insurance policy.
Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of January 31, 2026:

Plan Category	Securities to Be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price per Share of Outstanding Options and Rights(2)	Securities Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	4,906,111	$63.49	20,630,806
Equity compensation plans not approved by security holders	—	—	—
Total	4,906,111	$63.49	20,630,806

(1)
Includes grants of stock options, restricted stock units and restricted stock awards (which may be market-based, performance-based or time-based) awarded under our Best Buy Co., Inc. 2020 Omnibus Incentive Plan.

(2)	Includes weighted-average exercise price of outstanding stock options only.
(3)
Excludes securities to be issued upon exercise of outstanding options and rights. Includes 2,980,937 shares of our common stock that have been reserved for issuance under our 2008 Employee Stock Purchase Plan.

CEO Pay Ratio
Pursuant to SEC rules, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Ms. Barry, our CEO. Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio we calculated may not be comparable to the CEO pay ratio presented by other companies.
In fiscal 2026, our last completed fiscal year, Ms. Barry’s annual total compensation was $17,346,126 as reflected in the Compensation of Executive Officers — Summary Compensation Table section of this proxy statement. Our median employee’s annual total compensation for fiscal 2026 was $32,018. As a result, we estimate that Ms. Barry’s annual total compensation was approximately 542 times that of our median employee.
In determining the median employee:
•
We prepared a list of all Best Buy employees as of January 31, 2026. As of January 31, 2026, we had approximately 82,230 employees, including 72,640 U.S. employees, and 9,590 non-U.S. employees. In identifying our median employee, we included our approximately 9,045 Canadian employees, but, in accordance with SEC rules, we excluded our employees in China (115 employees) and India (430 employees) representing approximately 0.1% in the aggregate of our worldwide workforce. After excluding employees in these countries, as of January 31, 2026, we had approximately 81,685 employees.

•
As permitted under SEC rules, we used compensation that would equate to W-2 wages for the prior twelve months as our consistently applied compensation measure, which we believe provides a reasonable estimate of annual compensation for our employees. We annualized W-2 wages for employees, other than occasional/seasonal employees, who were not employed for the full twelve months. The median amount was then identified from the annualized list.

2026 Proxy Statement	79

Executive and Director Compensation  ____________________________
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), the Company is providing the following information regarding the relationship between the executive “Compensation Actually Paid” as defined in Item 402(v)) (“CAP”) by the Company and the financial performance of the Company over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v). For a more comprehensive description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our NEOs, see the Compensation Discussion and Analysis section of this proxy statement. Accordingly, the table below provides information about CAP for the Company’s Principal Executive Officer (“PEO”) and the average CAP for our non-PEO NEOs alongside certain Company financial metrics during fiscal 2026 and the four preceding fiscal years.

Fiscal Year	Summary Compensation Table Total to PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)(6)	Company- Selected Measure: Compensable Enterprise Operating Income (in millions)(7)
					Company Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2026	$17,346,126	$2,727,364	$4,372,128	$1,090,162	$74.07	$164.12	$1,069	$1,781
2025	16,150,300	19,506,431	4,348,182	5,002,463	92.71	161.20	927	1,761
2024*	14,443,881	9,236,657	3,906,497	2,769,085	78.35	114.73	1,241	1,789
2023	12,837,677	3,250,029	2,924,691	790,759	83.94	88.85	1,419	2,033
2022	15,631,157	8,689,258	5,262,751	3,645,543	92.07	108.64	2,454	3,102

*	There were 53 weeks in fiscal 2024 as compared to 52 weeks in each of the other years shown.
(1)	The PEO reflected in columns (b) and (c) was Ms. Barry for each of the fiscal years shown. For fiscal 2026, see the Summary Compensation Table in this proxy statement.
(2)
To calculate CAP, the following amounts were deducted from and added to Summary Compensation Table total compensation for fiscal 2026 for Ms. Barry as well as for our non-PEO NEOs in accordance with the requirements of Item 402(v)(2)(iii):

Adjustments(x)	Fiscal Year 2026
	PEO	Avg. Non- PEO NEOs
Summary Compensation Table Total	$17,346,126	$4,372,128
Deduct amounts reported in the Stock Awards and Option Awards column of Summary Compensation Table(y)	(13,699,947)	(2,270,136)
Add fair value(z) of current year equity awards at end of current fiscal year	10,579,573	1,371,492
Add change in fair value(z) of prior years’ equity awards that remained unvested at end of current fiscal year	(5,389,763)	(973,901)
Add change in fair value(z) of prior years’ equity awards that vested during current fiscal year	(6,108,625)	(1,075,381)
Deduct fair value(z) of prior years’ equity awards that failed to meet the applicable vesting conditions during the current fiscal year	—	(334,040)
CAP Total	$2,727,364	$1,090,162

(x)
All applicable adjustments are listed herein. Regarding those items referenced in Item 402(v) that are not reflected: (1) no equity awards were granted during fiscal 2026 that vested within the same fiscal year; (2) dividend equivalent share accruals and vestings are not broken out separately as they are included in the fair value of the equity award to which they apply; (3) no equity awards were modified during fiscal 2026; and (4) the company does not offer pension plans to U.S.-based employees.

(y)	Reflects the grant date fair value of equity-based awards as discussed in the Summary Compensation Table and the Grants of Plan-Based Awards sections.
(z)
Reflects the measurement date fair value of equity-based awards, measured in accordance with ASC Topic 718 and in accordance with the SEC’s methodology for determining CAP. The valuation methods and underlying assumptions are consistent with those disclosed in our financial statements as of the grant date for each award, including awards subject to performance conditions, which are valued at the probable outcome of the award at each measurement date, and are further described in Note 1, Summary of Significant Accounting Policies, and Note 8, Shareholders’ Equity, of the Notes to Consolidated Financial Statements, included in Item 8, Financial Statements and Supplementary Data, of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

80	2026 Proxy Statement

____________________________ Executive and Director Compensation
(3)
The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals for each of the fiscal years shown: 2026 – Mr. Bilunas, Mr. Bonfig, Mr. Harmon, Mr. Hartman, Ms. Scarlett; 2025 – Mr. Bilunas, Mr. Bonfig, Mr. Harmon, Ms. Scarlett; 2024 – Mr. Bilunas, Mr. Harmon, Mr. Hartman, and Ms. Scarlett; 2023 – Mr. Bilunas, Mr. Hartman, Ms. Scarlett, and Mr. Brian Tilzer; and 2022 – Mr. Bilunas, Mr. Bonfig, Mr. Harmon, and Ms. Scarlett, collectively, our non-PEO NEOs for each covered year as reported in the “Total” column of the Summary Compensation Table in this and prior years’ proxy statements.

(4)
Total shareholder return as calculated based on a fixed investment of $100 in our Common Stock assuming reinvestment of dividends and measured from the market close on January 29, 2021 (the last trading day of our fiscal 2021) through and including the end of the fiscal year for each year reported in the table.

(5)
Total shareholder return as calculated based on a fixed investment of $100 in the Standard & Poor (S&P) 500 Consumer Discretionary Distribution & Retail Index (the “S&P 500 Retail Group”), which is the peer group used for this Pay versus Performance analysis and of which the Company is a component, assuming reinvestment of dividends and measured from the market close on January 29, 2021 (the last trading day of our fiscal 2021) through and including the end of the fiscal year for each year reported in the table.

(6)	As reported in the Annual Report for Form 10-K for the fiscal year ended January 31, 2026, these amounts reflect “Net Earnings” of the Company.
(7)
For purposes of Item 402(v)(2)(iii), we have identified Compensable Enterprise Operating Income for the Company-selected measure reflected in column (i), which is based on adjusted operating income from continuing operations, adjusted as described in the Compensation Discussion and Analysis — Executive Compensation Elements — Short-Term Incentive section of the proxy statement for each fiscal year shown. Although Compensable Enterprise Operating Income is one important financial performance measure, among others, that the Compensation Committee considers when making executive compensation decisions with the intent of aligning compensation with Company performance and has been selected as the primary performance metric under our Short-Term Incentive Plan, the Compensation Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial performance measure specifically to link executive CAP to Company performance.

Description of Relationships between Financial Metrics and CAP
In accordance with the requirements of Item 402(v)(5), the graphs below depict the relationships between PEO and non-PEO CAP and the financial metrics included in the table above.

Relationship Between Company Total Shareholder Return and Peer Group Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$100 fixed investment for five-year TSR measurements
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
Company TSR
S&P 500 Retail Group TSR

2026 Proxy Statement	81

Executive and Director Compensation  ____________________________

Relationship Between CAP (PEO and non-PEO)
and Company Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return ("TSR")
$25,000
$20,000
$15,000
$10,000
$5,000
$0
CAP (in thousands)
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
Company TSR
PEO CAP
Non-PEO Average CAP

Relationship Between CAP (PEO and Non-PEO), Net Income and Compensable Enterprise Operating Income ("OI")
Net Income & Compensable Enterprise OI (in millions)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
CAP (in thousands)
$25000
$20000
$15000
$10000
$5000
$0
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
Compensable Enterprise OI
Net Income
PEO CAP
Non-PEO Average CAP

82	2026 Proxy Statement

____________________________ Executive and Director Compensation
Tabular List of Most Important Performance Measures
In accordance with the requirements of Item 402(v)(6), we have identified an unranked list of the most important financial performance measures, which represent the most important financial metrics used by the Company to link fiscal 2026 CAP, for our PEO and other NEOs, to Company performance. These metrics are described further under the Compensation Discussion and Analysis — Executive Compensation Elements section, specifically under the subheadings “Short-Term Incentive” and “Long-Term Incentive.”

Most Important Performance Measures
•	Compensable Enterprise Operating Income
•	Compensable Enterprise Revenue
•	Relative TSR

As noted above in this section, the Compensation Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations; accordingly, the Compensation Committee does not actually use any financial or non-financial performance measures specifically to link NEO CAP to Company performance.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2026 Proxy Statement	83

Shareholder Proposals

84	2026 Proxy Statement

Item of Business No. 4 — Report on Risks of Non-Fiduciary Executive Compensation Metrics
General Information
The Best Buy Board recommends a vote AGAINST this proposal and its opposition statement can be found below the proposal.
This shareholder proposal has been submitted by Bowyer Research on behalf of The Heritage Foundation, P.O. Box 120, McKeesport, PA 15135 (the beneficial owner of no less than 50 shares of Best Buy Common Stock). The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the Regular Meeting of Shareholders.
This proposal and supporting statement are quoted verbatim below, and Best Buy is not responsible for any inaccuracies contained in them.

2026 Proxy Statement	85

Item of Business No. 4 — Shareholder Proposal _________________________
Shareholder Proposal – Report on Risks of Non-Fiduciary Executive Compensation Metrics
Report on Risks of Non-Fiduciary Executive Compensation Metrics
Whereas: Executive compensation should be directly tied to measurable outcomes that reflect the company’s financial performance. For a company like Best Buy, whose financial performance is the key driver of its position as a consumer retailer, compensation structures must prioritize metrics that reinforce profitability, customer trust, and operational excellence. The particular use of ESG and DEI metrics in executive compensation, often based on subjective or activist criteria, diverts focus from these core business imperatives and dilutes executive responsibility.
Unfortunately, Best Buy incorporates such metrics, including linking executive compensation to advancing ESG priorities. In its 2025 proxy1 statement, Best Buy references a sustainability metric used in determining executive compensation by assessing “progress toward our carbon neutrality goals [and] continuing our efforts to reduce carbon emissions.” The company further asserts its intent of “propelling the circular economy forward through reuse and responsible recycling,” ostensibly in connection to its plastics reduction initiatives described in its recent2 ESG reporting, without adequate explanation of how such initiatives or emissions reductions more broadly increase shareholder value.
While proponents of ESG and DEI argue for these metrics, Best Buy’s fiduciary duty demands that executive compensation should be tied to value creation, not to metrics that are legally risky, ideologically divisive, or vague regarding core business.
Studies indicate that ESG-linked executive compensation introduces a ‘dual mandate’ that confuses strategic priorities. One study in particular3 notes that “the demand for ESG-based compensation is, explicitly or implicitly, based on the recognition that corporate executives do not have, on their own, sufficiently strong incentives to give weight to the welfare of stakeholders.” Further, ISS analysis4 indicates that “DEI targets are more consistently achieved than financial goals,” raising questions of whether compensation elements like Best Buy’s, which tie compensation to emissions strategies and ESG priorities, positively impact business performance at all. Given the company’s past controversies5 regarding brand politicization6 and charitable7 partnerships, shareholders deserve transparency regarding the company’s business case for using such metrics in executive compensation.
As a company with obligations to both fiduciary responsibility and nondiscrimination, integration of ESG and DEI metrics into executive compensation exposes Best Buy to insufficiently disclosed material risks. These risks include litigatory exposure stemming from subjective/activist criteria that may be difficult to quantify under scrutiny, regulatory uncertainty, and reputational harm, especially if compensation metrics are perceived as prioritizing ideological goals over fiduciary duty. Shareholders are right to ask Best Buy to address the obvious business liability/high risk caused by diluting executive compensation with goals separate from business performance and shareholder return.
Resolved:Shareholders request that the Board of Directors of Best Buy commission and publish a report, or disclose analysis which has already been performed, prepared at reasonable expense and omitting proprietary information, evaluating the risks to shareholder value, corporate reputation, and legal compliance associated with incorporating environmental, social, and governance (ESG) and diversity, equity, and inclusion (DEI) metrics into executive compensation plans.
[1]	https://s204.q4cdn.com/864376893/files/doc_financials/2024/ar/BBY-Proxy-2025.pdf
[2]	https://corporate.bestbuy.com/wp-content/uploads/2025/07/BestBuy-CRS-Report-2025.pdf
[3]	https://corpgov.law.harvard.edu/2022/03/09/the-perils-and-questionable-promise-of-esg-based-compensation/
[4]	https://corpgov.law.harvard.edu/2025/01/08/the-momentum-of-dei-metrics-in-incentive-programs/
[5]	https://1792exchange.com/company/best-buy/
[6]	https://www.nbcnews.com/nbc-out/out-news/top-new-york-comptroller-best-buy-lgbtq-groups-conservatives-rcna149756
[7]	https://www.hrc.org/resources/corporations/best-buy-co.-inc.

86	2026 Proxy Statement

_________________________ Item of Business No. 4 — Shareholder Proposal
Statement in Opposition
The Board has carefully considered this proposal and does not believe that its adoption is in the best interests of Best Buy and its shareholders. The Board therefore unanimously recommends a vote AGAINST this proposal.
Since its founding, Best Buy’s success has been driven by its people. Our core values reflect an understanding that, in order to continue creating shareholder value, we must both attract and retain the most talented people. To that end, our Compensation & Human Resources Committee, along with senior members of management, regularly revisit how we compensate our employees, particularly to align performance with our current strategy and priorities.
Historically, there have been three components to our short-term incentive plan. For fiscal years 2025 and 2026, two components of the plan, with a ninety percent (90%) overall weighting, were tied to objective revenue and operating income measures. Because we believe it is important that employees understand the key strategies we are focused on each year, we include a “Shared Success” component as the third part of the plan. For the last two fiscal years, the “Shared Success” component was weighted 10% for our named executive officers.
In March 2025, our Compensation & Human Resources Committee approved a short-term incentive plan for our fiscal year 2026 under which the ten percent (10%) “Shared Success” component will be evaluated according to (i) key business priorities (i.e., transforming our customer experience, growing unit share and growing our media business) and (ii) key enabling priorities (i.e., evolving the ways we work and lead and accelerating the use of technology and data to drive performance). These metrics directly tie to our strategy and reflect operational excellence as we evolve into a diversified retail and media business, strengthen our position in retail as the leading destination for technology, and simultaneously scale an advertising business. As discussed in the “Executive and Director Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Board believes it has the most effective plans in place to motivate, retain, and drive leaders to deliver results that are aligned with our strategies. In support of these objectives, our fully independent Compensation & Human Resources Committee works closely with its independent advisor each year to evaluate potential metrics used in the Company’s incentive compensation programs in the context of our overall business strategy and the related human resource implications.
For these reasons, the Board does not believe the Proposal provides meaningful benefit to shareholders and would unnecessarily increase the Company’s costs.
Board Voting Recommendation
The Board recommends that you vote AGAINST this proposal.
IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “AGAINST” THE PROPOSAL TO PUBLISH A REPORT EVALUATING THE RISKS TO SHAREHOLDER VALUE, CORPORATE REPUTATION, AND LEGAL COMPLIANCE ASSOCIATED WITH INCORPORATING ENVIRONMENTAL, SOCIAL, AND GOVERNANCE AND DIVERSITY, EQUITY, AND INCLUSION METRICS INTO EXECUTIVE COMPENSATION PLANS.

2026 Proxy Statement	87

Item of Business No. 5 — Sustainability ROI Report
General Information
The Best Buy Board recommends a vote AGAINST this proposal and its opposition statement can be found below the proposal.
This shareholder proposal has been submitted by the National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC 20036 (the beneficial owner of no less than 50 shares of Best Buy Common Stock). The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the Regular Meeting of Shareholders.
This proposal and supporting statement are quoted verbatim below, and Best Buy is not responsible for any inaccuracies contained in them.

88	2026 Proxy Statement

_________________________ Item of Business No. 5 — Shareholder Proposal
Shareholder Proposal – Sustainability ROI Report
Sustainability ROI Report
Resolved: Shareholders request that the Board of Directors publish a report, prepared at reasonable cost and omitting proprietary information, assessing the extent to which the investments described in the 2025 Corporate Responsibility & Sustainability Report (2025 CRS Report) (1) were authorized on the basis of net present value (NPV) and (2) are being maintained on the basis of return on investment (ROI).
Supporting Statement:
Over the past sixteen years, Best Buy has promoted ambitious ESG goals, including sustainability initiatives and diversity and inclusion initiatives.1 Best Buy has been working to reduce its carbon emissions since 2009, and the Company signed The Climate Pledge in 2020.2 This pledge committed Best Buy to reducing its carbon emissions by 75% by 2030 and to become carbon neutral by 2040.3
Best Buy’s 2025 CRS Report describes these and other significant climate and community commitments.4 Yet nowhere does the Company appear to provide transparency into whether these investments were vetted through standard capital-allocation processes or are monitored with financial performance metrics. This lack of transparency impedes shareholders’ ability to properly value their shares and generates concern that at least some of these investments constitute value-destroying greenwashing.5
The 2025 CRS Report outlines several sustainability-related investments that are apparently not accompanied by any NPV or ROI calculations:
1.	Best Buy’s carbon emissions initiatives, including the goal to achieve carbon neutrality by 2040, do not include any ROI or NPV analysis demonstrating financial benefits.
2.
There appear to be no NPV or ROI disclosures related to Best Buy’s investments in achieving its waste diversion goals. Absent financial analysis, it is difficult for shareholders to assess whether investment in waste systems yields net positive returns relative to cost.[6]

3.
Best Buy reports that 144 million pounds of electronics and appliances were collected for recycling in FY 2025 but based on current disclosures it is arguably impossible for shareholders to determine whether the capital Best Buy invested to achieve these recycling numbers could have been more profitably invest elsewhere.[7]

Best Buy’s 2025 CRS Report highlights significant sustainability initiatives but provides no evidence that these investments were evaluated or monitored using NPV or ROI metrics. This lack of financial transparency makes it difficult for shareholders to assess whether these programs create long-term value or risk being value-destroying initiatives. Greater transparency linking ESG commitments to financial analysis is essential for informed shareholder oversight and prudent capital allocation.
[1]	https://corporate.bestbuy.com/our-goals/.
[2]	https://corporate.bestbuy.com/2020/best-buy-signs-the-climate-pledge-accelerating-sustainability-goals/.
[3]	https://corporate.bestbuy.com/wp-content/uploads/2025/07/BestBuy-CRS-Report-2025.pdf.
[4]	https://corporate.bestbuy.com/wp-content/uploads/2025/07/BestBuy-CRS-Report-2025.pdf.
[5]	According to our research, as of December 12, 2025, Best Buy Co., Inc. has underperformed the S&P 500 by roughly 29.20 percentage points the past 12 months.
[6]	https://corporate.bestbuy.com/wp-content/uploads/2025/07/BestBuy-CRS-Report-2025.pdf.
[7]	https://corporate.bestbuy.com/wp-content/uploads/2025/07/BestBuy-CRS-Report-2025.pdf.

2026 Proxy Statement	89

Item of Business No. 5 — Shareholder Proposal  _________________________
Statement in Opposition
The Board has carefully considered this proposal and does not believe that its adoption is in the best interests of Best Buy and its shareholders. The Board therefore unanimously recommends a vote AGAINST this proposal.
•
Best Buy is proud of its longstanding commitment to meaningful, business-integrated sustainability practices. As more fully discussed in this Proxy Statement under “Corporate Governance at Best Buy—Corporate Responsibility & Sustainability,” Best Buy has a strong commitment to sustainability, with a strategic focus on reducing our environmental impact. Our comprehensive carbon emissions reduction plans are designed to efficiently and effectively address the impact of our operations and the products we sell. In addition, our plans cover a variety of topics to achieve our goals, including governance, policy engagement, risk assessments, science-based targets, value chain engagement, financial planning, and third-party verification. Our governance practices include regular Board review of our sustainability work to ensure it is consistent with long-term shareholder objectives.

•
Best Buy has disclosed detailed information regarding its corporate and responsibility efforts for nearly two decades and believes its report provides shareholders with meaningful information to evaluate those efforts. As a standard practice, our annual public Corporate Responsibility & Sustainability Report (the “CRS Report”) has included highly detailed reporting relating to our sustainability goals, governance, and performance, as well as specific actions taken to achieve those goals. While the current proposal calls for an additional report narrowly focused on two specific metrics, the Board believes that Best Buy’s existing disclosures already provide shareholders with a clear and effective basis to evaluate the Company’s actions and strategy, striking an appropriate balance of information. Producing further reports would impose unnecessary costs and divert management time without meaningfully enhancing shareholder understanding or decision-making.

•
Best Buy’s shareholders have expressed their support for our corporate responsibility and sustainability programs and their satisfaction with the extent of the Company’s sustainability reporting. As discussed more robustly in this Proxy Statement under “Corporate Governance at Best Buy—Shareholder Engagement,” Best Buy has a comprehensive annual shareholder engagement process where we regularly engage with our shareholders on a variety of topics, including sustainability, throughout the year. Throughout these meetings, the Company’s shareholders have generally affirmed that they are supportive of the Company’s sustainability efforts and have not indicated a need for the additional prescriptive reporting sought by this proposal.

For these reasons, Best Buy does not believe that passing this proposal would be in the best interests of its shareholders.
Board Voting Recommendation
The Board recommends that you vote AGAINST this proposal.
IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “AGAINST” THE PROPOSAL TO PUBLISH A REPORT ASSESSING THE EXTENT TO WHICH THE COMPANY’S SUSTAINABILITY INVESTMENTS WERE AUTHORIZED ON THE BASIS OF NET PRESENT VALUE AND ARE BEING MAINTAINED ON THE BASIS OF RETURN ON INVESTMENT.

90	2026 Proxy Statement

Other Business
Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.

2026 Proxy Statement	91

Proposals for the Next Regular Meeting of Shareholders
Any shareholder proposal intended to be presented for consideration at our 2027 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received by our Secretary no later than December 31, 2026, at our principal executive office, addressed as follows:
Mr. Todd G. Hartman
Executive Vice President, Chief Legal and Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Our By-laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors and the proposal of any business not intended to be included in the Company’s proxy statement, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. Accordingly, such proposals will be considered untimely if received before January 13, 2027, or after February 12, 2027. Any such shareholder proposal must also comply with the procedural requirements of our By-laws. The advance notice requirement in our By-laws supersedes the notice period in Rule 14a-4(c)(1) of the Securities Exchange Act of 1934 regarding discretionary proxy voting authority with respect to shareholder business. In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2027.

By Order of the Board of Directors

Todd G. Hartman
Secretary

April 30, 2026

92	2026 Proxy Statement

Reconciliations of Non-GAAP Financial Measures
Reconciliations of consolidated operating income and diluted earnings per share (“EPS”) (GAAP financial measures) to consolidated adjusted operating income and adjusted diluted EPS (non-GAAP financial measures), respectively, were as follows ($ in millions, except per share amounts):

Fiscal Year 2026
Operating income	$1,389
% of revenue	3.3%
Intangible asset amortization(1)	14
Long-lived asset impairment(2)	21
Restructuring charges(3)	190
Goodwill and intangible asset impairments(2)	171
Adjusted operating income	$1,785
% of revenue	4.3%

Diluted EPS	$5.04
Intangible asset amortization(1)	0.07
Long-lived asset impairment(2)	0.10
Restructuring charges(3)	0.90
Goodwill and intangible asset impairments(2)	0.81
Loss on disposal of subsidiaries(4)	0.03
Loss on investments, net	0.03
Income tax impact of non-GAAP adjustments(5)	(0.55)
Adjusted diluted EPS	$6.43

For additional information regarding the nature of charges discussed below, refer to Note 1, Summary of Significant Accounting Policies; Note 2, Restructuring, Note 3, Goodwill and Intangible Assets, and Note 4, Fair Value Measurements, of the Notes to Consolidated Financial Statements, included in Item 8, Financial Statements and Supplementary Data, of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
(1)	Represents the non-cash amortization of definite-lived intangible assets associated with acquisitions, including customer relationships, tradenames and developed technology assets.
(2)	Represents charges incurred related to Best Buy Health, comprised of non-cash impairments of goodwill, intangible assets and certain long-lived assets.
(3)
Represents charges primarily related to a labor and store optimization restructuring initiative that commenced in the second quarter of fiscal 2026 and a restructuring initiative within the company’s Best Buy Health business that commenced in the first quarter of fiscal 2026.

(4)	Primarily represents the loss on disposal of a component of our Best Buy Health business.
(5)
The non-GAAP adjustments primarily relate to the U.S. As such, the income tax on a portion of the U.S. non-GAAP adjustments is calculated using the statutory tax rate of 24.5%. There is no income tax for a portion of the U.S. non-GAAP adjustments, as there is no tax benefit on the expenses in the calculation of GAAP income tax expense.

2026 Proxy Statement	93

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 11, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBY2026**

You may attend the Meeting via the Internet and vote during the Meeting if you hold shares directly. Plan shareholders may attend the Meeting but should vote as instructed above. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 11, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93070-P46609 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BEST BUY CO., INC.

The Board of Directors recommends a vote FOR all the listed nominees.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Corie S. Barry	☐	☐	☐
1b. Lisa M. Caputo	☐	☐	☐
1c. Meghan C. Frank	☐	☐	☐
1d. A. Dylan Jadeja	☐	☐	☐
1e. David W. Kenny	☐	☐	☐
1f. David C. Kimbell	☐	☐	☐
1g. Mario J. Marte	☐	☐	☐
1h. Karen A. McLoughlin	☐	☐	☐
1i. Claudia F. Munce	☐	☐	☐
1j. Richelle P. Parham	☐	☐	☐
1k. Steven E. Rendle	☐	☐	☐
1l. Sima D. Sistani	☐	☐	☐
1m. Melinda D. Whittington	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

	For	Against	Abstain
4. To vote on a shareholder proposal entitled "Report on Risks of Non-Fiduciary Executive Compensation Metrics"	☐	☐	☐
5. To vote on a shareholder proposal entitled "Sustainability ROI Report"	☐	☐	☐

NOTE: In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both shareholders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

9:00 a.m. Central Time on Friday, June 12, 2026

Dear Best Buy Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Please note voting deadlines on the reverse side of this proxy card.

Vote by Internet:	Go to *www.proxyvote.com* and follow the prompts.
Vote by Telephone:	Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

V93071-P46609

BEST BUY CO., INC.

7601 Penn Avenue South, Richfield, Minnesota 55423

This proxy is solicited on behalf of the Board of Directors
for use at the Regular Meeting of Shareholders to be held on June 12, 2026

The undersigned appoint(s) David W. Kenny and/or Todd G. Hartman, each with the power of substitution, as their proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 13, 2026, at the Regular Meeting of Shareholders (the "Meeting") to be held on Friday, June 12, 2026, at 9:00 a.m. Central Time. The undersigned shareholder of Best Buy Co., Inc. acknowledges receipt of the Notice of Regular Meeting of Shareholders to be held on Friday, June 12, 2026, via the Internet at www.virtualshareholdermeeting.com/BBY2026.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR THE ELECTION OF ALL THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AGAINST PROPOSALS 4 AND 5, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ADJOURNMENT OF THE MEETING AND ANY OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

If you participate and hold shares in the Best Buy stock fund within the Best Buy 401(k) Retirement Savings Plan (the "401(k) Plan" or the "Plan"), as of the record date, April 13, 2026, this proxy covers all shares for which the undersigned has the right to give voting instructions to Voya Institutional Trust Company, Trustee of the Best Buy stock fund within the 401(k) Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on June 9, 2026, the Trustee will vote the shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan, unless otherwise required by law.